As filed with the Securities and Exchange Commission on March 19, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CIS ACQUISITION LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 Udaltsova Street, Suite 84
Moscow, Russia 119607
(917) 514-1310

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kyle Shostak
89 Udaltsova Street, Suite 84
Moscow, Russia 119607
(917) 514-1310

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990	Jose Santos, Esq. Forbes Hare Palm Grove House Road Town, Tortola VG1110 British Virgin Islands (284) 494-1890

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Offering Price(1)	Amount of Registration Fee
Units, each consisting of one callable Series A Share and one redeemable warrant(2)	11,500,000	$10.00	$115,000,000.00	$13,179.00
Callable Series A Shares included in the Units(2)	11,500,000	—	—	—	(3)
Redeemable warrants included in the Units(3)	11,500,000	—	—	—	(3)
Ordinary shares underlying the redeemable warrants included in the Units(2)	11,500,000	10.00	115,000,000.00	13,179.00
Callable Series B Shares issuable upon automatic conversion of the callable Series A Shares(2)(4)	11,500,000	—	—	—	(5)
Ordinary shares issuable upon automatic conversion of the callable Series B Shares	11,500,000	—	—	—	(5)
Underwriters’ unit purchase option	1	100.00	100.00	0.01
Units underlying the underwriters’ unit purchase option(5)	700,000	12.00	8,400,000.00	962.64
Ordinary shares included as part of the Units underlying the underwriters’ unit purchase option(5)	700,000	—	—	—	(3)
Warrants included as part of the Units underlying the underwriters’ unit purchase option(5)	700,000	—	—	—	(3)
Ordinary shares underlying the redeemable warrants included in the Units underlying the underwriters’ unit purchase option(4)(5)	700,000	10.00	7,000,000.00	802.20
Total			$245,400,100.00	$28,122.85

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C under the Securities Act of 1933, as amended.
(2)	Includes 1,500,000 units, consisting of 1,500,000 callable Series A Shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No fee required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.
(6)	Represents an option granted to the representative of the underwriters to purchase up to 700,000 units, consisting of 700,000 shares and 700,000 redeemable warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 19, 2012

$100,000,000

CIS ACQUISITION LTD.

10,000,000 Units

CIS Acquisition Ltd. is a newly formed company established under the laws of the British Virgin Islands. We were formed to acquire, through a merger, stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses with primary operations in Russia and Eastern Europe.

This is the initial public offering of our units. Each unit has a public offering price of $10.00 per unit and consists of one callable Series A Share, par value $0.0001, and one redeemable warrant. Each redeemable warrant included in the units entitles the holder to purchase one ordinary share at a price of $10.00. Each redeemable warrant will become exercisable on the later of the consolidation of each series of our ordinary shares into one class of ordinary shares and [___________], 2013 [one year from the date of this prospectus], and expire on the earlier of [___________], 2017 [five years from the date of this prospectus] or the date of our dissolution and the liquidation of the trust account, unless redeemed by us as described below.

We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the public offering price less underwriting discounts and commissions (in addition to the 10,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Chardan Capital Markets, LLC, the representative of the underwriters of this offering, for $100, as additional compensation, an option to purchase up to a total of 700,000 units at $12.00 per unit. The underwriters’ option is exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______], 2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us.

Our founding shareholders and their designees have committed to purchase 5,066,666 warrants at a price of $0.75 per warrant, for an aggregate purchase price of $3,800,000, in a private placement that will occur immediately prior to the closing of this offering. We refer to these warrants as the placement warrants. All of the proceeds we receive from the purchases will be placed in the trust account described below. The placement warrants will be identical to the redeemable warrants being offered by this prospectus, except for certain differences in redemption rights, transfer restriction and exercise rights as described in this prospectus.

There is presently no public market for our units, callable Series A Shares, or redeemable warrants. We have applied to list our units, ordinary shares and redeemable warrants on the NASDAQ Capital Market under the symbols [____], [____] and [____], with the units to be listed on the NASDAQ Capital Market on or promptly after the date of this prospectus. The callable Series A Shares and warrants comprising the units will begin separate trading on the earlier of the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier separate trading, subject, however, to our filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission containing an audited balanced sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We anticipate that once separate trading commences, the callable Series A Shares and redeemable warrants will be listed on the NASDAQ Capital Market. However, we cannot assure you that our application to list our units, ordinary shares and redeemable warrants on the NASDAQ Capital Market will be approved or that, if approved, our units, ordinary shares or redeemable warrants will continue to be listed on the NASDAQ Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 for a discussion of information that should be considered in connection with investing in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions	$0.50	$5,000,000	(1)
Proceeds, before expenses, to us	$9.50	$95,000,000

(1)	Includes $2,000,000, or $0.20 per unit, equal to 2% of the gross proceeds of this offering (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon the consolidation of each series of ordinary shares into one class of ordinary shares after consummation of an initial acquisition transaction or post-acquisition tender offer, as the case may be, as described in this prospectus. If the acquisition transaction is not consummated, such deferred discount and commission will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

We will deposit into a trust account at J.P. Morgan, with Continental Stock Transfer & Trust Company as trustee, $100,000,000 (or approximately $10.00 per unit sold to the public in the offering assuming the over allotment option is not exercised). Such amount includes (i) $2,000,000, or $0.20 per unit, of underwriting discounts and commissions payable to the underwriters only upon the consolidation of each series of ordinary shares into one class of ordinary shares, and (ii) a portion of the proceeds that we will receive from the purchase of placement warrants described above. Prior to an acquisition transaction, the completion of a post-acquisition tender offer, or our liquidation if we are unable to consummate an acquisition transaction or commence or complete an issuer tender offer within the allotted time, amounts in trust may not be released, except for (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction.

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about     , 2012.

Chardan Capital Markets, LLC

The date of this prospectus is        , 2012

CIS ACQUISITION LTD.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about markets in the United States or abroad, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless the context requires otherwise, all references to the “Company”, “we,” “us,” “our company” and “our” refer to CIS Acquisition Ltd.

Unless otherwise indicated, our financial information presented in this prospectus has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

Our shareholders prior to this offering are: Kyle Shostak, our Chief Financial Officer, Secretary and a director, Levan Vasadze, a director, and CIS Acquisition Holding Co. Ltd., an entity controlled by Zelda Finance Ltd. and SPAC Investments Ltd., which in turn are controlled by Anatoly Danilitskiy, our Chairman and Chief Executive Officer, and Taras Vazhnov, a director, respectively. We refer to these shareholders collectively as our initial shareholders. We refer to our initial shareholders, together with Messrs. Danilitskiy and Vazhnov, as our founders, and the ordinary shares and warrants our founders collectively own prior to this offering as the founders’ shares and placement warrants, respectively. We collectively refer to the founders’ shares and placement warrants as the founders’ securities.

We refer to holders of units and underlying securities sold in this offering (whether purchased in this offering or in the aftermarket) as public shareholders or public warrant holders, as the case may be. We refer to the units and underlying securities being sold in this public offering as the public units, public shares (including the callable Series A Shares and the callable Series B and Series C Shares into which the callable Series A Shares may convert) and public warrants, as the case may be. Our founders may acquire public units or the underlying securities (whether purchased in this offering or in the aftermarket) and would, with respect to such securities only, be public shareholders or public warrant holders, as the case may be.

Unless the context requires otherwise, all references to the “trust account” refer to the trust account at J.P. Morgan with Continental Stock Transfer & Trust Company as trustee, into which we will deposit $100,000,000 (or approximately $10.00 per unit sold to the public in the offering if the over allotment option is not exercised). If the over allotment option is exercised in full, an aggregate of $114,550,000 (or approximately $9.96 per unit sold to the public in the offering) will be deposited into the trust account. Such amounts include (i) $0.20 per unit, of deferred underwriting discounts and commissions and, (ii) the aggregate proceeds of $3,800,000 that we will receive from the purchase of the placement warrants described above.

All references to a “pro rata portion of the trust account” refer to a pro rata share of the trust account determined by dividing the total amount in the trust account as of two business days prior the liquidation of the trust, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, by the number of callable Series A or Series B Shares outstanding as of such date.

References to an “FPI” or “FPI status” are references to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Overview

We are a newly formed company established under the laws of the British Virgin Islands. We are an innovated public acquisition company, or IPACSM, formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described further below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at the time, the acquisition transaction is completed. “IPAC” is a service mark of Loeb & Loeb LLP.

Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region or industry, we intend to focus on operating businesses with primary operations in Russia and Eastern Europe. We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that may meet our investment criteria and, therefore, could be a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

Management Expertise

Our management team has a proven track record of finding, valuing, operating, consolidating, acquiring, restructuring, building, and disposing of various operating businesses in multiple industries in Russia and Eastern Europe.

We believe our management is uniquely positioned to source, execute, operate and exit large and middle-market business opportunities in multiple industries. Management possesses the experience needed to meet the unique reporting and relational demands of the investors in an IPAC.

Our management team expects to bring value to a target company by selecting and supporting effective leadership, providing strategic guidance, and assisting with enterprise improvement, sales and marketing.

The team is led by Mr. Anatoly Danilitskiy, a highly regarded entrepreneur and financier among the Russian business elite. Mr. Danilitskiy has a proven track record of establishing and building successful national champion-class businesses. From 2004 to 2009, Mr. Danilitskiy established and led National Reserve Corporation, or NRC, consolidating its strategic non-banking investment assets and building it into what became one of Russia’s largest private holding companies with assets totaling over $5 billion. While at NRC, Mr. Danilitskiy oversaw all major investments and the asset management business. He was also responsible for the group’s investments in energy companies such as Gazprom and transportation companies (including a 30% stake in Aeroflot International Airlines (AFLTS:RU)) and various debt restructurings and distressed workouts. From 2006 to 2009, Mr. Danilitskiy served as a member of the board of directors of Aeroflot, where he was instrumental in launching and implementing its fleet modernization program.

Mr. Danilitskiy has served as a foreign diplomat, initially to the Soviet Ministry of Foreign Affairs and later to the Russian Ministry of Foreign Affairs, having been posted at the embassies in India, Australia and Great Britain. He retired in 1993 with a rank of Senior Counselor.

Since 2007, Mr. Danilitskiy has served as Chairman and Member of the Board of Energobank and is a majority shareholder of the bank. Mr. Danilitskiy has also served as Chairman of the Board of RetnNet, an international telecommunications network, since 2010. In addition, other members of the management team, Mr. Kyle Shostak, Mr. Taras Vazhnov and Mr. Levan Vasadze, are experienced investment banking and management professionals, with track record of deal origination, structuring and execution as well as business management.

Business Objective

Based on the collective business and acquisition experiences of our management team, our management will seek to identify and target businesses in Russia or Eastern Europe in which our management can assist in the growth and development. Our management intends to acquire a target cash-positive operating business or businesses that it believes can achieve long-term appreciation. Given our management team’s collective track record of transactions and industry contacts, we believe we can identify potential targets and successfully negotiate and consummate our initial acquisition transaction.

Business Philosophy

We currently intend to target our search in the following manner:

•	We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of new product development, increased production capacity, increased operating leverage, expense reduction and synergistic follow-on acquisitions;
•	We will seek to acquire one or more businesses that have the potential to generate strong, stable, and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams and definable working capital and capital expenditure requirements. We may also seek to leverage this cash flow in order to enhance shareholder value;
•	We intend to only acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company;
•	We are not limited to a particular region or industry; however, we intend to focus on operating businesses with primary operations in Russia and Eastern Europe and on markets and industries in which our management team and our board of directors have first-hand experience, including, but not limited to, consumer retail, FMCG, agriculture, food processing, HoReCa, communications and IT, health services, logistics; and
•	We currently expect that some members of our management team will become a part of the management of the combined entity, or that we will work with existing management to augment the management team in areas where additional capabilities are required.

Business Insight and Competitive Advantage

We will look for businesses that have one or more of the following characteristics:

•	Motivated owners that are seeking liquidity as a result of having their stock in a public company;
•	Businesses that are ready to be public;
•	Businesses that can effectively use the additional capital that a transaction with us will provide;
•	Companies that are being divested by conglomerates or multinational companies; and
•	Under-valued public companies that can benefit from our management’s experience and expertise.

Opportunities in Russia and Eastern Europe

With global risk-aversion remaining high and investors looking increasingly hard for prudent ways to deploy capital, we believe Russia is an attractive investment region among emerging markets. According to The

World Bank, IMF and the CIA’s World Factbook, Russia is the ninth largest economy in the world by nominal GDP and sixth largest by purchasing power parity. Since the beginning of 2012, the Russian market has been slowly attracting a growing amount of foreign investment, including equity and direct investments. An easing of U.S. monetary policy is creating an excess of liquidity and leading to an inflow of capital into emerging markets, with Russia being attractively positioned among not only developed but also many large emerging market economies. We believe such investment results from low valuations, attractive investment returns compared to other established emerging markets such as Brazil, India and China, favorable government policies, absence of punitive taxation on foreign fixed income portfolio investments, stable currency and prudent fiscal and monetary policies.

Largely because of its conservative fiscal policy during the boom years of 2001 – 2008, we believe that Russia was better positioned than many other emerging market economies to withstand the 2009 crisis by prudently pursuing an aggressive countercyclical economic policy. The recent surge in Brent oil prices due to continuing unrest in the Middle East, escalation of the Iran conflict, and the recent catastrophe in Japan has focused attention on safer gas technology, an area where Russia is a world leader. Additionally, since the severe domestic financial crisis of the fall of 2008 and concerns about global growth, in order to encourage growth in sectors other than the oil, gas and metal sectors on which the country has been dependent, the government has announced a robust program of “modernization” aimed at developing technological sectors where Russia has been traditionally competitive (energy saving solutions, space, IT, etc.).

Russia has also announced the largest privatization program since the post-communist privatization of the early 1990s. The wide-ranging privatization plan is intended to raise more than $20 billion over the next three years and to reduce about 25 to 49 percent of the government’s stake in the national oil company, the national shipping company, two state banks and an electric power management company, with the goal of further reducing the government’s stake to 30 percent in 10 years. A state-wide reduction of government employees by 20 percent is also taking place. The government is also replacing its officials on the board of state-owned corporations with the independent directors, bringing more independence to the decision- making process.

Fundamentally, Russia remains a country with high growth prospects compared not only to developed countries but also to many developing economies. According to data from the International Monetary Fund’s World Economic Outlook, September 2011, Russia’s GDP grew by 4.3% in 2011 and growth is expected to continue at approximately 4.0% from 2012 to 2016. GDP grew by 4.0% in 2010, preceded by a decline of 7.8% in 2009. In contrast, most economists expect the U.S. economy to expand by 1.8% in 2012, and, according estimates by Gazprombank, the Eurozone is expected to expand by 1.1%. Current account surpluses, cheap currency, low levels of public sector debt and growing working-age populations all bode well for growth in consumption, particularly discretionary consumption.

We believe that Russia’s accession to the World Trade Organization in 2012 is a sign of the country’s readiness to play by international rules. For example, Russia has opened a number of previously closed domestically-oriented industries to foreign investors. The positive impact of the WTO membership, including in terms of the incremental GDP growth, has yet to be fully felt. Russia will also host Winter Olympic Games in 2014 and World Cup in 2018, with record amount of state and private capital being invested into related infrastructure projects. Furthermore, we believe that Russia’s political stability has been further secured as a result of the recent election of Mr. Vladimir Putin as President for the next six years.

In addition to the value of opportunities in Russia, similar investment opportunities exist in other countries of the Commonwealth of Independent States (CIS), such as Ukraine, Belarus and Kazakhstan. In many cases, the opportunities represent a better comparable value proposition on the backdrop of what is sometimes a complicated financial and legal environment.

The combination of fundamental factors as well as management’s experience create opportunities to capitalize on the growing consumer segment of the Russian market, while avoiding the abrupt fluctuations common in many other market environments. Given the sustainable growth nature as well as the critical role that the consumer market has to the success of the Russia’s capitalist economy, management believes there are reasonable prospects for attractive and sustainable returns.

Potential Disadvantages

Although our management has a number of competitive advantages in acquiring businesses through blank check companies, we cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business if, for example, no member of our management remains with the combined company after an acquisition transaction.

Since 2008 and through August 15, 2011, a total of 39 blank check companies have completed their initial public offering, but only 13 (or approximately 33%) have completed an initial acquisition transaction. Of the remaining 26, 20 (or approximately 51%) are still seeking acquisition targets and 6 (or approximately 15%) have dissolved and liquidated their trust to public shareholders.

Our Acquisition Transaction Plans

We do not have any specific acquisition transaction under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that may meet our investment criteria and, therefore, could be a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business. We will not, therefore, automatically disregard any such potential target solely on the basis that a member of our management team was previously aware of the target or had some level of contact with it prior to the effective date of our prospectus. To do so would only be to the disadvantage of our shareholders by depriving them of the opportunity to consummate what might be an attractive acquisition transaction. Should we propose a transaction with such a business to our shareholders, we will disclose any such prior knowledge or contacts, and we will reaffirm that no discussion of an acquisition transaction with us occurred prior to the effective date of this prospectus.

If we are unable to consummate an acquisition transaction within the allotted time (18 months, or 21 months pursuant to the automatic extension period described herein, from the consummation of this offering), we will liquidate and distribute our trust account, as well as any remaining net assets, to the holders of shares sold in this offering, or the public shareholders. Following the liquidation of our trust account, our corporate existence will cease.

Risks

We are a newly formed company established under the laws of the British Virgin Islands that has conducted no operations and has generated no revenues. Until we complete an acquisition transaction, we will have no operations and will generate no operating revenues. In deciding whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, including:

•	Reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price;
•	Existing and possible conflicts of interest of our directors and officers described under “Management — Conflicts of Interest” below;
•	If we do not consummate an acquisition, you will only be entitled to receive the amount in trust on our liquidation, which may be 18 months, 21 months pursuant to the automatic period extension, or longer after the termination event;

•	If third parties bring claims against us, the amount in trust may be reduced;
•	We have a redemption threshold of 92.5%, which means that a significant portion of the trust account could be returned to shareholders even if we consummate an acquisition transaction and the liquidity of our shares could be significantly reduced;
•	We may engage in an acquisition transaction with a target business in any industry;
•	We currently have limited resources outside of the trust account and may expend significant amounts of money pursuing transactions that do not close, which may leave us with limited resources to continue seeking a target business;
•	The offering price of our units was set in an arbitrary fashion; and
•	You will experience immediate and substantial dilution from the purchase of our securities.

In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act, in order to give us greater flexibility in structuring an acquisition transaction and to avoid the restrictions associated with Rule 419. Accordingly, you will not be entitled to protections afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-acquisition tender offer: If we structure the acquisition transaction in this manner, then prior to the consummation of such an acquisition transaction, we would initiate a tender offer for all outstanding callable Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their callable Series A Shares in a pre-acquisition tender offer, and we will not pro-rate any shares tendered.
•	Post-acquisition tender offer: If we structure the acquisition transaction in this manner, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding callable Series B Shares. Public shareholders will be entitled to tender all or a portion of their callable Series B Shares in a post-acquisition tender offer, and we will not pro-rate any shares tendered. In addition, we may seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares, with any remaining callable Series A Shares automatically converting to callable Series B Shares immediately following consummation of the acquisition transaction. The Series C Shares would not be eligible to participate in any post-acquisition tender offer. If we fail to commence the issuer tender offer within 30 days of consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account.

If we are no longer an FPI and shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

The redemption rights described above are only available to holders of callable Series A Shares or callable Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption. For more information about how we may structure our initial acquisition transaction please see “Proposed Business — Effecting an Acquisition Transaction.”

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.

We will proceed with an acquisition transaction only if public shareholders owning not more than 92.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing.

Time to Complete an Initial Acquisition Transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. In addition, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 21 months following the consummation of this offering (which we refer to as the automatic period extension in this prospectus) if an initial filing with the SEC of a tender offer, proxy, or registration statement is made, but the acquisition transaction is not completed, within 18 months of the consummation of this offering. If we do not consummate our initial acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension) after the completion of this offering, we will promptly dissolve and liquidate and release only to our public shareholders a pro rata share of the trust account, plus any remaining net assets.

Conflicts of Interest

Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which such officer is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial acquisition transaction.

Other Information

Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Our executive offices are located at 89 Udaltsova Street, Suite 84, Moscow, Russia 119607, and our dedicated U.S. telephone number is (917) 514-1310.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 21 of this prospectus.

Securities offered:
10,000,000 units, at $10.00 per unit, each unit consisting of:
• one callable Series A Share, par value $0.0001 per share; and
• one redeemable warrant to purchase one ordinary share at an exercise price of $10.00.
Trading commencement and separation of ordinary shares and warrants:
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The callable Series A Shares and redeemable warrants comprising the units shall begin separate trading on the earlier of the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier separate trading, subject, however, to our filing a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. See “Description of Securities — Units — Public Shareholders’ Units.”
We will file a Report of Foreign Private Issuer on Form 6-K with the SEC, including an audited balance sheet, within 4 business days after the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K or a new Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
Once the callable Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the callable Series A Shares and redeemable warrants.
The callable Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either: (i) automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we have granted shareholders redemption rights prior to, or concurrently with, the consummation of the acquisition transaction; or (ii) automatically separate from the units and convert to callable Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. Callable Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following consummation of a post-acquisition tender offer or converted into the right to receive a pro rata share of the trust account in the event that we (i) fail to commence the post-acquisition tender offer within 30 days of consummation of the acquisition transaction, or (ii) fail to complete the post-acquisition tender offer within 6 months of consummation of the acquisition transaction.
Warrants:

Exercisability:
Each redeemable warrant is exercisable to purchase one ordinary share.
Exercise price:
$10.00 per share.
Exercise period:
The redeemable warrants offered hereby will become exercisable on the later of:
• the consolidation of each series of our ordinary shares into one class of ordinary shares; and
• one year from the date of this prospectus.
Although the redeemable warrants and the ordinary shares underlying them will be registered pursuant to this prospectus, redeemable warrants will only be exercisable by paying the exercise price in cash if an effective registration statement relating to the exercise of the redeemable warrants covering the ordinary shares issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.
In the event that there is no effective registration statement or prospectus covering the ordinary shares issuable upon exercise of the redeemable warrants, holders of the redeemable warrants may elect to exercise them on a cashless basis. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2017 or earlier upon redemption by us or our dissolution and liquidation of the trust account in the event we are unable to consummate an initial acquisition transaction.
Redemption:
Once the redeemable warrants become exercisable, we may redeem the outstanding warrants (excluding both the placement warrants and the warrants included in the units underlying the underwriters’ unit purchase option), with the prior consent of Chardan Capital Markets, LLC:
• in whole but not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our ordinary shares on the NASDAQ Capital Market, or other exchange on which our securities may be traded, equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given.

Number of securities to be outstanding:

	Prior to this Offering(1)	After this Offering(1)
Units	0	10,000,000
Callable Series A Shares	0	10,000,000

	Prior to this Offering(1)		After this Offering(1)
Callable Series B Shares	0		0
Series C Shares	2,500,000	(2)	2,500,000	(2)
Warrants	5,066,666	(3)	15,066,666	(4)

(1)	Does not include 700,000 units underlying the underwriters’ unit purchase option and assumes the over-allotment option has not been exercised.
(2)	Does not include up to 375,000 Series C Shares sold to our founders that are subject to redemption by us for no consideration to the extent the underwriters’ over-allotment option is not exercised in full.
(3)	Consists of 5,066,666 placement warrants.
(4)	Consists of (i) 10,000,000 redeemable warrants included in the units offered by this prospectus, and (ii) 5,066,666 placement warrants.
Founders’ shares:
Our founders own an aggregate of 2,875,000 of our Series C Shares, of which up to 375,000 shares will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full. See “Description of Securities — Units — Founders’ Shares.”
Warrants purchased through private placement:
Our founders and certain of their designees have committed to purchase 5,066,666 warrants at a price of $0.75 per warrant for an aggregate purchase price of $3,800,000 in a private placement that will occur immediately prior to the completion of this offering. The placement warrants will be purchased separately and not in combination with ordinary shares in the form of units. The proceeds from the sale of the placement warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of an acquisition transaction on the terms described in this prospectus. The placement warrants to be purchased will be identical to the redeemable warrants, except for certain differences in redemption rights, transfer restrictions and exercise rights. See “Description of Securities — Warrants — Placement Warrants.”
Underwriters’ unit purchase option:
Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters, or its designees, for an aggregate of $100, an option to purchase 700,000 units comprised of 700,000 ordinary shares and warrants to purchase 700,000 ordinary shares (an amount that is equal to 7% of the total number of units sold in this offering). The underwriters’ unit purchase option will be exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______], 2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us.
Proposed NASDAQ symbols for our Units, Callable Series A Shares and Warrants:
“[___],” “[___],” “[___]”

Offering proceeds and proceeds from placement warrants to be held in the trust account and amounts payable prior to trust account distribution or liquidation:
$100,000,000, or approximately $10.00 per unit (or $114,550,000, or approximately $9.96 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the private placement of placement warrants will be placed in a trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. The trust assets will be held in an account located outside of the United States.
Other than as described below, proceeds in the trust account will not be released until (i) the consummation of an acquisition transaction if holders of our callable Series A or callable Series B shares have been given the opportunity to redeem their shares in connection with the acquisition transaction, (ii) the completion of a post-acquisition tender offer, (iii) our dissolution and liquidation if we are unable to consummate an acquisition transaction within the allotted time, or (iv) liquidation of the trust account if we are unable to commence or complete our post-acquisition tender offer within the allotted time. Prior to an acquisition transaction, the completion of a post-acquisition tender offer, or our liquidation if we are unable to consummate an acquisition transaction or commence or complete an issuer tender offer within the allotted time, amounts in trust may not be released, except for (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction.
See “Use of Proceeds.”
Limited payments to insiders:
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, or any of their respective affiliates, other than:

•

the principal and interest pursuant to the unsecured promissory note for $180,155 to Intercarbo Holding AG, an affiliated company controlled by Taras Vazhnov, our director; to fund a portion of the organizational and offering expenses owed by us to third parties;

•

payment of an aggregate of $7,500 per month to Intercarbo Holding AG, an affiliate of our officers and directors, for office space, administrative services and secretarial support until the earlier of consummation of an acquisition transaction and our liquidation; and

• reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating an acquisition transaction.
All amounts held in the trust account that are not distributed to redeem shares, released to us to purchase units or shares, pay taxes, fund our working capital or upon conversion of callable Series A Shares to Series C Shares, or payable to the underwriters as deferred discounts and commissions will be released to us on closing of our initial acquisition transaction:
All amounts held in the trust account that are not released as described above will be released to us on the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.
At the time that we consolidate each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2% of the gross proceeds of this offering, or $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full). The underwriters are entitled to receive the full underwriting discounts and commissions regardless of the number of ordinary shares that are redeemed.
Foreign Private Issuer status
As a new registrant with the SEC, we are required to determine our status as an FPI under Rule 3b-4(d) of the Exchange Act, 30 days prior to the filing of our initial registration statement with the Commission. If we make a determination that we qualify as an FPI, we will be required to comply with the tender offer rules in connection with our initial acquisition transaction. We are required to determine our status as an FPI on an ongoing basis and for the 2012 fiscal year, we will determine our FPI status as of the last day of our most recently completed second fiscal quarter, or June 30, 2012. On such date, if we no longer qualify as an FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2013 fiscal year following the determination date, or January 1, 2013. As a result, should we determine on June 30, 2012, that we are no longer an FPI, commencing on January 1, 2013 we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. In addition, once we fail to qualify as an FPI, we will remain so unless we meet the requirement for an FPI as of the last business day of the second fiscal quarter following the end of the fiscal year that we lost our FPI status. We may voluntarily lose our status as an FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers. In determining whether to voluntarily obtain U.S. domestic issuer status, we will consider among other factors, the time required to complete an acquisition transaction pursuant to the proxy rules and tender offer rules and whether we believe we are more likely to consummate an acquisition transaction if we have the flexibility afforded to U.S. domestic issuers.
Permitted purchases of units and callable Series A Shares
If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying callable Series A Shares and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying callable Series A Shares after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding ordinary shares that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying callable Series A Shares in the open market may support the market price of the units or the underlying callable Series A Shares during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying callable Series A Shares.”
Redemption rights for our public shareholders in connection with our initial acquisition transaction:
Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full) all or a portion of their shares in connection with our initial acquisition transaction, regardless of how it is structured.
The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•

Pre-acquisition tender offer:  If we structure the acquisition transaction in this manner, then prior to the consummation of such an acquisition transaction, we would initiate a tender offer for all outstanding callable Series A Shares at a price equal to a pro rata share of the trust account. Public shareholders will be entitled to tender all or a portion of their callable Series A Shares in a pre-acquisition tender offer, and we will not pro-rate any shares tendered.

• Post-acquisition tender offer: If we structure the acquisition transaction in this manner, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding callable Series B Shares. Public shareholders will be entitled to tender all or a portion of their callable Series B Shares in a post-acquisition tender offer, and we will not pro-rate any shares tendered. In addition, we may seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares on a one-for-one basis, with any remaining callable Series A Shares automatically converting to callable Series B Shares immediately following consummation of the acquisition transaction. The Series C Shares would not be eligible to participate in any post-acquisition tender offer. If we fail to commence the issuer tender offer within 30 days of consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account.
If we are no longer an FPI and shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.
The redemption rights described above are only available to holders of callable Series A Shares or callable Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption. For more information about how we may structure our initial acquisition transaction please see “Proposed Business — Effecting an Acquisition Transaction.”
We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.
We will proceed with an acquisition transaction only if public shareholders owning not more than 92.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing.
Time to complete an initial acquisition transaction:
We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. In addition, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 21 months following the consummation of this offering (which we refer to as the automatic period extension in this prospectus) if an initial filing with the SEC of a tender offer, proxy, or registration statement is made, but the acquisition transaction is not completed, within 18 months of the date of this prospectus.
Dissolution and liquidation if no acquisition transaction occurs:
Pursuant to our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction), if we are unable to complete an acquisition transaction within the allotted time, we will automatically dissolve and as promptly as practicable liquidate the trust account and release only to our public shareholders a pro rata share of the trust account, plus any remaining net assets. If we elect to effect a post-acquisition tender offer and complete an acquisition transaction prior to such time period, but have not completed a post-acquisition tender offer within the applicable period, we will not be required to liquidate and wind up our affairs; however, the release of the funds to us in the case of a post-acquisition tender offer will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units or callable Series A Shares they acquire in this offering or in the aftermarket.
Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even if significant redemptions should occur. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.
Escrow of the founders’ shares and transfer limitations of the placement warrants:
On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until 2 years after the date of this prospectus. The placement warrants will not be transferable until the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be.

SELECTED FINANCIAL AND OPERATING DATA

The following selected consolidated financial data, other than selected operating data, have been derived from our audited financial statements as of February 17, 2012 and for the period from November 28, 2011 (Inception) to February 17, 2012, which are included elsewhere in this prospectus. The financial statements are prepared and presented in accordance with U.S. GAAP. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this prospectus. The selected financial information should be read in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of February 17, 2012
Balance sheet data:	Actual	As Adjusted
Working capital (deficiency)	$(179,155)	$98,245,945
Total assets	226,000	98,245,945
Total liabilities	205,155	—
Value of shares which may be redeemed for cash	—	92,500,000
Shareholders’ equity	$20,845	$5,745,945

For the period November 28, 2011 (Inception) to February 17, 2012
Selected statement of operation data:	Actual
Formation costs	$4,155
Total operating expenses	$(4,155)
Net loss	$(4,155)
Weighted average shares outstanding	2,500,000
Basic and diluted net loss per share	$(0.00)

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $3,800,000 from the sale of the placement warrants, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets excludes $2,000,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include net proceeds of approximately $225,000 not held in the trust account and $98,000,000 (which is net of deferred underwriting discounts of $2,000,000) of cash to be held in the trust account for the benefit of our public shareholders (not including the exercise of the over-allotment option), which will be distributed (i) to public shareholders pro rata who exercise their redemption rights in connection with our initial acquisition transaction (assuming that our initial acquisition transaction is consummated), (ii) to Chardan Capital Markets, LLC upon the consolidation of each series of our ordinary shares into one class of ordinary shares, in the amount of $2,000,000 in payment of their deferred underwriting discounts and commissions, and (iii) to us upon the consolidation of each series of our ordinary shares into one class of ordinary shares, in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters and all other accrued expenses. All such proceeds will be distributed from the trust account only as described in this prospectus. If an acquisition transaction is not consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, will be distributed to our public shareholders.

We may effect an acquisition transaction only if public shareholders owning no more than 92.5% of the 10,000,000 ordinary shares sold in this offering (9,250,000 shares, or 10,637,500 shares if the over-allotment option is exercised in full) exercise their redemption rights, except that we may complete an acquisition transaction prior to completing a post-acquisition tender offer if after giving effect to such tender offer (assuming all eligible shares are redeemed) we would have had net tangible assets in excess of $5 million as of the consummation of this offering. If we have exercised our right to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any pre-acquisition tender offer or post-acquisition tender offer.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 92.5% of the shares sold in this offering, or 9,250,000 shares (10,637,500 if the underwriters exercise their over-allotment option in full). The per share redemption price paid to redeeming public shareholders will be approximately $10.00 per share (approximately $9.96 per share initially held in the trust account in the event the over-allotment option is exercised in full) for an aggregate of approximately $92,500,000 (or approximately $105,958,750 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, as of two business days prior to the liquidation of the trust, divided by the number of shares included in the units sold in this offering. The underwriters are entitled to receive the full underwriting discounts and commissions regardless of the number of ordinary shares that are redeemed.

A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing. If so, we will effectively be required to adjust the redemption threshold to reduce the number of shares that can be redeemed (thereby reducing the 92.5% threshold) in connection with such acquisition transaction or obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying callable Series A Shares.” As a result, public shareholders may have to wait for longer than 18 months (or 21 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See “Risk Factors — Even though we have a redemption threshold of 92.5%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing, and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, there is doubt about our ability to continue as a going concern.

We are a newly formed company established under the laws of the British Virgin Islands with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. As of February 17, 2012, we had $26,000 in cash and a working capital deficit of $(179,155). Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate an acquisition transaction within the required time frame, in which case we would automatically dissolve and liquidate our assets, and you may not be able to recover your full investment.

Pursuant to our trust agreement with Continental Stock Transfer & Trust Company and our Amended and Restated Memorandum and Articles of Association, we must enter into a letter of intent or definitive agreement to complete an acquisition transaction with a fair market value of at least 80% of the balance of the trust account at the time of the acquisition transaction (excluding deferred underwriting discounts and commissions of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 18 months after the consummation of this offering (or within 21 months pursuant to the automatic period extension). If we fail to consummate an acquisition transaction within the required time frame, we will, in accordance with our Amended and Restated Memorandum and Articles of Association, automatically dissolve, liquidate and wind up. The foregoing requirements are set forth in Article [___] of our Amended and Restated Memorandum and Articles of Association and may not be eliminated without the vote of our board of directors and the vote of at least 80% of the voting power of the total number of ordinary shares that are issued in this offering. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial acquisition transaction. We do not have any specific acquisition transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an acquisition transaction, nor taken any direct or indirect actions to locate or search for a target business. Although $10.00 per share is initially placed in trust, we may incur liabilities which are satisfied from the funds held in trust. If so, you will not be able to recover your full investment in the event we do not consummate an acquisition transaction and are forced to dissolve our company and liquidate our trust account.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances, and therefore may not have access to such funds for the duration that they are held in the trust account.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of our liquidation, or (ii) if they seek to redeem their respective shares for cash in connection with an acquisition transaction that is consummated by us. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Therefore, you may not be able to obtain access to such funds for up to 21 months following the initial public offering. Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, the time period that funds would remain in the trust account and not be released could only be extended with the approval of the holders of 80% of the shares sold in our initial public offering. If we elect to effect a post-acquisition tender offer and complete an acquisition transaction prior to such time period, but have not completed a post-acquisition tender offer within the applicable period, we will not be required to liquidate and wind up our affairs; however, the release of the funds to us in the case of a post-acquisition tender offer will be conditioned upon completion of such tender offer. Our Amended and Restated Memorandum and Articles of Association provide that we are required to commence a post-acquisition tender offer within 30 days of consummation of an acquisition transaction, and we are required to use reasonable efforts to complete such tender offer; however, there can be no assurance of how long it will take to complete the post-acquisition tender offer. If we commence a post-acquisition tender offer, but are unable to complete it within 6 months of consummation of an acquisition transaction, then we will be required to complete a post-acquisition trust liquidation, which process may not be commenced until up to 21 months from this offering.

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consolidation of each series of our ordinary shares into one class of ordinary shares. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months of the completion of this offering, the period of time to consummate an acquisition transaction will be automatically extended by an additional three months;
•	we may consummate our initial acquisition transaction only if public shareholders owning no more than 92.5% of the ordinary shares sold in this offering exercise, or may exercise, their redemption rights;
•	if we have not completed an initial acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension), we will dissolve and liquidate the trust account and distribute to public shareholders a pro rata share of the trust account determined by dividing the total amount in the trust account by the number of shares sold in this offering (initially approximately $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full), plus any remaining net assets;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if an acquisition transaction is not consummated within the time periods specified in this prospectus;
•	our public shareholders’ rights to receive a portion of the trust account is limited to the extent that they may receive only a portion of the trust account and only upon liquidation of our trust account in the event we do not consummate an acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension) following the consummation of this offering or upon the exercise of their redemption rights in connection with the consummation of an acquisition transaction;

•	following this offering and prior to the time that we liquidate the trust account, we will not issue any securities that participate in the proceeds of our initial public offering that are held in the trust account or that have a vote in connection with any matter related to our initial acquisition transaction;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates with any interested director abstaining from such review and approval, other than the payment of an aggregate of $7,500 per month to Intercarbo Holding AG for office space, administrative services and secretarial support, to begin to accrue immediately after this offering and to be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any,
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such target business is fair to our shareholders from a financial point of view.

Pursuant to our Amended and Restated Memorandum and Articles of Association, the foregoing provisions may be amended by at least 80% of the voting power of the total number of ordinary shares that are issued in this offering. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of the callable Series A Shares or the callable Series B Shares. The agreement governing the trust account does not require consent of 100% of the voting power of the callable Series A Shares or the callable Series B Shares because we believe that it is in the best interest of our shareholders to allow a substantial majority of our public shareholders to amend the terms of the agreement if they so desire. Except for the shares issued immediately prior to this offering and the callable Series A Shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Memorandum and Articles of Association prior to the time that we liquidate the trust account. These provisions could also be eliminated by our completing a very small acquisition with minimal assets and operations. If any of these provisions are amended or eliminated, our shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Memorandum and Articles of Association provide shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted.

You will not receive protections afforded to investors in blank check companies subject to Rule 419, which results in our having access to the interest earned on the trust and a longer period of time to complete an acquisition transaction.

Since the net proceeds of this offering are intended to be used to complete an acquisition transaction with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, demonstrating this fact, we are exempt from rules promulgated by the

SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an acquisition transaction within 18 months from the consummation of this offering (or 21 months pursuant to the automatic period extension) and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an acquisition transaction, and we have a longer period of time to complete an acquisition transaction than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

As a foreign private issuer, we are exempt from certain rules that are applicable to U.S. companies, and while we have agreed with the underwriters in this offering to comply with certain of these requirements, such agreement can be waived without your consent and you may receive less information about us and our operations than you would receive if such agreements were not waived or we were a U.S. company.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Therefore you may receive less information about us than you would receive if we were a U.S. company.

We may lose our status as an FPI if we acquire a business in the United States, which will make us subject to additional regulatory disclosures which may require substantial financial and management resources.

If we acquire a business in the United States and we determine thereafter that we are no longer an FPI, we will become subject to the following requirements, among others:

•	The filing of our quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
•	Preparing our financial statements in accordance with GAAP rather than the ability to use any of GAAP, the International Accounting Standards Board (IASB IFRS) or local GAAP;
•	Being subject to the U.S. proxy rules;
•	Being subject to Regulation FD which requires issuers to make public disclosures of any “material non-public information” that has been selectively disclosed to securities industry professionals (for example, analysts) or shareholders;
•	Being subject to the Sarbanes-Oxley Act (although the Sarbanes-Oxley Act generally does not distinguish between domestic U.S. issuers and FPIs, the SEC has adopted a number of significant exemptions for the benefit of FPIs in the application of its rules adopted under the Sarbanes-Oxley Act, such as: (1) audit committee independence; and (2) black-out trading restrictions (Regulation BTR)); and
•	Being subject to a more detailed executive compensation disclosure.

We may be forced to expend significant management and financial resources to meet our disclosure obligations to the extent we are required to comply with the foregoing requirements.

Our one-third quorum threshold may make it easier for our founders to influence actions requiring a shareholder vote.

In accordance with our Amended and Restated Memorandum and Articles of Association, two shareholders representing at least one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum at a shareholders meeting. Following this offering, our founders will hold approximately 20% of our outstanding ordinary shares. Accordingly, if only a small proportion of public shareholders participate in a shareholders meeting and all of our founders participate, the quorum requirement may be satisfied and our founders could cast a majority of the votes at such meeting.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $10.00 per share (or approximately $9.96 per share in the event the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Although we believe the risk is small because we will have any target business we acquire waive any rights to the trust account, it is possible that creditors from the target business would try to make claims against the trust account. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $10.00 per share (or approximately $9.96 if the over-allotment option is exercised in full) due to claims of such creditors. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. We have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in the ability of any of our founders to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K.

Additionally, if we are forced to file liquidation or bankruptcy proceedings or involuntary liquidation or bankruptcy proceedings are filed against us which are not dismissed, the funds held in our trust account will be subject to applicable bankruptcy and insolvency law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Unlike other blank check offerings, we allow up to 92.5% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate an acquisition transaction with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check offerings, and very little money remaining in trust for the post-transaction company.

When we seek to consummate our initial acquisition transaction, we will offer each shareholder the right to have his, her or its shares converted to cash if the initial acquisition transaction is consummated. Our founders have agreed not to redeem any founders’ shares held by them. We will consummate the initial acquisition transaction only if public shareholders owning no more than 92.5% of the shares sold in this offering exercise their redemption rights. However, regardless of the requirements of our amended and restated memorandum and articles of association, a potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have at the time of closing. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial acquisition transaction. Thus, because we permit a larger number of shareholders to exercise their redemption rights and, in the case where redemption rights are given other than through a tender offer, it will be easier for us to consummate an initial acquisition transaction with a target business in the face of strong shareholder dissent. Notwithstanding the foregoing, if we have exercised our right to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold discussed above will be reduced in direct proportion to the percentage of units or callable Series A Shares purchased by us. Depending on the number of shares that are redeemed in connection with our initial acquisition transaction, we may have very little money in our trust account with which to consummate our initial acquisition transaction, which may result in our having to obtain additional financing to consummate our initial acquisition transaction, result in less money being available for use as working capital post-acquisition transaction, or result in our failure to consummate an initial acquisition transaction.

Since we have a redemption threshold of 92.5%, we may be unable to consummate an acquisition transaction.

A potential target may make it a closing condition to our business transaction that we exceed a certain minimum net asset valuation at the time of closing. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum net asset valuation, we will not be able to consummate our acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to remain shareholders of our company and wait the full 18 months (or 21 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

Since the underwriters are entitled to receive the full deferred underwriting discounts and commissions upon the consolidation of each series of our ordinary shares into one class of ordinary shares, we may be unable to consummate an acquisition transaction.

The underwriters are entitled to receive the full deferred underwriting discounts and commissions of 2% of the gross proceeds of this offering, or $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) upon the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, regardless of the number of shares that are redeemed. In this offering, the underwriters did not agree to prorate the deferred underwriting discounts and commissions because a majority of the total underwriting discounts and commissions is deferred and the overall discount is relatively low for a public offering by a blank check company. If we do not have the funds to pay the deferred underwriting discount and commission due to the number of our shareholders electing to exercise their redemption rights, we will not be able to consummate our initial acquisition transaction.

Because the underwriters are entitled to receive the full deferred underwriting discounts and commissions of 2% of the gross proceeds of this offering upon the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, regardless of the number of shares that are redeemed, the shares that are not redeemed will have a lower value than the amount of cash per redeeming share, since the redemption amount is not discounted for the deferred underwriting discount and commission.

At the time that we consolidate each series of ordinary shares into one class of ordinary shares after consummation of an initial acquisition transaction or post-acquisition tender offer, as the case may be, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2% of the gross proceeds of this offering, or $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full). The underwriters are entitled to receive the full deferred underwriting discounts and commissions regardless of the number of shares that are redeemed. In connection with our initial acquisition transaction, our shares may be redeemed for a pro rata portion of the trust account (initially approximately $10.00 per share, or approximately $9.96 per share if the over-allotment option is exercised in full, which includes $0.20 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction. Therefore, the value of the shares that are not redeemed will be lower than the value of the shares that are redeemed since the redemption amount per share is not discounted for the deferred underwriting discounts and commissions.

Our redemption threshold of 92.5% may reduce the liquidity of our securities in the open market.

Since we have a redemption threshold of 92.5%, a high number of public shares may be redeemed in connection with our initial acquisition transaction, which would result in significantly fewer shares issued and outstanding, and which would in turn significantly reduce the liquidity of our securities, including our shares that are not redeemed.

At the time of an acquisition transaction public shareholders will be entitled to redeem up to 92.5% of the shares, as a result of which our public shareholders will have limited information regarding the combined company’s capital structure prior to the acquisition transaction.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 92.5% of the shares sold in this offering, or 9,250,000 shares (10,637,500 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.00 per share (approximately $9.96 per share initially held in trust in the event the over-allotment option is exercised in full) for approximately $92,500,000 in the aggregate (or approximately $105,958,750 in the aggregate if the underwriters exercise their over-allotment option in full).

In the registration statement/proxy materials and/or tender offer materials we will prepare in connection with the acquisition transaction, we will only provide pro forma financial information assuming no redemption and full redemptions by public shareholders in order to provide our shareholders with the range of possible capital structures for the combined company. Given the relatively high redemption threshold the difference in capital structure assuming no redemptions and full redemptions will be significant. Furthermore, we will not be able to provide shareholders with any assurance of where, within the possible range disclosed, the combined company will fall following consummation of an acquisition transaction. As a result, our public shareholders will have limited information regarding the combined company’s capital structure at the time of the acquisition transaction.

Even though we have a redemption threshold of 92.5%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing, and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing. If so, we will effectively be required to adjust the redemption threshold to reduce the number of shares that can be redeemed (thereby reducing the 92.5% threshold) in connection with such acquisition transaction or obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See

“Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying callable Series A Shares.” As a result, public shareholders may have to remain shareholders of our company and wait for longer than 21 months in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. Furthermore, in the event that public shareholders must wait until our liquidation, they may not receive a full pro rata portion of the trust account to the extent that third party creditors have a claim to such funds. See “Proposed Business — Effecting an Acquisition Transaction — Dissolution and liquidation if no acquisition transaction.”

Our ability to use funds held in trust to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering may reduce the liquidity of our securities in the open market.

Pursuant to our Amended and Restated Memorandum and Articles of Association, there can be released to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial acquisition transaction. Additionally, we may redeem up to 92.5% of the shares issued in our initial public offering, provided, however, that if we have exercised our right to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any tender offer to effect an acquisition transaction. Purchases or redemptions of our units or callable Series A Shares would result in significantly fewer public shares issued and outstanding, which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

Our purchase of units or the underlying callable Series A Shares in the open market may support the market price of the units or the underlying callable Series A Shares during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying callable Series A Shares.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial acquisition transaction positively, these purchases may have the effect of counteracting the market’s view of our initial acquisition transaction, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable acquisition transaction or optimize our capital structure.

We will offer each public shareholder the right to have all or a portion of his, her or its shares redeemed for cash in connection with our initial acquisition transaction, as long as our initial acquisition transaction is consummated. So long as we maintain our status as an FPI, and are required to comply with the FPI rules, we will conduct the redemptions pursuant to the tender offer rules and a public shareholder will not be required to vote in connection with our initial acquisition transaction to redeem his, her or its shares for cash. Accordingly, if our initial acquisition transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund the acquisition of our initial acquisition transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. Because we have no specific acquisition transaction under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to consummate an initial acquisition transaction that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third-party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial acquisition transaction. This may limit our ability to effectuate the most attractive acquisition transaction available to us.

If we complete an acquisition transaction but fail to commence a post-acquisition tender offer within 30 days, or fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction as required by our Amended and Restated Memorandum and Articles of Association, then we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for their callable Series B Shares, without giving such shareholders the ability to choose to keep their shares.

If we (i) fail to commence a tender offer within 30 days after the consummation of the acquisition transaction, or (ii) fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for all of their callable Series B Shares. Accordingly, an investment in our callable Series A Shares may result solely in a return equal to the pro rata portion of the trust account without interest for up to 21 months (plus the time it takes to liquidate the trust, which we anticipate will be less than 40 days or 6 months if we cannot complete a post-acquisition tender offer within 6 months of the consummation of an acquisition transaction) without the ability to choose to keep your shares in the combined company. While the holders of callable Series B Shares will automatically have their callable Series B Shares converted into the right to receive a pro-rata portion of a trust account, the holders of Series C Shares and public warrant holders will continue to hold those securities. Upon such automatic conversion, holders of callable Series B Shares will cease to have any rights as shareholders of our company, other than the right to receive a pro rata portion of the trust account, without interest accruing thereon.

Because we are incorporated under the laws of the British Virgin Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the British Virgin Islands and administered from outside the United States, and a majority of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act 2004 of the British Virgin Islands, as the same may be supplemented or amended from time to time, or the BVI Business Companies Act, and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States. We have been advised by Forbes Hare, our counsel as to British Virgin Islands law, that (i) they are unaware of any proceedings that have been brought in the British Virgin Islands to enforce judgments of U.S. courts or to impose liabilities based on the civil liability provisions of the U.S. federal or state securities laws; (ii) a final and conclusive judgment in the U.S. federal or state courts under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the British Virgin Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a British Virgin Islands court would determine that a judgment of a U.S. court based on the civil liability provisions of the U.S. federal or state securities laws is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the British Virgin Islands.

Because some of our directors and officers reside, and all of the trust account assets will be held, outside of the United States, it may be difficult for you to enforce your rights against them or to enforce U.S. court judgments against them outside the United States.

Some of our directors and officers reside outside of the United States and, after the consummation of our initial acquisition transaction, substantially all of our assets will be located outside of the United States. We believe that certain countries do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it may be necessary to comply with local law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of the United States or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and certain countries would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Since we have not yet selected a particular industry, or target business with which to complete an acquisition transaction, you are unable to currently ascertain the merits or risks of the geographic area, industry or business in which we may ultimately operate.

We intend to consummate an acquisition transaction with a company in Russia or Eastern Europe in any industry we choose that we believe will provide significant opportunities for growth. We are not limited to any particular industry or type of business. Because we have not yet identified or approached any specific target business with respect to an acquisition transaction, there is no current basis for you to evaluate the possible merits or risks of the particular geographic area or industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an acquisition transaction. Although we will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable acquisition transaction. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses, and we do not intend on holding a shareholder vote to approve our initial acquisition transaction. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

Because of our limited resources and the significant competition for acquisition transaction opportunities, we may not be able to consummate an attractive acquisition transaction.

Identifying, executing and realizing attractive returns on acquisition transactions is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating acquisition transactions directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size. Additional blank check companies with business objectives similar to ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and be able to utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an acquisition transaction with certain target businesses. In addition, the redemption of ordinary shares held by our shareholders into cash may reduce the resources available to us to fund our initial acquisition transaction and may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such an acquisition transaction. Additionally, the requirement to acquire an operating business or businesses, or a portion of such business or businesses, that have a fair market value, individually or collectively, of at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial acquisition transaction could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial acquisition transaction.

Any of these factors may place us at a competitive disadvantage in consummating our initial acquisition transaction on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the board of directors is unable to independently determine the fair market value.

Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value), and we will not be required to obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, except, (i) if our initial acquisition transaction is with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with any of our founders or our directors or officers, or (ii) if our initial acquisition transaction is with any underwriter, or underwriting selling group member or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, shareholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if shareholders are not permitted to rely on the opinion, our shareholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

A significant portion of blank check companies with business objectives similar to ours have historically been unable to complete an initial acquisition transaction, and there can be no assurance that we will be successful in completing an acquisition transaction.

Since 2008 and through August 15, 2011, a total of 39 blank check companies have completed their initial public offering, but only 13 (or approximately 33%) have completed an initial acquisition transaction. Of the remaining 26, 20 (or approximately 51%) are still seeking acquisition targets and 6 (or approximately 15%) have dissolved and liquidated their trust to public shareholders. Although we believe that we have a strong acquisition strategy and a capable management team to execute our objectives, we may encounter difficulties in identifying viable acquisition targets, negotiating an acquisition transaction on favorable terms, and consummating an acquisition transaction within the time period required by our Amended and Restated Memorandum and Articles of Association. As a result, there can be no assurance that we will be successful in completing an acquisition transaction within the allotted time and may be forced to dissolve our company and liquidate our trust account.

If we issue capital securities or redeemable debt securities to consummate our initial acquisition transaction, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 150,000,000 ordinary shares, par value $0.0001 per share and 5,000,000 shares of preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 121,033,334 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon (i) full exercise of the underwriter’s unit purchase option and (ii) our outstanding warrants, including the redeemable warrants to be issued in this offering, the placement warrants, and the warrants included in the units underlying the underwriters’ unit purchase option) and 5,000,000 authorized but unissued preferred shares. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares, including redeemable debt securities, as consideration for or to finance an acquisition transaction, particularly as we intend to focus primarily on acquisitions of middle market companies. Our issuance of additional ordinary shares, including upon redemption of any debt securities, may:

•	significantly reduce your percentage equity interest in us;
•	subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;
•	cause a change in control if a substantial number of our ordinary shares are issued, which may affect our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
•	in certain circumstances, have the effect of delaying or preventing a change in control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial acquisition transaction, from issuing additional units, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares, or preferred shares, that participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on an acquisition transaction.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into an acquisition transaction that requires us to incur debt to finance an acquisition transaction, particularly as we intend to focus primarily on acquisitions of middle market companies. Such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating cash flow after an acquisition transaction were insufficient to pay our debt obligations;
•	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;
•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
•	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, which may result in conflicts of interest.

It is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the target company and control of the majority of any governing body of the target company. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers and/or directors will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the registration statement, proxy materials and/or tender offer materials disclosing the acquisition transaction would disclose the terms of the co-investment by the affiliated entity or entities.

Some of our executive officers and directors may remain with us following our initial acquisition transaction, which may result in a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial acquisition transaction. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition an acquisition transaction on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the acquisition transaction. Our executive officers and directors could be negotiating the terms and conditions of the acquisition transaction on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential acquisition transaction candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public shareholders.

Our executive officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial acquisition transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which such officer is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial acquisition transaction.

Rental payments to Intercarbo Holding AG may present a conflict of interest for certain of our officers and directors.

We have agreed to pay to Intercarbo Holding AG a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Payment of such fees shall begin to accrue immediately after this offering and shall be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any. Intercarbo Holding AG is an affiliate of Taras Vazhnov, our director. This arrangement was agreed to by the Board of Directors for our benefit and is not intended to provide Mr. Vazhnov compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Intercarbo Holding AG will approximate the amount of accrued reimbursement. Upon consummation of an acquisition transaction or our liquidation, we will cease to accrue these monthly fees.

Our founders currently control us and may influence certain actions requiring a shareholder vote.

Immediately following this offering, our founders will beneficially own, in the aggregate, approximately 20% of our issued and outstanding ordinary shares. In connection with a shareholder vote to amend Article [__] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires units or ordinary shares in or following this offering, he, she or it will vote all such acquired units or shares in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with any shares held by such person.

Because our founders and their designees, will hold, in the aggregate, warrants to purchase 5,066,666 ordinary shares included in the placement warrants after an acquisition transaction, the exercise of those warrants may increase the ownership of our founders. This increase could allow our founders to influence the outcome of matters requiring shareholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial acquisition transaction. Likewise, the ability of our founders, officers, and directors to acquire our units or callable Series A Shares in the open market could allow our founders to influence the outcome of matters requiring shareholder approval that otherwise would not have been approved, but for the purchases by our founders, officers, and directors in the open market. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective acquisition transactions, to submit to a shareholder vote. As a result, they will exert substantial control over actions requiring a shareholder vote both before and following our initial acquisition transaction.

Certain obligations of our founders are memorialized in agreements between the founders, the underwriters of this offering and us and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with this offering, the founders have agreed to certain obligations, including:

•	to accept transfer restrictions on the founders’ shares and placement warrants and underlying securities and the placement in escrow of the founders’ shares;
•	in connection with a shareholder vote to amend Article [__] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, to vote the founders’ shares in the same manner as a majority of the public shareholders;
•	if he, she or it acquires units or ordinary shares in or following this offering, he, she or it will not exercise redemption rights in connection with such units or shares;
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial acquisition transaction;
•	that he, she or it will not exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction;
•	to advance us the funds necessary to complete a liquidation in the event we do not consummate an acquisition transaction and not to seek repayment for such expenses;
•	to maintain priority with respect to the fiduciary obligations they owe us as compared to other blank check companies, until such time as we have entered into a definitive agreement with our target business;
•	if we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties and such claims reduce the amount to be distributed to public shareholders upon our dissolution and the liquidation of our trust account; and
•	not to participate in a co-investment in a target business unless the terms of such co-investment are no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors.

These obligations are included in one or more of the following agreements, each of which is filed with the registration statement of which this prospectus forms a part: the letter agreements with the representative of the underwriters and each founder, the underwriting agreement with the underwriters, and the escrow agreement with our transfer agent and the founders. Each of these agreements, by their terms, are governed by New York law. In addition, each agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to an agreement determine that these obligations are no longer in their best interest, then the agreements may be amended or terminated and these obligations may be changed or eliminated entirely.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific acquisition transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial acquisition transaction for any number of reasons, including those beyond our control such as if greater than 92.5% of public shareholders elect to exercise their redemption rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our founders own or will own securities in us that will not participate in liquidating distributions, they may have a conflict of interest in deciding if a particular target business is an attractive candidate for an acquisition transaction.

Our founders own an aggregate of 2,875,000 of our Series C Shares. We will redeem up to 375,000 of the founders’ shares for no consideration to the extent the underwriters do not exercise the over-allotment option in full. Upon our dissolution and liquidation, none of our founders will have the right to receive distributions from the trust account with respect to the founders’ shares. In addition, our founders and their designees will purchase 5,066,666 placement warrants immediately prior to the completion of this offering. The $3,800,000 purchase price of the placement warrants will be included in the trust account that is distributed to our public shareholders in the event of our dissolution and liquidation. In the event of our dissolution and liquidation, our founders will not receive distributions from the trust account with respect to the placement warrants and the placement warrants will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial acquisition transaction in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular acquisition transaction are appropriate and in our shareholders’ best interest.

Unless we complete an acquisition transaction, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interest.

Neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the acquisition transaction is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential acquisition transaction unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors, or any of their respective affiliates, could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular acquisition transaction is in the shareholders’ best interest.

We will probably consummate only one acquisition transaction with the proceeds of this offering, which means that our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the placement warrants, after reserving $225,000 of the proceeds for our operating expenses, $3,575,000 for offering expenses and $2,000,000 for the deferred underwriting discounts and commissions, will provide us with approximately $98,000,000 (approximately $112,250,000 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial acquisition transaction. Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, registration statement/proxy materials or tender offer disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial acquisition transaction with one or more target businesses would not be satisfied, bringing the fair market value of the initial acquisition transaction below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable). Due to these added risks, we are more likely to choose a single target business with which to pursue an acquisition transaction than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will not be able to diversify our operations of benefit from spreading of risks of offsetting of losses, unlike other entities that have the resources to consummate several acquisition transactions in different industries or areas of a single industry so as to diversify risks and offset losses.

Assuming our securities are approved for listing on the NASDAQ Capital Market, NASDAQ may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Assuming our securities are approved for listing on the NASDAQ Capital Market upon consummation of this offering, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market after the consummation of this offering. Additionally, it is likely that the NASDAQ Capital Market would require us to meet NASDAQ’s initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial acquisition transaction. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If we are unable to comply with the rules applicable to for foreign private issuers, we may be delisted. If we are delisted, then we will no longer be required to meet the NASDAQ Capital Market’s listing standards.

Following the acquisition transaction we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial acquisition transaction.

We believe that amounts not held in the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 21 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, or if the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders, officers, directors or third parties. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial acquisition transaction and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating our initial acquisition transaction.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction. If we pay consultants or financial advisers fees that are tied to the consummation of our initial acquisition transaction, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential acquisition transaction. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our shareholders. Similarly, consultants whose fees are based on consummation of an acquisition transaction may be influenced to present potential acquisition transactions to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

We may be unable to obtain additional financing if necessary to consummate an acquisition transaction or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular acquisition transaction.

We may consider an acquisition transaction that will require additional financing, particularly as we intend to focus primarily on acquisitions of middle market companies. However, we cannot assure you that we will be able to consummate an acquisition transaction or that we will have sufficient capital with which to consummate a combination with a particular target business. If the net proceeds of this offering and from the private placement of the placement warrants are not sufficient to facilitate a particular acquisition transaction because:

•	of the price paid for the target business;

•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of shares owned by shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular acquisition transaction, we would be compelled to restructure or abandon that particular acquisition transaction and seek an alternative target business or businesses. In addition, if we consummate an acquisition transaction, we may require additional financing to fund the operations or growth of the target business or businesses. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders, directors nor any other party is required to provide any financing to us in connection with, or following, an acquisition transaction.

Our founders paid an aggregate of $25,000 for the founders’ shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

Our founders acquired an aggregate of 2,875,000 Series C Shares (up to 375,000 of which shares will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full). The difference between the public offering price per share of our ordinary shares (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ shares at a nominal price prior to this offering significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the placement warrants, you and the other new investors will incur an immediate and substantial dilution of approximately 82.3% or $8.23 per share (the difference between the pro forma net tangible book value per share after this offering of $1.77, and the initial offering price of $10.00 per unit).

There is no net-cash settlement of the redeemable warrants included in the units.

Holders of the redeemable warrants included in the units sold in this offering are not entitled to net cash settlement. Accordingly, the redeemable warrants may only be settled by delivery of ordinary shares and not cash.

The redeemable warrants included in the units may expire unexercised and unredeemed and, as a result, an investor may pay the entire purchase price of the unit for the shares.

If we are unable to complete a business combination within the allotted time (18 months, or 21 months pursuant to the automatic extension period described herein, from the consummation of this offering), and are forced to liquidate, the warrants will expire and there will be no distribution with respect to our outstanding warrants. In addition, even if we are able to complete an acquisition transaction, there can be no assurance that the price of the ordinary shares underlying the redeemable warrants will exceed the exercise price of $10.00 or the redemption price of $15.00. Accordingly, the redeemable warrants included in the units may expire unexercised and unredeemed and, as a result, an investor may pay the entire purchase price of the unit for the shares.

Our outstanding warrants may adversely affect the market price of our ordinary shares and make it more difficult to effect an acquisition transaction.

The units being sold in this offering include warrants to purchase an aggregate of 10,000,000 ordinary shares (or 11,500,000 ordinary shares if the over-allotment option is exercised in full). In addition, we will be issuing in a private placement warrants to purchase 5,066,666 ordinary shares to our founders and their designees. The placement warrants are identical to those warrants sold as part of the units in this offering except (1) for certain restrictions on transfer; and (2) they are non-redeemable. We will also issue to the representative of the underwriters, concurrently with this offering, for a purchase price of $100, an option to purchase 700,000 units, each unit consisting of one ordinary share and one warrant. To the extent we issue ordinary shares to consummate an acquisition transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the redeemable warrants will increase the number of issued and outstanding ordinary shares and reduce the value of the shares that may be issued to consummate the initial acquisition transaction. Accordingly, the existence of our warrants may make it more difficult to consummate our initial acquisition transaction or may increase the cost of a target business if we are unable to consummate our initial acquisition transaction solely with cash. Additionally, the sale or possibility of sale of the shares underlying the redeemable warrants could have an adverse effect on the market price for our ordinary shares or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Since a majority of the public warrant holders may amend all of the public warrants, your warrants may be changed to your disadvantage without your approval.

Amending the public warrants only requires the approval of a majority of the public warrant holders. Therefore, amendments may be made to your warrants without your approval. Such changes could be to your disadvantage.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential acquisition transactions, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial acquisition transaction or operate over the near term or long-term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long-term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial acquisition transaction, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value in exceeding 40% of our total assets, and may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete an acquisition transaction, including:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial acquisition transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial acquisition transaction.

We do not believe that our anticipated activities will subject us to the Investment Company Act as the net proceeds of this offering and sale of warrants in our private placement offering that are to be held in the trust account may only be invested by the trustee in “government securities” with specific maturity dates or money market funds that comply with certain regulations promulgated by the SEC. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We are dependent upon each of Messrs. Danilitskiy, Shostak, Vazhnov, and Vasadze and the loss of one or more of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We expect that each of these persons will play a key role in our search for a target business, and we believe that our success in identifying and completing an acquisition transaction with an attractive target business depends on the continued service of these persons, at least until we have consummated our initial acquisition transaction.

Each of Messrs. Danilitskiy, Shostak, Vazhnov, and Vasadze will assist us in identifying perspective target businesses by sourcing and performing due diligence on target businesses in Russia and Eastern Europe. In addition, each of these individuals will assist us in closing an acquisition transaction and possibly integrating the target business following such closing. We expect that Messrs. Danilitskiy, Shostak, Vazhnov, and Vasadze will negotiate deal terms with target businesses and manage and oversee our advisors and consultants, including legal counsel, accounting professionals and investment banking advisors.

We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Messrs. Danilitskiy, Shostak, Vazhnov, and Vasadze are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential acquisition transactions and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, one or more of these individuals. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us and impair our ability to identify and complete an acquisition transaction with an attractive target business.

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the placement warrants, the aggregate proceeds we are raising and the amount to be placed in trust were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to identify acquisition candidates successfully, obtain any necessary financing or consummate a transaction with one or more target businesses at the time of the initial acquisition transaction. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

We may require shareholders who wish to redeem their shares in connection with a proposed acquisition transaction to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require shareholders exercising redemption rights in connection with a proposed acquisition transaction to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We will not require shareholders that hold shares electronically to convert their shares into physical certificates prior to tendering them. We may require these certification and delivery requirements because shareholders of blank check companies who elect to redeem sometimes fail to deliver their share certificates, or change their minds about their intention to redeem, and thereby effectively revoke their redemption election after the acquisition transaction, resulting in an administrative burden for the company and uncertainty relating to its capital structure. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because we must furnish our shareholders with audited financial statements of the target business prepared in accordance with applicable accounting standards, we may not be able to consummate an acquisition transaction with some prospective target businesses unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that an acquisition transaction meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports, registration statements and other materials submitted to shareholders. Because our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, we will be required to provide historical and pro forma financial information to our shareholders in connection with their redemption rights pursuant to an acquisition transaction with one or more target businesses. These financial statements must be prepared in accordance with applicable accounting standards and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed target business, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may qualify as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation —

U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — U.S. Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per callable Series A Share or callable Series B Share, as the case may be, is greater than an investor’s initial tax basis in a callable Series A Share or callable Series B Share, as the case may be.

Although we intend to take a contrary position, if our callable Series A Shares or callable Series B Shares, as the case may be, are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right or upon our liquidation in excess of the investor’s tax basis in our callable Series A Shares or callable Series B Shares, as the case may be, will result in constructive income to the investor (see “Taxation — U.S. Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit and its Components”). This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of acquiring, holding or disposing of our securities.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., which could result in restrictions on your ability to resell our shares.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with an acquisition transaction. However, under the policies of the North American Securities Administrators Association, Inc., or the NASAA, an international organization devoted to investor protection, because the majority of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable acquisition transactions), state securities administrators could argue that all of such individuals are not “independent,” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement and could disallow the offering. Although we do not believe that the offerings of previous blank check companies with structures similar to ours have been disallowed, if the offering of our securities were disallowed, resales of our securities could not occur in the applicable jurisdiction (even if such resales would otherwise be permitted and in addition to the risk of disallowance pursuant to the immediately subsequent risk factor). Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the ordinary shares held by the public shareholders. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the NASAA Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the NASAA, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. The NASAA promulgated the policy because it believes that the policy is consistent with investor protection and in the public interest. The policy permits a securities administrator to disallow offerings if the initial equity investment of the promoters is less than the amount resulting from the following formula: 10% of the first $1,000,000 of the offering, plus 7% of the next $500,000 of the offering, plus 5% of the next $500,000 of the offering, plus 2.5% of the balance of the offering over $2,000,000. Our promoters’ initial investment of $25,000 is less than the required $ $5,028,002 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. Although we do not believe that the offerings of previous blank check companies with structures similar to ours have been disallowed, we cannot assure you that our offering would not be disallowed pursuant to this policy (in addition to the disallowance pursuant to the immediately preceding risk factor). If the offering were disallowed, you would not be able to engage in resale transactions with respect to our securities in the applicable jurisdiction (even if such resales would otherwise be permitted). Additionally, if we are unable to complete an acquisition transaction, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete an acquisition transaction, the ordinary shares acquired prior to this offering will be worth significantly more than $25,000.

Risks associated with acquiring and operating a target business in Russia or Eastern Europe

Emerging markets, such as Russia, are generally subject to greater risks than more developed markets from economic crises that may materially adversely affect on our business, financial condition and results of operations.

In the period from 2000 through the first half of 2008, Russia experienced rapid economic growth, a stable and strengthening currency, higher tax collections, a reduction in inflation and positive capital and current account balances. The Russian economy was adversely affected, however, by the global financial and economic crisis, which began in the second half of 2008. In Russia, the crisis led to extreme volatility in the debt and equity markets, reductions in foreign investment, sharp decreases in gross domestic product, reductions in disposable income, a bank liquidity crisis, significant ruble depreciation against the U.S. dollar and the Euro, and the rise of unemployment.

Although economic conditions have improved, we cannot assure you that the recovery of the economy in Russia or the other countries in which we may acquire a target business will be sustained. In addition, the Russian economy is heavily dependent on exports of natural resources, and therefore particularly sensitive to fluctuations in the world prices of crude oil, natural gas and other commodities, which reached record high levels in mid-2008 and have since experienced significant decreases. A sustained decline in the price of crude oil, natural gas and other commodities may further disrupt the Russian economy. Any future deterioration of the international economic situation would likely negatively impact the economies in the countries in which we seek to acquire a business and, as a result, adversely affect the profitability of our business, financial condition and results of operation following an acquisition transaction.

Additionally, global financial or economic crises or financial turmoil in any large emerging market country tend to adversely affect prices in equity markets of most or all emerging markets as investors move their money to more stable, developed markets. The Russian equity markets were highly volatile beginning in the second half of 2008, principally due to the impact of the global financial and economic crises on the Russian economy. Future financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment and adversely affect the economies of the countries in which we operate. In addition, during such times, businesses that operate in emerging markets can face severe liquidity constraints as foreign funding sources are withdrawn. For these reasons, our business, financial condition and results of operations may be materially adversely affected by any future global or emerging market financial crises.

Political and governmental instability in Russia could materially adversely affect our business, financial condition, results of operations and prospects and the value of our securities.

Since 1991, Russia has sought to transform itself from a one-party state with a centrally-planned economy to a democracy with a market economy. As a result of the sweeping nature of the reforms, and the failure of some of them, the Russian political system remains vulnerable to popular dissatisfaction, including dissatisfaction with the results of privatizations in the 1990s, as well as to demands for autonomy from particular regional and ethnic groups.

Current and future changes in the government, conflicts between federal government and regional or local authorities, major policy shifts or lack of consensus between various branches of the government and powerful economic groups could disrupt or reverse economic and regulatory reforms, which could lead to political or governmental instability or the occurrence of conflicts among powerful economic groups.

In addition, political, ethnic, religious, historical and other differences have, on occasion, given rise to tensions and, in certain cases, military conflict between Russia and other countries of the Commonwealth of Independent States, or CIS, and in regions of the Russian Federation, such as Chechnya. Moscow experienced terrorist attacks in 2010 and early 2011, for example, that were perceived as being politically motivated. In addition, the relationship between Russia and Ukraine has experienced extended periods of strain. Political tensions, military conflicts or other material disruptions in Russia or between Russia and other CIS countries can adversely affect prices of shares of companies operating in Russia and, as a result, may cause the market price of our securities to decline. Such instability could have an adverse impact on Russia’s economy and investment climate, which could have a material adverse effect on our business, financial condition, results of operations and prospects and the value of our securities following an acquisition transaction with a target business in Russia.

The infrastructure in Russia needs significant improvement and investment, which could disrupt normal business activity.

The infrastructure in Russia largely dates back to the Soviet era and has not been adequately funded and maintained since the dissolution of the Soviet Union. Particularly affected are the rail and road networks, power generation and transmission systems, communication systems and building stock. The deterioration of the infrastructure in Russia harms the national economy, disrupts the transportation of goods and supplies, adds costs to doing business and can interrupt business operations. These factors could have a material adverse effect on our business, financial condition, results of operations and prospects following an acquisition transaction with a target business in Russia.

The legal system in Russia and other countries in which we may operate following our initial acquisition transaction can create an uncertain environment for investment and business activity that could have a material adverse effect on the value of our securities, our business, financial condition and results of operations.

The legal framework supporting a market economy remains new and in flux in Russia and the other countries in which we operate and, as a result, the relevant legal systems can be characterized by:

•	inconsistencies between and among laws and regulations;
•	gaps in the regulatory structure resulting from the delay in adoption or absence of implementing regulations;
•	selective enforcement of laws or regulations, sometimes in ways that have been perceived as being motivated by political or financial considerations;
•	limited judicial and administrative guidance on interpreting legislation;
•	relatively limited experience of judges and courts in interpreting recent commercial legislation;
•	a perceived lack of judicial and prosecutorial independence from political, social and commercial forces;
•	inadequate court system resources;
•	a high degree of discretion on the part of the judiciary and governmental authorities; and
•	poorly developed bankruptcy procedures that are subject to abuse.

In addition, as is true of civil law systems generally, judicial precedents generally have no binding effect on subsequent decisions. Not all legislation and court decisions are readily available to the public or organized in a manner that facilitates understanding. Enforcement of court orders can in practice be very difficult. All of these factors make judicial decisions difficult to predict and effective redress uncertain. Additionally, court claims and governmental prosecutions may be used in furtherance of what some perceive to be political aims.

The untested nature of much of recent legislation in Russia and other emerging markets and the rapid evolution of their legal systems may result in ambiguities, inconsistencies and anomalies in the application and interpretation of laws and regulations. Any of these factors may affect our ability to enforce our rights under our contracts or to defend ourselves against claims by others, or result in our being subject to unpredictable requirements, and could have a material adverse effect on the value of our securities and our business, financial condition and results of operations following the acquisition of a target business in Russia.

Any U.S. or other foreign judgments that may be obtained against us may be difficult to enforce against us in Russia.

Although we are a British Virgin Islands corporation, subject to suit in the British Virgin Islands and other courts, following an initial acquisition transaction to acquire a target business in Russia, our assets will be primarily located in Russia, and most of our directors and their assets will likely be located outside the United States. Although arbitration awards are generally enforceable in Russia, judgments obtained in the U.S. or in other foreign courts, including those with respect to U.S. federal securities law claims, may not be enforceable in Russia. There is no mutual recognition treaty between the United States and the Russian Federation, and no Russian federal law provides for the recognition and enforcement of foreign court judgments. Therefore, following the acquisition of a target business in Russia, it may be difficult to enforce any U.S. or other foreign court judgment obtained against us or any of our directors in Russia.

Russian securities law may require us to list our securities on a stock exchange in Russia, which could impose additional administrative burdens on us and decrease the liquidity of trading in our securities on NASDAQ.

Russian companies that list their securities on an exchange outside of Russia are required by law to first list their securities concurrently on a licensed Russian stock exchange and to offer their securities in Russia. Since we are incorporated in the British Virgin Islands, we would not be covered by such requirement if we were to acquire a target business in Russia. However, the Russian securities regulator, the Federal Service for Financial Markets, has at various times officially emphasized that foreign issuers with substantial assets in Russia should undertake concurrent listings in Russia, and has proposed to change the securities regulations with the view to making such requirement mandatory. As a result, we can provide no assurance that following the acquisition of a Russian target business, we will not experience pressure to list our shares in Russia, which may impose additional administrative burdens on us and may result in a reduction of the liquidity of trading in our securities if and when they are listed on the NASDAQ Capital Market.

Businesses in Russia, especially high-profile companies may be subject to aggressive application of contradictory or ambiguous laws or regulations, or to politically motivated actions, which could materially adversely affect our business, financial condition and results of operations.

Many commercial laws and regulations in Russia are relatively new and have been subject to limited interpretation. As a result, their application can be unpredictable. In addition, government authorities have a high degree of discretion in Russia and have at times exercised their discretion in ways that may be perceived as selective or arbitrary, and sometimes in a manner that is seen as being influenced by political or commercial considerations. Such actions have included the termination or invalidation of contracts, withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions. Federal and local government entities have also used common defects in documentation as pretexts for court claims and other demands to invalidate and/or to void transactions, possibly for political purposes. We cannot assure you that regulators, judicial authorities or third parties will not challenge our compliance with applicable laws, decrees and regulations. The Russian government has taken various actions in recent years against business people and companies operating in Russia that have been perceived as having been politically motivated, including actions for technical violations of law or violations of laws that have been applied retroactively, such as violations of tax laws. In 2008, for example, government officials publicly criticized transfer pricing arrangements used by a Russian-based company that is publicly traded in the United States, claiming that such arrangements constituted tax evasion. These claims resulted in a steep decline in that company’s stock price.

Government officials may apply contradictory or ambiguous laws or regulations in ways that have a material adverse effect on our business, financial condition and results of operations. Such actions have on occasion resulted in significant fluctuations in the market prices of the securities of businesses operating in Russia, a weakening of investor confidence in Russia and doubts about the progress of market and political reforms in Russia.

High-profile businesses in Russia can be particularly vulnerable to politically motivated actions. Some Russian television broadcasters, for example, have experienced what some would characterize as politically motivated actions, including efforts to effect changes of control. We cannot guarantee that, following the acquisition of a target business in Russia, we will not be affected by politically motivated actions that could materially adversely affect our operations.

Corruption and negative publicity could negatively impact our business and the value of our securities

The local press and international press have reported high levels of corruption in Russia, including unlawful demands by government officials and the bribery of government officials for the purpose of initiating investigations by government agencies. Press reports have also described instances in which government officials engaged in selective investigations and prosecutions to further the commercial interests of certain government officials or certain companies or individuals. Additionally, there are reports of the Russian media publishing disparaging articles in return for payment. If we are accused of involvement in government corruption, the resulting negative publicity could disrupt our ability to successfully acquire a business or conduct our business following our initial acquisition transaction and impair our relationships with customers, suppliers and other parties, which could have a material adverse effect on our business, financial condition and results of operations and the value of our securities following the acquisition of a target business in Russia.

Restrictions on foreign ownership imposed by Russian legislation may hinder or prevent us as a non-Russian party from acquiring a target business.

In May 2008, the Federal Law “On the Procedure for Foreign Investments in Companies which are Strategically Important for the State Defense and National Security” (the “Strategic Companies Law”) came into force in Russia, which restricts foreign ownership of companies involved in certain strategically important activities in Russia. Under the provisions of the Strategic Companies Law, the direct or indirect acquisition of more than 25% of the voting power of a strategically important company by a foreign state, foreign governmental organization, international organization or entity controlled by a foreign government, or international organization, or the acquisition of more than 50% of the voting power of such a company by any other foreign investor or any of its affiliated companies, requires the prior approval of a Russian government committee chaired by the Prime Minister. In addition, it is our understanding that foreign investors or their group companies that are controlled by a foreign state or a foreign government or international organization are prohibited from owning more than 50% of the voting power of a strategically important company. Moreover, it is our understanding that the acquisition of 5% or more of the shares of a strategically important company triggers a notification requirement to the Federal Antimonopoly Service. Failure to obtain the required governmental approval prior to an acquisition would render the acquisition null and void.

Because we must acquire a controlling interest in a target business, if we seek to acquire a target business in Russia that is deemed to be a strategically important company, we may be subject to the Strategic Companies Law. Such approval process is likely to be time-consuming and may, in any event, ultimately result in a rejection of a proposed transaction. As a result, we may lose out on acquisition opportunities to competitors, and our ability to grow our business through acquisitions in Russia may be limited. Even if the authorities approve such a transaction, they may do so subject to conditions regarding the operation of the company —including, for example, the composition of its management — that may limit our effective control and operational flexibility.

Additionally, following a successful acquisition of a target business in Russia, we may be subject to the Strategic Companies Law if the target business was either a strategically important company at the time of acquisition or that becomes strategically important in the future. We believe that if we become subject to the Strategic Companies Law, then any foreign state, foreign governmental organization, international organization or entity controlled by a foreign government, or international organization, that seeks to acquire more than 25% of our outstanding securities, or any other foreign investor or its affiliated entities that seeks to acquire more than 50% of our voting securities would be subject to prior approval by the Russian government. Moreover, a non-Russian government entity would be prohibited from acquiring more than 50% of the voting power of our outstanding securities.

If we acquire a target business that is determined to hold a dominant position in our markets, Russian authorities could impose limitations on our operational flexibility which may adversely affect our business, financial condition and results of operations following such acquisition.

The Russian anti-monopoly authorities impose various requirements on companies that occupy a dominant position in their markets. If we acquire a target business in Russia that is a dominant player in one or more of the markets in which it operates, the Russian authorities could impose limitations on our future acquisitions and a requirement that we pre-clear with the authorities any changes to our material agreements with our business partners. In addition, if we were to decline to conclude a contract with a third party this could, in certain circumstances, be regarded as abuse of a dominant market position. Any abuse of a dominant market position could lead to administrative penalties and fines. These limitations may reduce our operational and commercial flexibility and responsiveness, which may adversely affect our business, financial condition and results of operations following the acquisition of a target business in Russia.

Businesses in Russia can be subject to aggressive actions by financial groups seeking to obtain control through the exercise of economic or political influence or government connections.

Well-funded, well-connected financial groups and so-called “oligarchs” have, from time to time, sought to obtain operational control and/or controlling or minority interests in attractive businesses in Russia by means that have been perceived as relying on economic or political influence or government connections. Should we acquire a target business in Russia, we may be subject to such efforts in the future and, depending on the political influence of the parties involved, our ability to thwart such efforts may be limited.

Characteristics of and changes in the Russian tax system or unpredictable or unforeseen application of existing rules could materially adversely affect our business, financial condition, results of operations and prospects and the value of our securities following acquisition of a target business in Russia.

Generally, Russian companies are subject to numerous taxes. These taxes include, among others:

•	profits tax;
•	value-added tax, or VAT;
•	unified social tax;
•	mineral extraction tax; and
•	property and land taxes.

Laws related to these taxes have been in force for a short period relative to tax laws in more developed market economies and few precedents with regard to the interpretation of these laws have been established. Global tax reforms commenced in 1999 with the introduction of Part One of the Tax Code of the Russian Federation, as amended, or the Russian Tax Code, which sets general taxation guidelines. Since then, Russia has been in the process of replacing legislation regulating the application of major taxes such as corporate profits tax, VAT and property tax with new chapters of the Russian Tax Code.

In practice, the Russian tax authorities generally interpret the tax laws in ways that rarely favor taxpayers, who often have to resort to court proceedings to defend their position against the tax authorities. Events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in their interpretations of the legislation and assessments. Differing interpretations of tax regulations exist both among and within government ministries and organizations at the federal, regional and local levels, creating uncertainties and inconsistent enforcement. Tax declarations, together with related documentation such as customs declarations, are subject to review and investigation by a number of authorities, each of which may impose severe fines, penalties and interest charges. Generally, in an audit, taxpayers are subject to inspection with respect to the three calendar years which immediately preceded the year in which the audit is carried out. Previous audits do not completely exclude subsequent claims relating to the audited period because

Russian tax law authorizes upper-level tax inspectorates to re-audit taxpayers which were audited by subordinate tax inspectorates. In addition, on July 14, 2005, the Russian Constitutional Court issued a decision that allows the statute of limitations for tax liabilities to be extended beyond the three-year term set forth in the tax laws if a court determines that a taxpayer has obstructed or hindered a tax audit. We believe that, as a result of the fact that none of the relevant terms are defined, tax authorities may have broad discretion to argue that a taxpayer has “obstructed” or “hindered” an audit and ultimately seek back taxes and penalties beyond the three year term. In some instances, new tax regulations have been given retroactive effect.

Moreover, it is our understanding that financial results of Russian companies cannot be consolidated for tax purposes. Therefore, following our acquisition of a Russian target business, we believe that each of the Russian subsidiaries of the target business will pay its own Russian taxes and may not offset its profit or loss against the loss or profit of any of our other subsidiaries. In addition, it is our understanding that intercompany dividends paid by Russian companies are subject to a withholding tax of: (1) 0%, if distributed to company which has continuously held not less than a 50% share in the charter capital of the company paying dividends and the cost of acquisition of this share exceeded 500 million rubles (the latter condition expired on January 1, 2011, and does not apply to dividends accrued for 2010 and subsequent periods); (2) 9%, if distributed to other Russian companies and/or individuals who are Russian tax residents; and (3) 15%, if distributed to foreign companies and individuals who are not Russian tax residents. Dividends from foreign companies to Russian companies are subject to a tax of 9%. Taxes paid in foreign countries by Russian companies may be offset against payment of these taxes in the Russian Federation up to the maximum amount of the Russian tax liability. We believe that in order to apply the offset, a company is required to confirm the payment of taxes in the foreign country. The confirmations must be authorized by the tax authority of the foreign country if taxes were paid by the company itself, and the confirmation must be authorized by the tax agent if taxes were withheld by the tax agent under foreign tax law or an international tax agreement.

In addition, application of current Russian thin capitalization rules could affect our ability to deduct interest on certain borrowings that we would otherwise be able to deduct. In particular, following acquisition of a target business in Russia, we may not be able to deduct interest on loans we extend to our Russian subsidiaries or on borrowings which our subsidiaries receive from independent banks and which are guaranteed by us.

The foregoing conditions create tax risks in Russia that are more significant than typically found in countries with more developed tax systems, imposing additional burdens and costs on our operations, including management resources. Should we acquire a Russian target business, these risks and uncertainties would complicate our tax planning and related business decisions, potentially exposing us to significant fines and penalties and enforcement measures despite our best efforts at compliance.

Changes in the exchange rate of the ruble against the U.S. dollar may materially adversely affect our results of operations.

Following an acquisition of a target business in Russia, the ruble would likely become the functional currency of our principal operating subsidiaries. As a result, our reported revenues and results of operations are impacted by fluctuations in the exchange rate between the U.S. dollar and the Russian ruble. Additionally, if substantially all of our revenues are generated in rubles, we will face exchange rate risk relating to payments that we must make in currencies other than the ruble. If the ruble depreciates against the U.S. dollar, our revenues and operating results for 2012 or future periods, as reported in U.S. dollars, will be adversely affected.

Limitations on the conversion of rubles into foreign currencies in Russia could cause us to default on our obligations.

Following an acquisition of a target business in Russia, much of our indebtedness and major capital expenditures would likely be denominated and payable in various foreign currencies, including the U.S. dollar and euro. Russian legislation currently permits the conversion of ruble revenues into foreign currency without limitation. However, if the Russian authorities impose limitations on the convertibility of the ruble or other restrictions on operations with rubles and foreign currencies in the event of an economic crisis, there may be delays or other difficulties in converting rubles into foreign currency to make a payment or delays in or restrictions on the transfer of foreign currency. This, in turn, could limit our ability to meet our payment and debt obligations, which could result in the loss of suppliers, acceleration of debt obligations and cross-defaults and, consequently, have a material adverse effect on our business, financial condition, results of operations and prospects.

In the event the title to the Russian target business we acquire is successfully challenged, we risk losing our ownership interest in that company or its assets.

The Russian statute of limitations for challenging privatization transactions is three years. However, because Russian privatization legislation is vague, internally inconsistent and in conflict with other legislation, including conflicts between federal and local privatization legislation, and the statute of limitations for challenging certain actions related to privatization may be argued to begin to run only upon the discovery of a violation, many privatizations are vulnerable to challenge. In the event that we acquire a privatized company in Russia and we are unable to defeat a claim that challenges our title to, or our ownership stake in, such privatized company, we risk losing our ownership interest in the company or its assets, which could materially adversely affect our business, financial condition, results of operations and prospects.

In addition, it is our understanding that under Russian law, transactions in shares may be invalidated on many grounds, including a sale of shares by a person without the right to dispose of such shares, breach of interested party and/or major transaction rules and/or the terms of transaction approvals issued by government authorities, or failure to register the share transfer in the securities register. As a result, defects in earlier transactions with shares of a target business (where such shares were acquired from third parties) may cause our title to such shares to be subject to challenge.

The assets of a target business in Russia may be nationalized or expropriated despite existing legislation to protect against nationalization and expropriation.

Although the Russian government has enacted legislation to protect property against expropriation and nationalization and to provide fair compensation to be paid if such events were to occur, there can be no certainty that such protections will be enforced. This uncertainty is due to several factors, including the lack of state budgetary resources, the lack of an independent judicial system and the lack of sufficient mechanisms to enforce judgments.

The concept of property rights is not as well established in the Russian Federation as in western economies and there is not a great deal of experience in enforcing legislation enacted to protect private property against nationalization and expropriation. As a result, following acquisition of a target business in Russia, we may not be able to obtain proper redress in the courts, and may not receive adequate compensation if in the future the Russian Government decides to nationalize or expropriate some or all of our assets. Should such expropriation or nationalization occur without fair compensation in the future, it may have a material adverse effect on our business, results of operations, financial condition and prospects.

A target business or its subsidiaries could be forced into liquidation on the basis of formal non-compliance with certain requirements of Russian law, which could materially adversely affect our business, financial condition, results of operations and prospects following acquisition of such target business.

Certain provisions of Russian law may allow a court to order liquidation of a Russian legal entity on the basis of its formal non-compliance with certain requirements during formation, reorganization or during its operation. There have been cases in the past in which formal deficiencies in the establishment process of a Russian legal entity or non-compliance with provisions of Russian law have been used by Russian courts as a basis for liquidation of a legal entity. For example, it is our understanding that under Russian corporate law, if a Russian company’s net assets calculated on the basis of Russian accounting standards at the end of its third or any subsequent financial year, fall below its share capital, the company must decrease its share capital to the level of its net assets value or initiate a voluntary liquidation. In addition, if a Russian company’s net assets calculated on the basis of Russian accounting standards at the end of its second or any subsequent financial year, fall below the minimum share capital required by law, the company must initiate voluntarily liquidation not later than six months after the end of such financial year. If the company fails to comply with either of the requirements stated above within the prescribed time limits, the company’s creditors may accelerate their claims and demand reimbursement of applicable damages, and governmental authorities may seek involuntary liquidation of the company. We believe that many Russian companies have negative net assets due to very low historical asset values reflected on their balance sheets prepared in accordance with Russian accounting standards; however, their solvency, i.e., their ability to pay debts as they become due, is not otherwise adversely affected by such negative net assets.

Following acquisition of a target business in Russia, if involuntary liquidation of the target or its subsidiaries were to occur, then we may be forced to reorganize the operations we may conduct through the affected subsidiaries. Any such liquidation could lead to additional costs, which could materially adversely affect our business, financial condition, results of operations and prospects.

Failure to comply with existing laws and regulations could result in substantial additional compliance costs or various sanctions which could materially adversely affect our business, financial condition, results of operations and prospects following acquisition of a target business in Russia.

Following an acquisition of a target business in Russia, our operations and properties will be subject to regulation by various government entities and agencies in connection with obtaining and renewing various licenses, permits, approvals and authorizations, as well as with ongoing compliance with existing laws, regulations and standards. Government authorities in countries where we seek to acquire a target business exercise considerable discretion in matters of enforcement and interpretation of applicable laws, regulations and standards, the issuance and renewal of licenses, permits, approvals and authorizations, and in monitoring licensees’ compliance with the terms thereof which may result in unexpected audits, criminal prosecutions, civil actions and expropriation of property. Authorities have the right to, and frequently do, conduct periodic inspections of our operations and properties throughout the year.

Our failure to comply with existing laws and regulations or to obtain and comply with all approvals, authorizations and permits required for our operations or findings of governmental inspections may result in the imposition of fines or penalties or more severe sanctions including the suspension, amendment or termination of our licenses, permits, approvals and authorizations or in requirements that we cease certain of our business activities, or in criminal and administrative penalties applicable to our officers. Arbitrary government actions directed against other Russian companies (or the consequences of such actions) may generally impact on the Russian economy, including the securities market. Any such actions, decisions, requirements or sanctions could increase our costs and materially adversely affect our business, financial condition, results of operations and prospects following acquisition of a target business in Russia.

Our need to comply with applicable Russian laws and regulations could hamper our ability to offer services that compete effectively with those of our foreign competitors and may adversely affect our business, financial condition and results of operations.

Following an acquisition of a target business located in Russia, we may have global competitors that have their principal operations outside of Russia, putting them generally outside of the jurisdiction of Russian courts and government agencies, even though some of them have offices in Russia. Russian laws and regulations that may be applicable to us, but not to our foreign competitors, may impede our ability to develop and offer products or services that compete effectively with those offered by our foreign-based competitors and generally available worldwide over the internet. Any inability on our part to offer products or services that are competitive with those offered by our foreign competitors may adversely affect our business, financial condition and results of operations.

Shareholder liability under Russian legislation could cause us to become liable for the obligations of the subsidiaries of a target business.

The Civil Code of the Russian Federation, as amended, or the Civil Code, and the Joint-Stock Companies Law generally provide that shareholders in a Russian joint-stock company are not liable for the obligations of the joint-stock company and bear only the risk of loss of their investment. This may not be the case, however, when one entity is capable of determining decisions made by another entity. The entity capable of determining such decisions is deemed an “effective parent.” The entity whose decisions are capable of being so determined is deemed an “effective subsidiary.” We believe that under the Joint-Stock Companies Law, an effective parent bears joint and several responsibility for transactions concluded by the effective subsidiary in carrying out these decisions if:

•	this decision-making capability is provided for in the charter of the effective subsidiary or in a contract between such entities; and

•	the effective parent gives obligatory directions to the effective subsidiary based on the above-mentioned decision-making capability.

In addition, an effective parent is secondarily liable for an effective subsidiary’s debts if an effective subsidiary becomes insolvent or bankrupt due to the fault of an effective parent resulting from its action or inaction. We believe that this would be the case no matter how the effective parent’s ability to determine decisions of the effective subsidiary arises. For example, this liability could arise through ownership of voting securities or by contract. Other shareholders of the effective subsidiary may claim compensation for the effective subsidiary’s losses from the effective parent which caused the effective subsidiary to take action or fail to take action knowing that such action or failure to take action would result in losses. Accordingly, we could be liable in some cases for the debts of the subsidiaries of a target business. This liability could have a material adverse effect on our business, financial condition, results of operations and prospects following acquisition of a Russian target business.

Shareholder rights provisions under Russian law could result in significant additional obligations on us.

It is our understanding that Russian law provides that shareholders that vote against or do not participate in voting on certain matters have the right to request that the company redeem their shares at value determined in accordance with Russian law. The decisions of a general shareholders’ meeting that trigger this right include:

•	decisions with respect to a reorganization;
•	the approval by shareholders of a “major transaction,” which, in general terms, is a transaction involving property worth more than 50% of the gross book value of the company’s assets calculated according to Russian accounting standards, regardless of whether the transaction is actually consummated, except for transactions undertaken in the ordinary course of business; and
•	the amendment of the company’s charter in a manner that limits shareholder rights.

Should we acquire a target business in Russia, our obligation (or obligation of the target’s subsidiaries) to purchase shares in these circumstances, which is limited to 10% of our net assets, calculated in accordance with Russian accounting standards at the time the matter at issue is voted upon, could have a material adverse effect on our business, financial condition, results of operations and prospects due to the need to expend cash on such obligatory share purchases.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the laws of the British Virgin Islands and administered from outside the United States, and a majority of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act, and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States. We have been advised by Forbes Hare, our counsel as to British Virgin Islands law, that (i) they are unaware of any proceedings that have been brought in the British Virgin Islands to enforce judgments of the U.S. courts or to impose liabilities based on the civil liability provisions of the U.S. federal or state securities laws; (ii) a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the British Virgin Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a British Virgin Islands court would determine that a judgment of a U.S. court based on the civil liability provisions of the U.S. federal or state securities laws is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the British Virgin Islands.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers or directors following our initial acquisition transaction;
•	officers and directors allocating their time to other businesses and conflicts of interest that might arise with our officers and directors with respect to the allocation of business opportunities and the consummation of any acquisition transaction;
•	expectations regarding the involvement of our management following our initial acquisition transaction;
•	delisting of our securities from the NASDAQ Capital Market or the ability to have our securities listed on the NASDAQ Capital Market following our initial acquisition transaction;
•	estimates regarding the operating expenses of our business before the consummation of our initial acquisition transaction and the beliefs that upon completion of the private placement of the placement warrants and this offering, we will have sufficient funds to operate for the next 18 months, or 21 months pursuant to the automatic period extension, assuming that our initial acquisition transaction is not consummated during that time;
•	potential inability to obtain additional financing to consummate our initial acquisition transaction;
•	limited pool of prospective target businesses;
•	ability and the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for equity securities;
•	public shares’ limited liquidity and trading;
•	use of proceeds not in the trust account; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the placement warrants will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from the offering	$100,000,000	$115,000,000
Gross proceeds from the sale of the placement warrants	3,800,000	3,800,000
Total gross proceeds	$103,800,000	$118,800,000
Underwriting expenses:
Underwriting discount (3% of gross public offering proceeds)	$3,000,000	$3,450,000
Contingent underwriting discount (2% of gross public offering proceeds)	2,000,000	2,300,000
Total underwriting expenses	$5,000,000	$5,750,000
Offering expenses:(1),(2),(3)
Legal fees and expenses	$350,000	$350,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	35,000	35,000
SEC and FINRA registration fees	53,163	53,163
NASDAQ initial listing application fees	75,000	75,000
Miscellaneous expenses (including Blue Sky fees)	26,837	26,837
Total offering expenses	$575,000	$575,000
Total underwriting and offering expenses:	$5,575,000	$6,325,000
Net proceeds:
Net proceeds from the offering and the sale of the placement warrants:
Held in trust	$98,000,000	$112,250,000
Not held in trust	225,000	225,000
Total net proceeds	$98,225,000	$112,475,000
Proceeds held in trust for the benefit of our public shareholders	$98,000,000	$112,250,000
Deferred underwriting discount held in trust	2,000,000	2,300,000
Total amount held in trust	$100,000,000	$114,550,000
Percentage of gross public offering proceeds held in trust account	100.0%	99.6%

Working capital funded from net proceeds not held in the trust account and interest earned on monies held in the trust account(4)	Amount(5)	Percentage of Total
Legal, accounting and other non-due diligence expenses, including structuring and negotiating an acquisition transaction	$100,000	44.45%
Due diligence of prospective target businesses by officers, directors, and initial shareholders	25,000	11.11%
Legal and accounting fees relating to SEC reporting obligations	75,000	33.33%
Reserve for liquidation expense	10,000	4.44%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	15,000	6.67%
Total	$225,000	100.0%

(1)	Excludes the payment of $100 from the underwriters for their unit purchase option and the proceeds from the exercise of any warrants or the exercise of the underwriters’ unit purchase option.

(2)	No discounts or commissions will be paid with respect to the sale of the placement warrants. For purposes of presentation, the current portion of underwriting discounts and commissions are reflected as the amount payable to the underwriters upon the consummation of this offering. An additional $2,000,000, or $2,300,000 if the over-allotment option is exercised in full, all of which will be deposited in the trust account following the consummation of the offering, is payable to the underwriters only upon the later of a consummation of an acquisition transaction or post-acquisition tender offer. In addition, in the event of an acquisition transaction or post-acquisition tender offer, as the case may be, the amount of deferred underwriting discount payable to the underwriters will be paid out first over other amounts in the trust account. If an acquisition transaction is not consummated and our company is dissolved and the trust account is liquidated, such amounts will be distributed among our public shareholders.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The amount of proceeds not held in the trust account will remain constant at $225,000 even if the over-allotment is exercised. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us.
(5)	The amount available to us for expenses and working capital will be the same regardless of whether the over-allotment option is exercised. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction.

In addition to the offering of units by this prospectus, our founders and their designees have committed to purchase the placement warrants from us for an aggregate purchase price of $3,800,000. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the placement warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of approximately $100,000,000 (or approximately $114,550,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the placement warrants described in this prospectus, including $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at J.P. Morgan with Continental Stock Transfer & Trust Company as trustee. We expect that the trust assets will be held in an account located outside of the United States. Net proceeds of this offering in the amount of $225,000 will not be held in the trust account. We believe the $225,000 of proceeds of this offering initially available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to allow us to operate for at least the next 21 months, assuming an acquisition transaction is not completed during that time. The per unit amount in trust will be greater than approximately $9.96 in the event the underwriters do not exercise the over-allotment option in full because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised.

Except for any amounts paid to redeeming shareholders in connection with our initial acquisition transaction, the proceeds held in the trust account will not be released from the trust account until the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or a post-acquisition tender offer or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction prior to 18 months (or 21 months pursuant to the automatic period extension) following the consummation of this offering. All amounts held in the trust account that are not:

•	distributed to shareholders who exercise redemption rights;
•	released to us to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below

•	released to us for working capital purposes and general corporate requirements (any amount in the trust account in excess of $10.00 per public share, or approximately $9.96 per public share in the event the over-allotment option is exercised in full);
•	released to us to pay taxes;
•	a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction; or
•	payable to the underwriters as deferred underwriting discounts and commissions,

will be released to us upon the consolidation of each series of ordinary shares into one class of ordinary shares after consummation of an initial acquisition transaction or, post-acquisition tender offer, as the case may be.

Notwithstanding the foregoing, if we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, there can be released to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete an acquisition transaction. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. Our Amended and Restated Memorandum and Articles of Association require that we acquire a controlling interest in a target business in connection with an acquisition transaction. We will not consider any transaction that does not meet such criteria.

Upon release of funds from the trust account, and after payment of the redemption price to any shareholders who exercise their redemption rights and the deferred underwriting discounts and commissions to the underwriters, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial acquisition transaction occurs. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies, or for working capital.

Intercarbo Holding AG, an entity controlled by one of our founders, Taras Vazhnov, has loaned us a total of $180,155, which amount was used to pay a portion of the expenses of this offering referenced in the line items above related to the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in the trust account.

We have agreed to pay to Intercarbo Holding AG a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Payment of such fees shall begin to accrue immediately after this offering and shall be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any. Intercarbo Holding AG is an affiliate of Taras Vazhnov, our director. This arrangement was agreed to by our Board of Directors for our benefit and is not intended to provide Mr. Vazhnov compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Intercarbo Holding AG will approximate the amount of accrued reimbursement. Upon consummation of an acquisition transaction or our liquidation, we will cease to accrue these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (all amounts in the trust account in excess of $10.00 per public share, or approximately $9.96 per public share in the event the over-allotment option is exercised in full) and will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 21 months. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is lower than the actual amount necessary to do so, or in the event the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or our officers and directors. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us.

The net proceeds from this offering and the private placement of the placement warrants that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

Other than the fee for office space and administrative and secretarial services described above, we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers, and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the acquisition transaction. However, our officers, and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one or more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. We expect that due diligence of prospective target businesses will be monitored or performed by Anatoly Danilitskiy, our Chief Executive Officer and Chairman, and Kyle Shostak, our Chief Financial Officer, Secretary and a director. Additionally, we may engage market research firms and/or third-party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our founders, officers or directors, and their respective affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an acquisition transaction. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such acquisition transaction, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential acquisition transaction unfavorably and result in a conflict of interest. Although we currently expect that the members of our management team will become a part of the management team of the combined entity, since the actual role of each present member of management after an acquisition transaction is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after an acquisition transaction.

A public shareholder will be entitled to receive funds from the trust account only (i) upon our dissolution and trust account liquidation if we fail to consummate our initial acquisition transaction within the allotted time, (ii) upon our liquidation of our trust account if we fail to commence or complete our post-acquisition tender offer within the allotted time, or (iii) if the public shareholder seeks to have us redeem their shares for cash in connection with an acquisition transaction that was actually consummated. In no other circumstances will a public shareholder have any right or interest of any kind in or to the funds in the trust account.

Upon the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. If we do not complete an initial acquisition transaction and we dissolve and the trust account is liquidated and distributed to our public shareholders as described herein, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements.

DIVIDEND POLICY

We have not paid any dividend on our ordinary shares to date and we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial acquisition transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an acquisition transaction. The payment of any dividends subsequent to an acquisition transaction will be within the discretion of our then board of directors. After an acquisition transaction, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

On November 28, 2011, and February 13, 2012, our founders acquired an aggregate of 2,875,000 Series C Shares for an aggregate purchase price of $25,000 (up to 375,000 of which shares will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full), an amount that is equal to 20% of the total of the number of shares that will be outstanding after this offering. In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at 20% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment.

DILUTION

The difference between the public offering price per callable Series A Share, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering and the private placement of the placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares (including callable Series A Shares). The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At February 17, 2012, our net tangible book value (excluding offering costs incurred in advance before this offering) was a deficit of $(179.155), or approximately $(0.06) per ordinary share. After giving effect to the sale of 10,000,000 callable Series A Shares included in the units (but excluding shares underlying the redeemable warrants included in the units) in this offering and the sale of 5,066,666 placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 9,250,000 public shares which may be redeemed for cash) at February 17, 2012, would have been $5,745,945 or $1.77 per share, representing an immediate increase in net tangible book value of $1.83 per share to our founders and an immediate dilution of $8.23 per share or 82.3% to new investors not exercising their redemption rights. Our pro forma net tangible book value after this offering and the private placement of the placement warrants has been reduced by $2,000,000, representing the deferred underwriting discounts and commissions payable upon the consolidation of our ordinary shares into one class of ordinary shares after the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be.

For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the placement warrants is approximately $92,500,000 less than it otherwise would have been because if we effect an acquisition transaction, the redemption rights of the public shareholders, other than our founders, may result in the redemption for cash of up to 9,250,000 shares at a per share redemption price equal to the amount in the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, calculated as of two business days prior to the liquidation of the trust, divided by the number of ordinary shares included in the units sold in this offering. However, if we have exercised our right to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any tender offer to effect an acquisition transaction.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the redeemable warrants included in the units:

Initial public offering price		$10.00
Net tangible book value before this offering and the private placement of the placement warrants	$(0.06)
Increase attributable to new investors	$1.83
Pro forma net tangible book value after this offering and the private placement of the placement warrants		1.77
Dilution to new investors that do not subsequently exercise their redemption rights		$8.23

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(1)	Percentage	Amount	Percentage
Founders’ shares	2,500,000	20.00%	$25,000	0.0002%	$0.01
New investors	10,000,000	80.00%	100,000,000	99.9998%	$10.00
Total	12,500,000	100.00%	$100,025,000	100.0000%	$8.00

(1)	Does not include (i) 1,500,000 callable Series A Shares included the units issuable upon the exercise in full of the over-allotment option, (ii) 375,000 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full, (iii) the 10,000,000 ordinary shares underlying the redeemable warrants comprising the units offered in this offering, or (iv) the 5,066,666 ordinary shares underlying the placement warrants.

The pro forma net tangible book value after this offering and the private placement of the placement warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of the placement warrants	$(179,155)
Net proceeds from this offering and the private placement of the placement warrants	100,225,000
Proceeds from the sale of the unit purchase option to the underwriters	100
Plus: offering costs incurred in advance, excluded from tangible book value before this offering	200,000
Less: deferred underwriters’ discount paid upon consummation of an acquisition transaction	(2,000,000)
Less: proceeds held in the trust account subject to redemption for cash(2) (9,250,000 × $10.00)	(92,500,000)
Total net tangible book value after this offering and the private placement of the placement warrants	$5,745,945
Denominator
Ordinary shares outstanding prior to this offering and the private placement of the placement warrants(1)	2,500,000
Callable Series A Shares included in the units offered in this offering	10,000,000
Less: shares subject to redemption (10,000,000 × 92.5%)	(9,250,000)
3,250,000

(1)	Does not include 375,000 founders’ shares underlying the founders’ shares that we will redeem for no consideration in the event the over-allotment option is not exercised in full.
(2)	If the acquisition transaction is consummated, public shareholders who exercised their redemption rights would be entitled to receive approximately $10.00 per share.

CAPITALIZATION

The following table sets forth our capitalization on:

an actual basis at February 17, 2012; and

an as adjusted basis to give effect to the sale of the founders’ shares to our founders, the placement warrants to our founders and their designees, the underwriters’ unit purchase option, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of February 17, 2012
	Actual	As Adjusted
Note payable to affiliate of shareholder(1)	$180,155	$—
Ordinary shares, $0.0001 par value, 0 and 375,000 shares that are subject to possible redemption, shares at redemption value(2)(3)	—	92,500,000
Shareholders’ equity:
Ordinary shares, $0.0001 par value, 150,000,000 shares authorized; 2,875,000 shares issued and outstanding and 12,500,000 shares issued and outstanding (excluding 375,000 shares subject to possible redemption), as adjusted	287	325
Additional paid-in capital	24,713	5,749,775
Deficit accumulated during the development stage	(4,155)	(4,155)
Total shareholders’ equity	20,845	5,745,945
Total capitalization	$201,000	$98,245,945

(1)	Amount loaned pursuant to the promissory note issued to Intercarbo Holding AG, a company controlled by Taras Vazhnov, our director, which is due promptly after the consummation of this offering. These funds were used to pay the NASDAQ initial listing fee and a portion of the expenses of this offering including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses.
(2)	If we consummate an acquisition transaction or post-acquisition tender offer, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to 92.5% of the aggregate number of public shares sold in this offering at a per share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $10.00, or approximately $9.96 if the over-allotment option is exercised in full, which includes $0.20 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, calculated as of two business days prior to the liquidation of the trust, divided by the number of callable Series A Shares included in the units sold in this offering.
(3)	Our founders have agreed not to redeem any founders’ shares held by them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed company established under the laws of the British Virgin Islands with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We are an innovated public acquisition company, or IPACSM, formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, or control through contractual arrangements, one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described in more detail below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at, the time the acquisition transaction is completed. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Russia or Eastern Europe. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (not has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We intend to effect an acquisition transaction using the cash from the proceeds of this offering, our capital securities, debt or a combination of cash, capital securities and debt.

Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the acquisition transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that may meet our investment criteria and, therefore, could be a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

The issuance of additional securities in an acquisition transaction:

•	may significantly dilute the equity interest of our shareholders;
•	may cause a change in control if a substantial number of ordinary shares or voting preferred shares are issued which may affect our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in an acquisition transaction may result in:

•	default and foreclosure on our assets if our operating revenues after an acquisition transaction were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Shareholder approval would normally only be required under British Virgin Islands law where the acquisition transaction involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Supreme Court of the British Virgin Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company which would alter the rights attached to our shares or amendments to our memorandum and articles of association. A merger of our wholly-owned subsidiary with another company would not normally require shareholder approval under our memorandum and articles or the BVI Business Companies Act. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-acquisition tender offer: At the discretion of our directors and if a shareholder vote is not required by British Virgin Islands law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we would initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding callable Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer. Public shareholders will be entitled to tender all or a portion of their callable Series A Shares in a pre-acquisition tender offer, and we will not pro-rate any shares tendered. We would proceed with an acquisition transaction only if public shareholders owning no more than 92.5% of the public shares exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have more than $5,000,000 in net tangible assets following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
•	Post-acquisition tender offer: At the discretion of our directors and if a shareholder vote is not required by British Virgin Islands law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer, and that would include disclosure regarding the target (including audited financial statements of the target, risk factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations) and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding callable Series B Shares by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public shareholders will be entitled to tender all or a portion of their callable Series B Shares in a post-acquisition tender offer, and we will not pro-rate any shares tendered. The tender offer documents would include the same information about the target business as was contained in the Form 6-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer.

In connection with the post-acquisition tender offer, public shareholders would be subject to a redemption threshold of 92.5%, whereby public shareholders holding no more than 92.5% of the public shares exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have more than $5,000,000 in net tangible assets following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” As provided in our Amended and Restated Memorandum and Articles of Association, we may not proceed with an acquisition transaction in contemplation of a post-acquisition tender offer if holders of 92.5% or more of the shares sold in this offering may participate in such post-acquisition tender offer. If we structure the acquisition transaction in this manner, then depending on the amount of money our target business requires us to retain in the trust account after shareholders have been given the right to redeem and to ensure that we maintain the 92.5% redemption threshold, we must, after the Form 6-K is filed with the SEC, seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining callable Series A Shares automatically converting to callable Series B Shares immediately following consummation of the acquisition transaction. The automatic conversion of the callable Series A Shares to callable Series B Shares is necessary to avoid the possibility that the shareholders who elect to convert their callable Series A Shares to Series C Shares be deemed to be participating in the post-acquisition tender offer and to have received different (i.e. Series C Shares versus cash equal to a pro rata portion of the trust account) consideration for shares tendered in the offering. We would seek out such shareholders immediately prior to the consummation of the acquisition transaction. The exchange ratio of callable Series A Shares for Series C Shares would be on a one-for-one basis and other than the exchange of shares, no other compensation will be paid to converting shareholders. Upon closing of the acquisition transaction, all remaining callable Series A Shares will be automatically converted into callable Series B Shares on a one-for-one basis, which would be eligible to participate in any post-acquisition tender offer.

The tender offer would be for all outstanding callable Series B Shares at a price equal to a pro rata share of the trust account (which pro rata share would be based on the total number of shares issued in our initial public offering). Holders of callable Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of callable Series A Shares that have their shares automatically converted to callable Series B Shares would be entitled to participate in the issuer tender offer. If we fail to commence the issuer tender offer within 30 days of consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account. The holders of Series C Shares and public warrant holders will continue to hold their securities in us. If we are unable to obtain sufficient conversions to Series C Shares to ensure that we maintain the 92.5% threshold, we will not be able to consummate the acquisition transaction. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our callable Series A Shares into Series C Shares in connection with a post-acquisition tender offer, see “Proposed Business — Effecting an Acquisition Transaction —  Post-Acquisition Tender Offer.”

If we are no longer an FPI and shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

The redemption rights described above are only available to holders of callable Series A Shares or callable Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption.

We elected to permit redemption in these different fashions so that we would have more flexibility in structuring a successful acquisition transaction than similarly structured blank check companies. The way we structure our transaction will be determined by circumstances at the time and the requirements of our target business, so we cannot provide any definitive guidance on which structure we will use, other than that we will use the structure that we believe will allow us to complete a successful acquisition, depending on factors such as whether the acquisition transaction requires a shareholder vote and the requirements of the target business.

Similarly, if we structure the acquisition transaction to require a post-acquisition tender offer and we elect to seek that certain shareholders convert all of their callable Series A Shares into Series C Shares, then the methodology of how we will approach such holders will be determined by circumstances at the time and the requirements of our target business. Accordingly, we cannot provide any definitive guidance on which methodology we will use, other than that we will use the methodology that we believe will allow us to complete a successful acquisition. See “Proposed Business — Effecting an Acquisition Transaction —  Shareholder Redemption Rights” for a further discussion.

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.

A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing. If so, we will effectively be required to adjust the redemption threshold to reduce the number of shares that can be redeemed (thereby reducing the 92.5% threshold) in connection with such acquisition transaction or obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying callable Series A Shares.” As a result, public shareholders may have to wait the full 18 months (or 21 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See “Risk Factors — Even though we have a redemption threshold of 92.5%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing, and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

We will proceed with an acquisition transaction only if public shareholders owning no more than 92.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, there can be released to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

Time to Complete an Initial Acquisition Transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. In addition, unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months following the consummation of this offering, the time period within which we must complete our initial acquisition transaction will be automatically extended to 21 months following the consummation of this offering (which we refer to as the automatic period extension in this prospectus) if an initial filing with the SEC of a tender offer, proxy, or registration statement is made, but the acquisition transaction is not completed, within 18 months of the date of this prospectus.

Pursuant to our Amended and Restated Memorandum and Articles of Association and applicable provisions of British Virgin Islands law, if we do not consummate our initial acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve and, as promptly as practicable, liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction. As required by the trust agreement, such time period could only be extended with the approval of 80% of the shares sold in our initial public offering. Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Results of Operations and Known Trends or Future Trends

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of an acquisition transaction.

Immediately after this offering, we will begin accruing monthly fees of $7,500 per month to Intercarbo Holding AG and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the sale of our ordinary shares to our initial shareholder for $25,000. In our opinion, upon consummation of this offering, our working capital will be sufficient for our present requirements. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) to be applied to underwriting discounts and commissions, offering expenses and working capital and $2,000,000 of deferred underwriting discounts and commissions (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the placement warrants for an aggregate purchase price of $3,800,000, will be $98,225,000 (or $112,475,000 if the underwriters’ over-allotment option is exercised in full). Approximately $100,000,000 (or approximately $114,550,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. $225,000 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate an acquisition transaction.

In addition, Intercarbo Holding AG, an entity controlled by Taras Vazhnov, our director, has loaned us an aggregate of $180,155 to cover expenses related to this offering. This loan does not bear any interest and is due promptly after the date on which we consummate this offering. We intend to repay this loan due to Intercarbo Holding AG upon consummation of this offering from the proceeds of this offering not placed in the trust account.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses, and will use a portion of the interest earned on the trust account together with the funds not held in trust to identify and evaluate prospective target businesses, to select one or more target businesses, and to structure, negotiate and consummate the initial acquisition transaction, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account, such amounts could be accrued and paid out of the funds that were held in trust post-acquisition transaction, assuming an acquisition transaction is consummated. In addition, in the event our operating expenses exceed the working capital available to us, our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 21 months.

We anticipate that, even at an interest rate of 0.20% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $225,000 held outside the trust, to fund our working capital and general corporate requirements. We expect our primary liquidity requirements during the period prior to the consummation of our initial acquisition transaction or our liquidation to include approximately $25,000 for expenses for the due diligence and investigation of a target business or businesses, including the review of documents and financial statements related to the applicable businesses; approximately $100,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial acquisition transaction, including the drafting of an acquisition document and the preparation of documents relating to the redemption rights of our shareholders in connection with the acquisition transaction; up to an aggregate of $157,500 for office space, administrative services and secretarial support payable to Intercarbo Holding AG (an affiliate of one of our directors), representing $7,500 per month for up to 21 months commencing on the date of this prospectus, to begin accruing immediately after this offering and to be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any; approximately $10,000 as a reserve for liquidation expense; approximately $70,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $15,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. These expenses are only estimates. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an acquisition transaction based upon the level of complexity of that acquisition transaction. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders. None of our founders are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed acquisition transaction. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable acquisition transaction without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate an acquisition transaction in the allotted time and would be forced to liquidate.

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, there can be released to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate an acquisition transaction. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of an acquisition transaction.

Working Capital Loan

Through the date of this prospectus, Intercarbo Holding AG has loaned us an aggregate of $180,155 to cover expenses related to this offering. This loan does not bear any interest and is due promptly after the date on which we consummate this offering. We intend to repay this loan due to Intercarbo Holding AG upon consummation of this offering from the proceeds of this offering not placed in the trust account.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 17, 2012, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date, since date of inception, November 28, 2011.

PROPOSED BUSINESS

Introduction

We are a newly formed company established under the BVI Business Companies Act. We are an innovated public acquisition company, or IPACSM, formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. An IPAC is a blank check company that permits the company to return funds from the trust account to redeeming shareholders after the acquisition transaction is completed, as described further below, which is different from most other blank check companies that are required to return funds from the trust account prior to, or at the time, the acquisition transaction is completed. “IPAC” is a service mark of Loeb & Loeb LLP.

Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region or industry, we intend to focus on operating businesses with primary operations in Russia or Eastern Europe. To date, our efforts have been limited to organizational activities. The address of our registered office is FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that may meet our investment criteria and, therefore, could be a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

Management Expertise

Our management team has a proven track record of finding, valuing, operating, consolidating, acquiring, restructuring, building, and disposing of various operating businesses in multiple industries in Russia and Eastern Europe.

We believe our management is uniquely positioned to source, execute, operate and exit large and middle-market business opportunities in multiple industries. Management possesses the experience needed to meet the unique reporting and relational demands of the investors in an IPAC.

Our management team expects to bring value to a target company by selecting and supporting effective leadership, providing strategic guidance, and assisting with enterprise improvement, sales and marketing.

The team is led by Mr. Anatoly Danilitskiy, a highly regarded entrepreneur and financier among the Russian business elite. Mr. Danilitskiy has a proven track record of establishing and building successful national champion-class businesses. From 2004 to 2009, Mr. Danilitskiy established and led National Reserve Corporation, or NRC, consolidating its strategic non-banking investment assets and building it into what became one of Russia’s largest private holding companies with assets totaling over $5 billion. While at NRC, Mr. Danilitskiy oversaw all major investments and the asset management business. He was also responsible for the group’s investments in energy companies such as Gazprom and transportation companies (including a 30% stake in Aeroflot International Airlines (AFLTS:RU)) and various debt restructurings and distressed workouts. From 2006 to 2009, Mr. Danilitskiy served as a member of the board of directors of Aeroflot, where he was instrumental in launching and implementing its fleet modernization program.

Mr. Danilitskiy has served as a foreign diplomat, initially to the Soviet Ministry of Foreign Affairs and later to the Russian Ministry of Foreign Affairs, having been posted at the embassies in India, Australia and Great Britain. He retired in 1993 with a rank of Senior Counselor.

Since 2007, Mr. Danilitskiy has served as Chairman and Member of the Board of Energobank and is a majority shareholder of the bank. Mr. Danilitskiy has also served as Chairman of the Board of RetnNet, an international telecommunications network, since 2010. In addition, other members of the management team, Mr. Kyle Shostak, Mr. Taras Vazhnov, and Mr. Levan Vasadze, are experienced investment banking and management professionals, with track record of deal origination, structuring and execution as well as business management.

Business Objective

Based on the collective business and acquisition experiences of our management team, our management will seek to identify and target businesses in Russia or Eastern Europe in which our management can assist in the growth and development. Our management intends to acquire a target cash-positive operating business or businesses that it believes can achieve long-term appreciation. Given our management team’s collective track record of transactions and industry contacts, we believe we can identify potential targets and successfully negotiate and consummate our initial acquisition transaction.

Business Philosophy

We currently intend to target our search in the following manner:

•	We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of new product development, increased production capacity, increased operating leverage, expense reduction and synergistic follow-on acquisitions;
•	We will seek to acquire one or more businesses that have the potential to generate strong, stable, and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams and definable working capital and capital expenditure requirements. We may also seek to leverage this cash flow in order to enhance shareholder value;
•	We intend to only acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company;
•	We are not limited to a particular region or industry; however, we intend to focus on operating businesses with primary operations in Russia and Eastern Europe and on markets and industries in which our management team and our board of directors have first-hand experience, including, but not limited to, consumer retail, FMCG, agriculture, food processing, HoReCa, communications and IT, health services, logistics; and
•	We currently expect that some members of our management team will become a part of the management of the combined entity, or that we will work with existing management to augment the management team in areas where additional capabilities are required.

Business Insight and Competitive Advantage

We will look for businesses that have one or more of the following characteristics:

•	Motivated owners that are seeking liquidity as a result of having their stock in a public company;
•	Businesses that are ready to be public;
•	Businesses that can effectively use the additional capital that a transaction with us will provide;
•	Companies that are being divested by conglomerates or multinational companies; and
•	Under-valued public companies that can benefit from our management’s experience and expertise.

Opportunities in Russia and Eastern Europe

With global risk-aversion remaining high and investors looking increasingly hard for prudent ways to deploy capital, we believe Russia is an attractive investment region among emerging markets. According to The World Bank, IMF and the CIA’s World Factbook, Russia is the ninth largest economy in the world by nominal GDP and sixth largest by purchasing power parity. Since the beginning of 2012, the Russian market has been slowly attracting a growing amount of foreign investment, including equity and direct investments. An easing of U.S. monetary policy is creating an excess of liquidity and leading to an inflow of capital into emerging markets, with Russia being attractively positioned among not only developed but also many large emerging market economies. We believe such investment results from low valuations, attractive investment returns compared to other established emerging markets such as Brazil, India and China, favorable government policies, absence of punitive taxation on foreign fixed income portfolio investments, stable currency and prudent fiscal and monetary policies.

Largely because of its conservative fiscal policy during the boom years of 2001 – 2008, we believe that Russia was better positioned than many other emerging market economies to withstand the 2009 crisis by prudently pursuing an aggressive countercyclical economic policy. The recent surge in Brent oil prices due to continuing unrest in the Middle East, escalation of the Iran conflict, and the recent catastrophe in Japan has focused attention on safer gas technology, an area where Russia is a world leader. Additionally, since the severe domestic financial crisis of the fall of 2008 and concerns about global growth, in order to encourage growth in sectors other than the oil, gas and metal sectors on which the country has been dependent, the government has announced a robust program of “modernization” aimed at developing technological sectors where Russia has been traditionally competitive (energy saving solutions, space, IT, etc.).

Russia has also announced the largest privatization program since the post-communist privatization of the early 1990s. The wide-ranging privatization plan is intended to raise more than $20 billion over the next three years and to reduce about 25 to 49 percent of the government’s stake in the national oil company, the national shipping company, two state banks and an electric power management company, with the goal of further reducing the government’s stake to 30 percent in 10 years. A state-wide reduction of government employees by 20 percent is also taking place. The government is also replacing its officials on the board of state-owned corporations with the independent directors, bringing more independence to the decision-making process.

Fundamentally, Russia remains a country with high growth prospects compared not only to developed countries but also to many developing economies. According to data from the International Monetary Fund’s World Economic Outlook, September 2011, Russia’s GDP grew by 4.3% in 2011 and growth is expected to continue at approximately 4.0% from 2012 to 2016. GDP grew by 4.0% in 2010, preceded by a decline of 7.8% in 2009. In contrast, most economists expect the U.S. economy to expand by 1.8% in 2012, and, according estimates by Gazprombank, the Eurozone is expected to expand by 1.1%. Current account surpluses, cheap currency, low levels of public sector debt and growing working-age populations all bode well for growth in consumption, particularly discretionary consumption.

We believe that Russia’s accession to the World Trade Organization in 2012 is a sign of the country’s readiness to play by international rules. For example, Russia has opened a number of previously closed domestically-oriented industries to foreign investors. The positive impact of the WTO membership, including in terms of the incremental GDP growth, has yet to be fully felt. Russia will also host Winter Olympic Games in 2014 and World Cup in 2018, with record amount of state and private capital being invested into related infrastructure projects. Furthermore, we believe that Russia’s political stability has been further secured as a result of the recent election of Mr. Vladimir Putin as President for the next six years.

In addition to the value of opportunities in Russia, similar investment opportunities exist in other countries of the Commonwealth of Independent States (CIS), such as Ukraine, Belarus and Kazakhstan. In many cases, the opportunities represent a better comparable value proposition on the backdrop of what is sometimes a complicated financial and legal environment.

The combination of fundamental factors as well as management’s experience create opportunities to capitalize on the growing consumer segment of the Russian market, while avoiding the abrupt fluctuations common in many other market environments. Given the sustainable growth nature as well as the critical role that the consumer market has to the success of the Russia’s capitalist economy, management believes there are reasonable prospects for attractive and sustainable returns.

Potential Disadvantages

Although our management has a number of competitive advantages in acquiring businesses through blank check companies, we cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business if, for example, no member of our management remains with the combined company after an acquisition transaction.

Since 2008 and through August 15, 2011, a total of 39 blank check companies have completed their initial public offering, but only 13 (or approximately 33%) have completed an initial acquisition transaction. Of the remaining 26, 20 (or approximately 51%) are still seeking acquisition targets and 6 (or approximately 15%) have dissolved and liquidated their trust to public shareholders.

Our Acquisition Transaction Plans

We do not have any specific acquisition transaction under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses that may meet our investment criteria and, therefore, could be a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business. We will not, therefore, automatically disregard any such potential target solely on the basis that a member of our management team was previously aware of the target or had some level of contact with it prior to the effective date of our prospectus. To do so would only be to the disadvantage of our shareholders by depriving them of the opportunity to consummate what might be an attractive acquisition transaction. Should we propose a transaction with such a business to our shareholders, we will disclose any such prior knowledge or contacts, and we will reaffirm that no discussion of an acquisition transaction with us occurred prior to the effective date of this prospectus.

If we are unable to consummate an acquisition transaction within the allotted time (18 months, or 21 months pursuant to the automatic extension period described herein, from the consummation of this offering), we will liquidate and distribute our trust account, as well as any remaining net assets, to our public shareholders. Following the liquidation of our trust account, our corporate existence will cease.

Effecting an Acquisition Transaction

General

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Shareholder approval would normally only be required under British Virgin Islands law where the acquisition transaction involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Supreme Court of the British Virgin Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company which would alter the rights attached to our shares or amendments to our memorandum and articles of association. A merger of our wholly-owned subsidiary with another company would not normally require shareholder approval under our memorandum and articles or the BVI Business Companies Act. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem all or a portion of their shares for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full).

In order to redeem the callable Series A Shares for cash upon the consummation of an acquisition transaction, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such acquisition transaction in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act. The closing of the acquisition transaction will be cross-conditioned with the closing of the tender offer.

In connection with the tender offer, we are required to offer redemption rights to all public holders of our callable Series A Shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per callable Series A Share amount of approximately $10.00 (or approximately $9.96 in the event the over-allotment option is exercised in full) reserved for redemption of the callable Series A Shares will not be reduced.

If we are no longer an FPI and a shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

We will have until 18 months (or up to 21 months if extended as described in this prospectus) from the completion of this offering to consummate an acquisition transaction. If we are unable to consummate an acquisition transaction by the applicable date, we will dissolve as promptly as practicable and liquidate and release to our public shareholders, as part of our plan of distribution, the amount in our trust account and any remaining net assets.

Our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the acquisition transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the placement warrants, our capital securities, debt or a combination of these as consideration to be paid in an acquisition transaction. While substantially all of the net proceeds of this offering are allocated to completing an acquisition transaction, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, funding the purchase of other companies or for working capital. We may engage in an acquisition transaction with a company that does not require significant additional capital but is seeking a public trading market for its shares and that wants to merge with an already public company to add the experience of the public company’s management team to its company and to avoid the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold, despite the fact that merging with us would require similar disclosures and, potentially, a similar timeframe as an initial public offering. We may seek to effect an acquisition transaction with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. We have questioned our officers and directors on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in the ability of any of our founders to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of our initial acquisition transaction, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an acquisition transaction. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may consider an acquisition transaction that will require additional financing, particularly as we intend to focus primarily on acquisitions of middle market companies. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such acquisition transaction would be disclosed in the registration statement/proxy materials or tender offer materials relating to the required shareholder redemption rights.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are seeking a target business and request any information that they have for suitable targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. We may seek to engage someone to assist in finding a potential target business if our management feels that they need assistance to find a suitable target business. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential target business such finder proposes. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an acquisition transaction. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any acquisition transaction involving us. Following such acquisition transaction, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such acquisition transaction. Our directors have advised us that they will not take an offer regarding their compensation or fees following an acquisition transaction into consideration when determining which target businesses to pursue.

Selection of a target business and structuring of an acquisition transaction

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of our initial acquisition transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar acquisition transaction; however, there are a number of industries in certain countries (such as Russia) in which direct foreign investment is restricted (including telecommunications services, and online commerce). We will not consider any transaction that does not meet the above described criteria.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the captions “— Investment Insight and Competitive Advantage” and “— Investment Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other acquisition transactions, introduction of new products, or product line extensions; and
•	costs associated with effecting the acquisition transaction.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular acquisition transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

In addition, unlike many other blank check companies, our target business is not required to have a minimum value for us to acquire it, although we intend to seek a target business meeting the requirements described above. Any funds remaining in trust after our shareholders have had the opportunity to redeem their shares will be used by the operating business as it deems appropriate.

The time required to select and evaluate a target business and to structure and complete the acquisition transaction, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an acquisition transaction is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition transaction.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition transaction. At the time we propose an acquisition transaction to our shareholders, we will provide detailed information about the combined company’s capital structure, and will present the information assuming no redemptions and full redemptions by public shareholders.

The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. Any such opinion will be included in our proxy materials and/or tender offer materials furnished to our shareholders in connection with an acquisition transaction, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion, unless: (i) the acquisition transaction is with a target business affiliated with our founders, or our directors or officers, or with the underwriters, underwriting selling group members or their affiliates as described in more detail herein; or (ii) we were engaging in an acquisition transaction through contractual arrangements, as described on page 5 of this prospectus.

Although there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value greater than 80% of the balance in the trust account, no such financing arrangements have been entered into or contemplated with any third parties to raise such additional funds through the sale of securities or otherwise.

Issuance of additional debt or equity

We may consider an acquisition transaction that will require additional financing, particularly as we intend to focus primarily on acquisitions of middle market companies. We believe that our available working capital following this offering would support the acquisition of such a target business. In addition, we believe that this range is appropriate given that we can issue equity and/or debt securities as part of the consideration to be paid for an acquisition, even in light of the possibility of over 92.5% redemptions by shareholders who own public shares to be issued in the initial public offering. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs and the number of our shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such acquisition transaction would be disclosed in the proxy materials and/or tender offer materials relating to the required shareholder redemption rights.

Lack of business diversification

While we may seek to effect acquisition transactions with more than one target business, our initial acquisition transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single acquisition transaction, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial acquisition transaction, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy materials and/or tender offer materials disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial acquisition transaction with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete acquisition transactions with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an acquisition transaction with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an acquisition transaction, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete an acquisition transaction structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial acquisition transaction.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an acquisition transaction with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following an acquisition transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an acquisition transaction. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an acquisition transaction, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is quite possible that we will seek an acquisition transaction with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for acquisition transactions

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing acquisition transactions. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the shares held by shareholders who elect redemption may reduce the financial resources available for an acquisition transaction. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial acquisition transaction entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction. We cannot assure you that we will be able to successfully compete for an attractive acquisition transaction. Additionally, because of these factors, we cannot assure you that we will be able to effectuate an acquisition transaction within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically dissolve and liquidate as promptly as practicable.

Time to complete an initial acquisition transaction

We will have until 18 months (or 21 months pursuant to the automatic period extension described below) from the completion of this offering to consummate an acquisition transaction. If, at the end of the 18-month period, or if at the end of the 21 month period, as applicable, we have not consummated an acquisition transaction, we will automatically dissolve and as promptly as practicable liquidate the trust account as described herein. Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, the time period that funds would remain in the trust account and not be released could only be extended with the approval of the holders of 80% of the shares sold in our initial public offering. If we elect to effect a post-acquisition tender offer and complete an acquisition transaction prior to such time period, but have not completed a post-acquisition tender offer within the applicable period, we will not be required to liquidate and wind up our affairs; however, the release of the funds to us in the case of a post-acquisition tender offer will be conditioned upon completion of such tender offer.

If we elect to have a post-acquisition tender offer and complete an acquisition transaction prior to such time period, but have not completed a post-acquisition tender offer within the applicable period, we will not be required to liquidate the trust account; however, the release of the funds to us will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any callable Series A Shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.

In connection with a shareholder vote to amend Article [__] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will not to exercise redemption rights in connection with such shares.

Extension of time to complete an acquisition transaction to 21 months

We have a period of 18 months from the consummation of this offering with which to effect our initial acquisition transaction. However, unlike most other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within such 18 month period, the date before which we must complete our initial acquisition transaction will automatically be extended for an additional three months, to avoid being required to liquidate, for a total of 21 months from the consummation of this offering.

We believe that extending the date before which we must complete our initial acquisition transaction to 21 months may be necessary due to the circumstances involved in the evaluation and closing of an acquisition transaction in Russia or Eastern Europe, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals.

If at the end of the extended period we have not effected such acquisition transaction, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements.

Permitted purchases of our securities

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, the investment management trust agreement to be entered into between us and Continental Stock Transfer & Trust Company will permit the release to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our units or the underlying callable Series A Shares and the pro rata portion of the trust account. A market price below the pro rata portion of the trust account could provide an incentive for purchasers to buy our units or the underlying callable Series A Shares after the filing of our preliminary proxy statement at a discount to the pro rata portion of the trust account for the sole purpose of voting against our initial acquisition transaction and exercising redemption rights for the full pro rata portion of the trust account. Such trading activity could enable such investors to block our initial acquisition transaction by making it difficult for us to obtain the approval of such acquisition transaction by the vote of a majority of our outstanding ordinary shares that are voted. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses. For additional information, please see the section entitled “Risk Factors — Our purchase of units or the underlying callable Series A Shares in the open market may support the market price of the units or the underlying callable Series A Shares during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units or the underlying callable Series A Shares.”

Shareholder redemption rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Shareholder approval would normally only be required under British Virgin Islands law where the acquisition transaction involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Supreme Court of the British Virgin Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company which would alter the rights attached to our shares or amendments to our memorandum and articles of association. A merger of our wholly-owned subsidiary with another company would not normally require shareholder approval under our memorandum and articles or the BVI Business Companies Act. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction, regardless of how it is structured.

The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Pre-acquisition tender offer: At the discretion of our directors and if a shareholder vote is not required by British Virgin Islands law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we would initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding callable Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer. Public shareholders will be entitled to tender all or a portion of their callable Series A Shares in a pre-acquisition tender offer, and we will not pro-rate any shares tendered. We would proceed with an acquisition transaction only if public shareholders owning no more than 92.5% of the public shares exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have more than $5,000,000 in net tangible assets following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
•	Post-acquisition tender offer: At the discretion of our directors and if a shareholder vote is not required by British Virgin Islands law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we will file a Report of Foreign Private Issuer on Form 6-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, that we intend to consummate the transaction without a shareholder vote or a pre-acquisition tender offer, and that would include disclosure regarding the target (including audited financial statements of the target, risk factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations) and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 6-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer for all outstanding callable Series B Shares by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public shareholders will be entitled to tender all or a portion of their callable Series B Shares in a post-acquisition tender offer, and we will not pro-rate any shares tendered. The tender offer documents would include the same information about the target business as was contained in the Form 6-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer.

In connection with the post-acquisition tender offer, public shareholders would be subject to a redemption threshold of 92.5%, whereby public shareholders holding no more than 92.5% of the public shares exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have more than $5,000,000 in net tangible assets following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.” As provided in our Amended and Restated Memorandum and Articles of Association, we may not proceed with an acquisition transaction in contemplation of a post-acquisition tender offer if holders of more than 92.5% of the shares sold in this offering may participate in such post-acquisition tender offer. If we structure the acquisition transaction in this manner, then depending on the amount of money our target business requires us to retain in the trust account after shareholders have been given the right to redeem and to ensure that we maintain the 92.5% redemption threshold, we must, after the Form 6-K is filed with the SEC, seek that certain shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining callable Series A Shares automatically converting to callable Series B Shares immediately following consummation of the acquisition transaction. The automatic conversion of the callable Series A Shares to callable Series B Shares is necessary to avoid the possibility that the shareholders who elect to convert their callable Series A Shares to Series C Shares be deemed to be participating in the post-acquisition tender offer and to have received different (i.e. Series C Shares versus cash equal to a pro rata portion of the trust account) consideration for shares tendered in the offering. We would seek out such shareholders immediately prior to the consummation of the acquisition transaction. The exchange ratio of callable Series A Shares for Series C Shares would be on a one-for-one basis and other than the exchange of shares, no other compensation will be paid to converting shareholders. Upon closing of the acquisition transaction, all remaining callable Series A Shares will be automatically converted into callable Series B Shares on a one-for-one basis, which would be eligible to participate in any post-acquisition tender offer.

The tender offer would be for all outstanding callable Series B Shares at a price equal to a pro rata share of the trust account (which pro rata share would be based on the total number of shares issued in our initial public offering). Holders of callable Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of callable Series A Shares that have their shares automatically converted to callable Series B Shares would be entitled to participate in the issuer tender offer. If we fail to commence the issuer tender offer within 30 days of consummation of the acquisition transaction, or if we fail to complete the issuer tender offer within 6 months of consummation of the acquisition transaction, then within 5 business days thereafter, we will automatically liquidate the trust account and release to our public shareholders, except for holders of Series C Shares, a pro rata portion of the trust account. The holders of Series C Shares and public warrant holders will continue to hold their securities in us. If we are unable to obtain sufficient conversions to Series C Shares to ensure that we maintain the 92.5% threshold, we will not be able to consummate the acquisition transaction. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our callable Series A Shares into Series C Shares in connection with a post-acquisition tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Tender Offer.”

If we are no longer an FPI and a shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or we decide to obtain shareholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

The redemption rights described above are only available to holders of callable Series A Shares or callable Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our ordinary shares, our founders have agreed to not tender their securities for redemption.

We elected to permit redemption in these different fashions so that we would have more flexibility in structuring a successful acquisition transaction than similarly structured blank check companies. The way we structure our transaction will be determined by circumstances at the time and the requirements of our target business, so we cannot provide any definitive guidance on which structure we will use, other than that we will use the structure that we believe will allow us to complete a successful acquisition, depending on factors such as whether the acquisition transaction requires a shareholder vote and the requirements of the target business. Similarly, if we structure the acquisition transaction to require a post-acquisition tender offer and we elect to seek that certain shareholders convert all of their callable Series A Shares into Series C Shares, then the methodology of how we will approach such holders will be determined by circumstances at the time and the requirements of our target business. Accordingly, we cannot provide any definitive guidance on which methodology we will use, other than that we will use the methodology that we believe will allow us to complete a successful acquisition. See “Proposed Business — Effecting an Acquisition Transaction —  Shareholder Redemption Rights” for a further discussion.

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights of our shareholders.

A potential target may make it a closing condition to our acquisition transaction that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing. If so, we will effectively be required to adjust the redemption threshold to reduce the number of shares that can be redeemed (thereby reducing the 92.5% threshold) in connection with such acquisition transaction or obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such acquisition transaction and we may not be able to locate another suitable target within the applicable time period, if at all. Similarly, if we have purchased up to 15% of the units or the underlying callable Series A Shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of units or underlying callable Series A Shares purchased by us. In this event, we would disclose the number of units or underlying callable Series A Shares purchased by us and the revised redemption threshold in the registration statement or proxy materials or tender offer materials we will prepare in connection with the acquisition transaction. See “Proposed Business — Effecting an Acquisition Transaction — Permitted purchases of units or the underlying callable Series A Shares.” As a result, public shareholders may have to wait for longer than 18 months (or 21 months pursuant to the automatic period extension) in order to be able to receive a pro rata portion of the trust account in connection with our dissolution and liquidation. See “Risk Factors — Even though we have a redemption threshold of 92.5%, we may be unable to consummate an acquisition transaction if a target business requires that we have cash in excess of the minimum amount we are required to have at closing, and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

We will proceed with an acquisition transaction only if public shareholders owning no more than 92.5% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 92.5% so that we would have a minimum of $5,000,000 in net tangible assets post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”

If we no longer have FPI status and are therefore no longer subject to the FPI rules, and if we do not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of our initial acquisition transaction, there can be released to us from the trust account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for our initial acquisition transaction and ending on the business day immediately preceding the record date for the vote to approve our initial acquisition transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. Purchases under Rule 10b-18 are subject to certain conditions, including with respect to the manner of sale (sales are required to be effected through one broker on a single day, subject to certain exceptions), timing (purchases are subject to certain restrictions at the beginning and end of the trading session), pricing (the purchase price may not exceed the highest independent bid or the last independent transaction price, whichever is higher) and volume of purchases (the total volume of Rule 10b-18 purchases effected by us or any affiliated purchasers on any single day generally must not exceed 25% of the average daily trading volume of our ordinary shares). If the conditions of Rule 10b-18 are not satisfied, we will not make these purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). We may purchase any or all of the units or the underlying callable Series A Shares sold in this offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many units or the underlying callable Series A Shares are purchased, if any. Purchasing decisions will be made based on various factors, including the then current market price of our units or the underlying callable Series A Shares and the terms of the proposed acquisition transaction. All units or the underlying callable Series A Shares purchased by us will be immediately cancelled. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed acquisition transaction and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post-acquisition transaction, or (iii) it could result in our failure to consummate an initial acquisition transaction. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

We elected to permit redemptions in these different fashions so that we would have more flexibility in structuring a successful acquisition transaction than similarly structured blank check companies. The way we structure our transaction will be determined by circumstances at the time and the requirements of our target business, so we cannot provide any definitive guidance on which structure we will use, other than that we will use the structure that we believe will allow us to complete a successful acquisition. However, for example we expect that:

•	If the target business wanted to complete the transaction quickly, we would try to structure the transaction to make use of a post-acquisition tender offer; or

•	If the target business wanted to know exactly how much money would remain in trust prior to closing, we would try to structure the transaction as a pre-acquisition tender offer.

Similarly, if we structure the acquisition transaction to require a post-acquisition tender offer and we elect to seek that certain shareholders convert all of their callable Series A Shares into Series C Shares, then the methodology of how we will approach such holders will be determined by circumstances at the time and the requirements of our target business. However, we expect that:

•	If we do not have a specific threshold requirement to complete the acquisition transaction, but are required to retain as much of the funds in the trust account as possible, we would approach all eligible shareholders and attempt to negotiate a conversion with each of them;
•	If we have a specific threshold amount that we need to achieve to complete the acquisition transaction that will require multiple shareholders to convert in order to be achieved, we may approach all eligible shareholders initially and enter into conversion agreements with shareholders until we have negotiated the required number of conversions; or
•	If we have a specific threshold amount that we need to achieve to complete the acquisition transaction that will require only one eligible shareholder to convert in order to be achieved, we may approach the shareholder with the sufficient number of callable Series A Shares closest to such threshold and attempt to negotiate a conversion with such shareholder.

We may be required to obtain shareholder approval in connection with an acquisition transaction if, for example, we are the entity directly participating in a merger or required to amend our Amended and Restated Memorandum and Articles of Association to alter the rights attaching to our shares.

Dissolution and liquidation if no acquisition transaction

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of British Virgin Islands law, if we do not consummate our initial acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension), our directors will be required to consider a resolution to approve a plan of liquidation and appointment of a liquidator and, as promptly as practicable, liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, by the number of shares sold in this offering. The per unit amount in trust will be greater than $9.96 in the event the underwriters do not exercise the over-allotment option in full because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised. In addition, we will release only to our public shareholders, as part of our plan of distribution, any remaining net assets. No vote would be required from our shareholders to commence such a voluntary winding up and dissolution.

In the case of a full voluntary liquidation procedure, a liquidator would within 30 days of his appointment notify creditors of his intention to make a distribution by placing a public advertisement in the British Virgin Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must file a statement that the liquidation has been completed after which the British Virgin Islands Registrar of Corporate Affairs will issue a certificate of dissolution of our company.

Additionally, in any liquidation proceedings of our company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of our company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the securities acquired by them before this offering, including the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate an acquisition transaction. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

We estimate that our total costs and expenses for implementing and completing our shareholder-approved dissolution and plan of distribution will be approximately $20,000. This amount includes all costs and expenses related to filing our dissolution in the British Virgin Islands, the winding up of our company, legal fees and other filing fees. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital to fund the $20,000 in costs and expenses. If such funds are insufficient, our founders have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our founders to bring a claim against our officers and directors to enforce their indemnification obligations. We have questioned our officers and directors on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in the ability of any of our founders to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Additionally, if we are forced to file liquidation or bankruptcy proceedings or involuntary liquidation or bankruptcy proceedings are filed against us which are not dismissed, the funds held in our trust account will be subject to applicable bankruptcy and insolvency law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Amended and Restated Memorandum and Articles of Association

Summary

Registered Office.  Under our Amended and Restated Memorandum of Association, the address of our registered office is FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands.

Objects and Purposes.  Under Article [__] of our Amended and Restated Memorandum of Association, we have the capacity to carry on or undertake any business or activity.

Directors.  Under Article [__] of our Articles of Association, no contract or transaction between us and one or more of our Directors (an “Interested Director”) or officers, or between us and any of their affiliates (an “Interested Transaction”), will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the our board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to our shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of our shareholders; or
(c)	The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the board, a committee or the Shareholders.

A majority of independent directors must vote in favor of any Interested Transaction and determine that the terms of the Interested Transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our board shall review and approve all payments made to the founders, officers, directors, and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Intercarbo Holding AG, an affiliate of Taras Vazhnov, our director, for office space, administrative services and secretarial support and any Interested Director shall abstain from such review and approval. Such fees shall begin to accrue immediately after this offering and shall be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any.

Rights, Preferences and Restrictions Attaching to Our Ordinary Shares.  We are authorized to issue (i) 150,000,000 ordinary shares, par value $0.0001 per share, which shares may, but are not required to, be designated as part of one of three series, callable Series A Shares, callable Series B Shares and Series C Shares, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the completion of this offering, 2,875,000 ordinary shares are issued and designated as Series C Shares (including up to 375,000 Series C Shares held by our founders that are subject to redemption by us for no consideration to the extent the underwrites’ over-allotment option is not exercised in full). Each share, regardless if it is designated as part of a series of ordinary shares, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the board of directors redeem our shares for such consideration as the board of directors determines.

Alteration of Rights.  If, at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

Meetings.  Our annual meeting may be held at such time and place as their chairman or any two directors or any director and the secretary or the board of directors shall appoint. The chairman or any two directors or any director and the secretary or the board of directors may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary. At least 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of a general meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the annual meeting, and, if practicable, the other business to be conducted at the meeting. At least 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of an extraordinary general meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and the general nature of the business to be considered at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Limitations on the Right to Own Securities.  There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

Provisions relating to the acquisition transaction

Our Amended and Restated Memorandum and Articles of Association sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition transaction within 18 months of the completion of this offering, the period of time to consummate an acquisition transaction will be automatically extended by an additional three months;
•	we may consummate our initial acquisition transaction only if public shareholders owning no more than 92.5% of the ordinary shares sold in this offering exercise, or may exercise, their redemption rights;
•	if we have not completed an initial acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension), we will dissolve and liquidate the trust account and distribute to public shareholders a pro rata share of the trust account determined by dividing the total amount in the trust account by the number of shares sold in this offering (initially approximately $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full), plus any remaining net assets;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if an acquisition transaction is not consummated within the time periods specified in this prospectus;

•	our public shareholders’ rights to receive a portion of the trust account is limited to the extent that they may receive only a portion of the trust account and only upon liquidation of our trust account in the event we do not consummate an acquisition transaction within 18 months (or 21 months pursuant to the automatic period extension) following the consummation of this offering or upon the exercise of their redemption rights in connection with the consummation of an acquisition transaction;
•	our initial acquisition transaction must be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition transaction;
•	following this offering and prior to the time that we liquidate the trust account, we will not issue any securities that participate in the proceeds of our initial public offering that are held in the trust account or that have a vote in connection with any matter related to our initial acquisition transaction;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates with any interested director abstaining from such review and approval, other than the payment of an aggregate of $7,500 per month to Intercarbo Holding AG for office space, administrative services and secretarial support, to begin to accrue immediately after this offering and to be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any,
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such target business is fair to our shareholders from a financial point of view.

Pursuant to our Amended and Restated Memorandum and Articles of Association, the foregoing provisions may be amended by at least 80% of the voting power of the total number of ordinary shares that are issued in this offering. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of the callable Series A Shares or the callable Series B Shares. The agreement governing the trust account does not require consent of 100% of the voting power of the callable Series A Shares or the callable Series B Shares because we believe that it is in the best interest of our shareholders to allow a substantial majority of our public shareholders to amend the terms of the agreement if they so desire. Except for the shares issued immediately prior to this offering and the callable Series A Shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Memorandum and Articles of Association prior to the time that we liquidate the trust account. These provisions could also be eliminated by our completing a very small acquisition with minimal assets and operations. If any of these provisions are amended or eliminated, our shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Memorandum and Articles of Association provide shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted.

Competition

In identifying, evaluating and selecting a target business for an acquisition transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting acquisition transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to redeem for cash shares held by our public shareholders who exercise their redemption rights in connection with our initial acquisition transaction may reduce the resources available to us for an acquisition transaction;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the acquisition transaction.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction.

Although none of our officers and directors is currently affiliated with any “blank check” companies, they may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.”

Facilities

We currently maintain our executive offices in approximately 800 square feet of office space at 89 Udaltsova Street, Suite 84, Moscow, Russia 119607. The cost for this space will be included in the $7,500 per month fee described above that Intercarbo Holding AG will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Intercarbo Holding AG is an affiliate of Taras Vazhnov, our director.

Employees

We currently have three officers and one other employee. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of an acquisition transaction.

Periodic Reporting and Audited Financial Information

We have registered our units, each series of our ordinary shares, and the warrants underlying the units under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

Although we will be registered under the Exchange Act, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and reports of Foreign Private Issuer on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements in accordance with applicable accounting standards for such target business. We will provide these financial statements in the proxy materials or tender offer materials prepared in connection with our initial acquisition transaction. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Documents concerning us which are referred to in this prospectus may be inspected at c/o Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154.

Controls and Procedures

We do not currently, and are not required to, provide an assessment of the effectiveness of our system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial acquisition transaction and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business outside of the United States that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $100 million of the net offering and private placement proceeds, including $2,000,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at J.P. Morgan maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $84,982,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $100 million of net offering proceeds held in the trust account will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value of net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000 or $2,300,000 if the over-allotment option is exercised in full, plus taxes payable) at the time of such acquisition transaction.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The callable Series A Shares and redeemable warrants comprising the units will begin to trade separately on earlier of the 90th day after the effective date of the registration statement of which this prospectus forms a part or the announcement by the underwriters of the decision to allow earlier trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject, however, to our having filed the Report of Foreign Private Issuer on Form 6-K described below. In no event will separate trading of the ordinary shares underlying the redeemable warrants occur until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K.	No trading of the units, the shares, or the underlying ordinary shares and warrants would be permitted until the consummation of an acquisition transaction. During this period, the securities would be held in the escrow or trust account.

Terms of Our Offering	Terms Under a Rule 419 Offering
We will file a Report of Foreign Private Issuer on Form 6-K with the SEC, including an audited balance sheet, within 4 business days after the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K or a new Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option
Once the callable Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the callable Series A Shares and redeemable warrants.
The callable Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either: (a) automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we grant shareholders redemption rights in connection with the acquisition transaction; (b) or will automatically separate from the units and convert to callable Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. Callable Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following

	Terms of Our Offering	Terms Under a Rule 419 Offering
consummation of a post-acquisition tender offer or converted into the right to receive a pro rata share of the trust account in the event that a post-acquisition tender offer is not commenced or completed in the allotted time and we are required to automatically liquidate the trust account.
Exercise of the redeemable warrants	Each redeemable warrant is exercisable to purchase one ordinary share at $10.00 per share.
	The redeemable warrants cannot be exercised until the later of:	The redeemable warrants could be exercised prior to the consummation of an acquisition transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

  •

The consolidation of each series of our ordinary shares into one class of ordinary shares after the consummation of an acquisition transaction or post-acquisition tender offer, as the case may be; and

• one year from the date of this prospectus.
Although the redeemable warrants and the ordinary shares underlying them will be registered pursuant to a prospectus, the redeemable warrants will only be exercisable by paying the exercise price in cash if there is an effective registration statement covering the ordinary shares underlying the redeemable warrants in effect and a current prospectus relating to those ordinary shares is available for use.
In the event that there is no effective registration statement or prospectus covering the ordinary shares issuable upon exercise of the redeemable warrants, holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering

	Terms of Our Offering	Terms Under a Rule 419 Offering
their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the redeemable warrant exercise notice is sent to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2017, or earlier upon redemption by us or our dissolution and liquidation of the trust account in the event we fail to consummate an acquisition transaction.
Election to remain an investor	In connection with a proposed acquisition transaction, we will be required to allow shareholders to redeem all or a portion of their shares. At the time of an acquisition transaction we will prepare a prospectus/proxy solicitation or tender offer documentation, and a shareholder following the procedures described in these documents will be given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account. Public shareholders following the procedures described in this prospectus will have from the time we send out our proxy statement or tender offer materials until the business	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the

	Terms of Our Offering	Terms Under a Rule 419 Offering
	day immediately preceding the vote on the proposed acquisition transaction or the date of closing of the tender offer, but in any event no less than a period of 20 business days to cause us to redeem their callable Series A Shares or callable Series B Shares for a pro rata share of the trust account. However, a public shareholder who does not follow these procedures or who does not take any action would not be entitled to the distribution of any funds from the trust account. This redemption right is only available to holders of callable Series A Shares or callable Series B Shares. Any amounts remaining in the trust account after granting of the redemption rights will be used to pay our outstanding expenses and to consummate the acquisition transaction, including the payment of any consideration due to the sellers under the acquisition transaction documents.	45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Acquisition transaction deadline	Our initial acquisition transaction must occur within 18 months (or 21 months pursuant to the automatic extension period) from the consummation of this offering; if our initial acquisition transaction does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, on a pro rata basis (initially approximately $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full)).	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to (i) interest earned on the trust account that may be released to us to pay any taxes we incur, (ii) interest earned	The proceeds held in the escrow account are not released until the earlier of the consummation of an acquisition transaction or the
	by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements, (iii) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering that may be released to us, as described in more detail herein, and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, proceeds and interest income held in the trust account will not be released until the consummation of an acquisition transaction or the completion of a post-acquisition tender offer or if we are unable to consummate an acquisition transaction or commence or complete a post-acquisition tender offer within the allotted time.	failure to effect an acquisition transaction within the allotted time.
Interest earned on funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (any amounts in the trust account in excess of $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) to fund expenses related to working capital and general corporate requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of an acquisition transaction and our liquidation upon failure to effect an acquisition transaction within the allotted time.	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an acquisition transaction.

Terms of Our Offering	Terms Under a Rule 419 Offering
Shareholders who redeem their shares for cash in connection with the acquisition transaction will not receive any portion of that amount that has been previously released to us; upon our liquidation, shareholders shall be entitled to a portion of the interest earned on funds held in trust, including accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, by the number of shares sold in this offering, plus any remaining assets.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Anatoly Danilitskiy	59	Chairman and Chief Executive Officer
Kyle Shostak	40	Director, Chief Financial Officer and Secretary
Taras Vazhnov(1)(2)(3)	39	Director
Levan Vasadze(1)(2)(3)	41	Director
[__](1)(2)(3)	[__]	Director

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of governance and nominating committee.

Below is a summary of the business experience of each of our executive officers and directors:

Anatoly Danilitskiy has been our Chairman and Chief Executive Officer since our inception. From 2004 to 2009, Mr. Danilitskiy established and led National Reserve Corporation, or NRC, to consolidate its strategic non-banking investment assets to become one the Russia’s largest private holding companies. Also from 2004 to 2009, Mr. Danilitskiy served as Chairman of CIS Interfincom AG, a financial and asset management subsidiary of NRC, where he oversaw all major money market transactions and securities trading. While at NRC, Mr. Danilitskiy was responsible for a number of key deals in energy (including but not limited to purchasing certain Gazprom assets), transportation, debt arbitrage and distressed assets. From 1994 to 2004, Mr. Danilitskiy served as First Deputy Chairman of National Reserve Bank, or NRB, the parent company of NRC and one of Russia’s leading universal commercial banks, where he was responsible for business development and international affairs. From 2006 to 2009, Mr. Danilitskiy served as Member of Board of Directors and member of Renumeration and Assessment Committee of Aeroflot International Airlines (AFLTS:RU), a Russian national carrier, where he played a key role in the successful effort to modernize the fleet of aircraft.

Since 2007, Mr. Danilitskiy has served as Chairman and Member of the Board of Energobank and is a majority shareholder of the bank. Mr. Danilitskiy has also served as Chairman of the Board of RetnNet, an international telecommunications network, since 2010. From 1993 to 1994, Mr. Danilitskiy was a co-founder of “Russia Investment and Financial Company.” Mr. Danilitskiy previously served as a career diplomat from 1974 to 1993 in the then Soviet and later Russian Ministry of Foreign Affairs, having been posted at the embassies in India, Australia and Great Britain. He retired in 1993 with a rank of Senior Counselor. Mr. Danilitskiy graduated from Moscow State Institute of International Relations with an MA degree in International Politics in 1974. He is fluent in English, Russian and French.

Kyle Shostak has been our Director and Chief Financial Officer since our inception and our Secretary since January 2012. Since March 2009, Mr. Shostak has served as Principal and Managing Director at Navigator Principal Investors LLC, a New York-based alternative investment advisor, responsible for originating and structuring deals as well as managing clients’ separate accounts. Since 2009, Mr. Shostak has also served as Chief Investment Officer of Insurance Opportunity Fund, a special situations investment vehicle focused on global insurance assets that is managed by Navigator Principal Investors LLC.

From 2008 to 2009, Mr. Shostak served as Vice President of Fixed Income Investments at J.P. Morgan Securities, focusing on client-related structuring, trading and distribution of hybrid and illiquid assets. Mr. Shostak’s deals involved structuring, financing and sourcing certain fixed income assets to several major hedge funds, special situations and private equity funds, including BlueCrest funds (approximately $860 million), and selling down certain Bear Stearns’ illiquid legacy assets (approximately $1.5 billion) to a consortium of hedge funds and private equity investors. At J.P. Morgan, Mr. Shostak also managed risk for proprietary investments in excess of $250 million.

From 2006 to 2008, Mr. Shostak was Director of Alternative Investments at GE Capital-Genworth Financial, where he was responsible for direct investments, co-investments in leveraged assets, hedge funds, distressed credits, private equity and private debt. From 2003 to 2006, Mr. Shostak served as Vice President of Leveraged Finance at Credit Suisse and from 2000 to 2003 served as Associate Director for Leveraged Finance & Financial Sponsors at Banca Intesa New York. His deals involved high yield bonds and leveraged loans offerings, bi-lateral facilities, syndications, special situations equity deals, including, among others, Chiquita, Georgia Pacific, American Towers, Petrobras, MexCel, Michael Foods, Reliant Energy, Luxxotica, Armani, Benetton, Fiat, Finmatica, ENI, Petrobras, Blue Stream Pipeline.

From 1995 to 1999, Mr. Shostak first worked as Vice President and then Director and General Counsel at Bank Austria/Creditanstalt Investment Bank Russia. While there Mr. Shostak was involved in all aspects of origination and execution of equity investments in a number of prominent Russian companies, including AVISMA-VSMPO, Syvtyvkar Pulp, Sylvinit, asset consolidation of Tyumen Oil Company, proprietary investments in government debt obligations, investments in structured notes representing shares of Gazprom and Sberbank. Mr. Shostak performed pre-investment due diligence and negotiated terms of the deals. Mr. Shostak also served as Director of Emerging Russia Growth Fund, a $150 million bank-sponsored opportunistic equity fund.

From 1994 to 1995, Mr. Shostak was an Associate at Covington & Burling in Washington, D.C. While there he was involved in corporate, insurance and international practices, including project financing facility on behalf of Novorossiysk Shipping Co.

Mr. Shostak obtained a Master of Business Administration in Finance degree from Stern School of Business at New York University in 2000, a Master of Laws (LL.M.) degree from The American University, Washington, D.C. in 1994 and a J.D. degree from Moscow State University Faculty of Law in 1993. He has been certified for the Series 7 license from FINRA and is fluent in English, Russian and Italian.

Taras Vazhnov has been our Director since our inception. From 2003 to 2010, Mr. Vazhnov was a co-founder and Head of Corporate Finance of Moscow-based Link Capital, a boutique investment bank that provides a variety of strategic advisory, capital markets and asset management services to companies operating primarily in Russia and Central Eastern Europe. Since 2006, Mr. Vazhnov has continued to serve as a director of Link Capital Financial Services Ltd., a related financial advisory firm. In March 2012, Mr. Vazhnov became a partner of Link Capital LLP (UK). Mr. Vazhnov is currently serving as an advisor on strategy and business development to the German TV and internet company IMusic as well as a number of prominent Russian companies, including one of the largest private medical clinics in Russia, Lit-Clinic, and a commercial bank, NM Bank.

From 2002 to 2003, Mr. Vazhnov served as a First Deputy CEO and CFO of Russian Coal Co., one of the largest coal companies in Russia, where he led the finance, M&A and legal departments and participated in more than 15 acquisitions in the coal mining and related industries. From 2001 to 2002, Mr. Vazhnov was a co-founder and General Manager of Business Center Asset Management Co., a private investment and asset management firm in Moscow that invested in the Chernigovsky Coal Mine, Bank Moskva, and other industrial assets. From 2000 to 2001, Mr. Vazhnov served as First Vice-President of Commercial Bank Moskva, where he was in charge of the bank’s credit policy and risk management. From 1998 to 2000, Mr. Vazhnov served as Head of Financial Assets Department at Evihon Oil Co., a subsidiary of Moscow Oil and Gas Company, owned by the Moscow City Government, where he was responsible for the company’s financial assets management. From 1995 to 1998, Mr. Vazhnov served as co-founder, Senior Manager and deputy CEO of MIR Investment Co., a corporate finance and brokerage services firm. Mr. Vazhnov graduated from Plekhanov Academy of Economy in Moscow in 1993 with a Master degree in Economics and Finance. He is fluent in English and Russian.

Levan Vasadze has been our Director since March 19, 2012. Since 2008, Mr. Vasadze has been Chairman and majority owner of Prometheus Capital Partners, a Moscow-based private equity firm focused on investments in Russian and CIS companies. In 2010, Prometheus acquired majority stakes in the

Beethoven and ZooBoom pet product retail chains and merged them under the Beethoven brand into the largest pet product retail chain in Russia.

From 2001 to 2007, Mr. Vasadze was Chairman and later CEO of Sistema Corporation's insurance subsidiary, Rosno, a top Russian insurer. From 2001 to 2006, Mr. Vasadze was First Vice President of the conglomerate Sistema Corporation, one of Russia’s largest private companies. As First Vice President, Mr. Vasadze was a member of the management board and the senior-most executive other than the CEO, in charge of corporate strategy and development, sourcing, review and execution of new acquisitions. During his tenure, he also served on the boards of numerous subsidiaries of Sistema. Mr. Vasadze joined Sistema in 1998 as Vice President. From 1997 to 1998, Mr. Vasadze was Managing Director of Corporate Finance at Aton Investment Bank, a leading Russian investment bank. From 1995 to 1997, Mr. Vasadze was Director at Creditanstalt Investment Bank in Moscow, at the time a major Western investment bank in Eastern Europe. Mr. Vasadze graduated from Tbilisi State University majoring in Geophisics in 1992. He obtained an MBA from Emory University Business School in Atlanta, Georgia in 1995. He is fluent in Russian, Georgian and English.

The term of each director does not automatically expire.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition transaction although we cannot assure you that they will, in fact, be able to do so.

Officer and Director Qualification

Our officers and board of directors are composed of a diverse group of leaders. Many of the current officers or directors have senior leadership experience in both public and private companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers and directors also have other experience that makes them valuable, such as prior experience with many public and private investment vehicles and managing and investing assets or facilitating the consummation of business combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating an acquisition transaction.

Anatoly Danilitskiy.  Mr. Danilitskiy is well-qualified to serve as an officer and a member of the Board due to his extensive experience in corporate acquisitions, building successful businesses and providing operational efficiency through strategic guidance and leadership. We believe Mr. Danilitskiy’s deep knowledge of the Russian market, business experience and background in senior management and corporate leadership will further our purpose of consummating an acquisition transaction.

Kyle Shostak.  Mr. Shostak is well-qualified to serve as an officer and a member of the Board due to his hands-on investment banking and finance experience and proven track record of various corporate deals including cross-border acquisitions, restructurings and special situations investing. We believe Mr. Shostak’s international and Russian business experience and background in deal origination, structuring, investment and legal due diligence will further our purpose of consummating an acquisition transaction.

Taras Vazhnov.  Mr. Vazhnov is well-qualified to serve as a member of the Board due to his broad financial and management expertise, established track record of acquiring, integrating and growing successful businesses by providing operational value-added guidance. We believe Mr. Vazhnov’s knowledge of various

Russian industries, deep knowledge of operational due diligence and background in financial management will further our purpose of consummating an acquisition transaction.

Levan Vasadze.  Mr. Vasadze is well-qualified to serve as a member of the Board due to his extensive experience in originating, evaluating, structuring and closing corporate finance deals in Russia and CIS, including the successful IPO of Sistema Corporation, one of the leading Russian companies on the London Stock Exchange, the largest Russian IPO at the time. We believe Mr. Vasadze’s track record of corporate leadership, strategic development, and history of creating shareholder value, and experience in introducing Western corporate governance standards to Russian and Eastern European companies will further our purpose of consummating an acquisition transaction.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.  The audit committee consists of Taras Vazhnov, Levan Vasadze and [________]. Taras Vazhnov is the chair of the audit committee, and our board of directors believe that [________] qualify as “audit committee financial experts”, as such term is defined in the rules of the Securities and Exchange Commission.

The board of directors has adopted an audit committee charter, providing for the following responsibilities of the audit committee:

•	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;
•	reviewing and discussing the annual audited financial statements with management and the independent auditors;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
•	meeting separately and periodically with management, the internal auditors and the independent auditors; and
•	reporting regularly to the board of directors.

Compensation Committee.  Our compensation committee consists of Taras Vazhnov, Levan Vasadze and [________]. Taras Vazhnov is the chair of our compensation committee. [________] do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;
•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;
•	administering our incentive-compensation plans for our directors and officers;
•	reviewing and assessing the adequacy of the charter annually;
•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and
•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Governance and Nominating Committee.  Our governance and nominating committee consists of Taras Vazhnov, Levan Vasadze and [________]. Taras Vazhnov is the chair of our governance and nominating committee. [________] do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

•	overseeing the process by which individuals may be nominated to our board of directors;
•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;
•	reviewing candidates proposed by our stockholders;
•	developing the criteria and qualifications for the selection of potential directors; and
•	making recommendations to the board of directors on new candidates for board membership.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

On March 19, 2012, our board of directors adopted a code of ethics that applies to our directors, officers and employees.

Director Independence

Our board of directors has determined that Taras Vazhnov, Levan Vasadze, and qualify as independent directors under the rules of the Nasdaq Marketplace Rules because they are not currently employed by us, and do not fall into any of the enumerated categories of people who cannot be considered independent in the Nasdaq Marketplace Rules.

Employment Agreements

On January 10, 2012, we entered into an agreement with Kyle Shostak and CIS Acquisition Holding Co. Ltd., our majority shareholder, pursuant to which we and CIS Acquisition Holding Co. Ltd. agreed that Mr. Shostak shall serve as our Chief Financial Officer, Secretary and a director until the closing of an initial acquisition transaction. We also agreed to sell to Mr. Shostak 189,147 placement warrants immediately prior to the consummation of this offering on the same terms as are offered to CIS Acquisition Holding Co. Ltd. In the event that the over-allotment option granted to the underwriters in this offering is not exercised in full, Mr. Shostak agreed to return for cancellation a pro-rata portion of the Series C Shares he holds immediately prior to the consummation of this offering. Mr. Shostak does not receive any other compensation for services rendered to us, other than reimbursements for business-related expenses incurred in the course of his duties as our officer.

Other than as disclosed above, we have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our founders own an aggregate of 2,875,000 Series C Shares, which they acquired for an aggregate purchase price of $25,000 (up to 375,000 of which will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full). In addition, we will issue our founders and their assignees, in a private placement occurring immediately prior to the consummation of this offering, 5,066,666 warrants for aggregate consideration of $3,800,000. We believe that because our officers and directors own such shares and warrants, no compensation (other than reimbursement of out-of-pocket expenses) is necessary, and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Intercarbo Holding AG a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or dissolution and liquidation of the trust account in the event we do not consummate an acquisition transaction within the relevant time period. Such fees shall begin to accrue immediately after this offering and shall be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any. Intercarbo Holding AG is an affiliate of Taras Vazhnov, our director. This arrangement was agreed to by our board of directors for our benefit and is not intended to provide Mr. Vazhnov compensation in lieu of a management fee or other remuneration, because it is anticipated that the expenses to be paid by Intercarbo Holding AG will approximate the monthly accrued reimbursement.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers or directors or any of their respective affiliates for services rendered prior to or in connection with an acquisition transaction. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one or more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Although we currently anticipate that some members of our management team will remain with us post-acquisition transaction, some or all of our current executive officers and directors may or may not remain with us following our initial acquisition transaction, depending on the type of business acquired and the industry in which the target business operates. After the acquisition transaction, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-transaction business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial acquisition transaction.

We have not set aside any amount of assets for pension or retirement benefits.

Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial acquisition transaction, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and reports of Foreign Private Issuer on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC. There is no requirement under the BVI Business

Companies Act to provide our shareholders with our financial statements or any other information. Our articles however provide that we are required to provide to our shareholders financial statements or summary financial statements to our shareholders at least 5 days before our annual general meetings.

Conflicts of Interest

General

Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those we intend to conduct. Furthermore, any or all of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation both to us and to any other entities to which they owe fiduciary duties.
•	In the course of their other business activities our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers, and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	None of our officers or directors are required to commit any specified amount of time to our affairs, intend to devote only as much time as they deem necessary to our business and are free to become involved in other blank check companies (though none which will seek a target business with its primary operations in Russia or Eastern Europe). Accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to an escrow agreement with respect to founders’ shares and certain transfer restrictions with respect to the placement warrants, which only terminates following our consummation of an acquisition transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing an acquisition transaction in a timely manner and securing the release of the founders’ shares from escrow.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential acquisition transaction, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential acquisition transactions with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an acquisition transaction. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In general, under British Virgin Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Specific Potential Conflicts

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. All of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. For example, Mr. Danilitskiy will need to spend time staying involved in the operations of Energobank, where he remains a director and principal shareholder, Mr. Shostak will stay involved in the affairs of Navigator Principal Investors LLC, Mr. Vazhnov will continue to be involved with IMusic and Lit-Clinic, and Mr. Vasadze will stay involved in the affairs of Prometheus Capital Partners, where he is Chairman and a majority owner.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Name	Name of Affiliated Entity	Affiliation
Anatoly Danilitskiy	Energobank	Shareholder, Chairman and Member of the Board
	RetnNet	Chairman of the Board
Kyle Shostak	Navigator Principal Investors LLC	Principal and Managing Director
	Insurance Opportunity Fund	Chief Investment Officer
Taras Vazhnov	Link Capital Financial Services Ltd.	Director
	Link Capital LLP	Partner
	IMusic	Advisor
	Lit-Clinic	Advisor
	NM Bank	Advisor
Levan Vasadze	Prometheus Capital Partners	Sharehlolder and Chairman of the Board

Pursuant to the agreements between us and each of our officers and directors, our officers and directors are free to become involved in other blank check companies as long as our officers and directors maintain priority with respect to the fiduciary obligations they owe us as compared to such other blank check companies, until such time as we have entered into a definitive agreement with our target business.

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us. However, it is possible that, concurrently with our initial acquisition transaction, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, subject to the requirement we must acquire a portion of the business with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we control the target business, as described above, as well as the additional requirements described below. While this could benefit us by allowing us to engage in an acquisition transaction with a target business that would cost significantly more than our available cash without requiring us to issue a large amount of equity or take on significant debt, and while our officers and directors have advised us that they would do what is in our best interests in connection with an acquisition transaction, such a situation would result in a conflict of interest for our officers and directors since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers, and/or directors will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the proxy materials and/or tender offer materials disclosing the acquisition transaction would disclose the terms of the co-investment by the affiliated entity or entities.

Our officers and directors are free to become involved in other blank check companies as long as such other blank check company will not seek to acquire a target business with its primary operations in Russia or Eastern Europe until after we have announced an initial acquisition transaction.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Other Conflict of Interest Limitations

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be. Specifically, our Amended and Restated Memorandum and Articles of Association provide that:

•	we may not to enter into any transaction with any of our officers or directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view. A summary of such opinion will be included in the disclosure documents filed in connection with the acquisition transaction, and the full text of the fairness opinion will be filed as an exhibit thereto.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not include the placement warrants, or the securities underlying the underwriters’ unit purchase option, as these warrants and the option are not exercisable within 60 days of the date of this prospectus. All shares have identical voting rights.

	Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)	Before Offering(2)(3)	After Offering(4)
Anatoly Danilitskiy(5)	75.35%	15.07%
Kyle Shostak	2.45%	*%
Taras Vazhnov(5)	22.00%	4.40%
Levan Vasadze	*%	*%
All directors and executive officers as a group (3 individuals)	100.00%	20.00%
CIS Acquisition Holding Co. Ltd.(5)	97.35%	19.47%

(1)	Unless otherwise noted, the business address for each of our beneficial owners is c/o CIS Acquisition Ltd., 89 Udaltsova Street, Suite 84, Moscow, Russia 119607. The shares beneficially owned are founders’ shares consisting of Series C Shares.
(2)	Consists of the founders’ shares. Does not include up to 375,000 founders’ shares that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(3)	Based on 2,500,000 Series C Shares outstanding immediately prior to this offering, not including up to 375,000 founders’ shares that are subject to redemption by us for no consideration to the extent the over-allotment option is not exercised in full.
(4)	Based on 12,500,000 ordinary shares outstanding upon consummation of this offering, including 2,500,000 Series C Shares held by our founders and 10,000,000 callable Series A Shares underlying the units sold in this offering. Does not include (i) 1,500,000 shares issuable upon the exercise of the underwriters’ over-allotment option within 45 days from the consummation of this offering, (ii) up to 375,000 shares belonging to our founders that we will redeem for no consideration in the event the underwriters’ over-allotment option is not exercised in full, (iii) ordinary shares underlying the placement warrants which will not become exercisable within the next 60 days, and (iv) ordinary shares underlying the underwriters’ unit purchase option which will not become exercisable within the next 60 days.
(5)	Messrs. Danilitskiy and Vazhnov share voting and dispositive power over the founders’ shares owned by CIS Acquisition Holding Co. Ltd. CIS Acquisition Holding Co. Ltd. is owned by Zelda Finance Ltd. and SPAC Investments Ltd. Anatoly Danilitskiy controls Zelda Finance Ltd. and Taras Vazhnov controls SPAC Investments Ltd. The business address of Zelda Finance Ltd. is Withfield Tower, 3rd floor, 4792 Coney Drive, Belize City, Belize. The mailing address of SPAC Investments Ltd. is FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands.

Our founders have agreed to waive their rights to participate in any liquidating distribution if we fail to consummate an acquisition transaction with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Prior to an acquisition transaction, any transferee of founders’ shares would be required to likewise waive any right to participate in any liquidating distributions and agree to the transfer restrictions described below.

In connection with a shareholder vote to amend Article [__] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose and have agreed not to seek redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will not seek redemption rights with regard to such shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction.

If the underwriters do not exercise their over-allotment option in full, we will redeem up to an aggregate of 375,000 founders’ shares in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

None of our officers or directors have indicated to us that he intends to purchase units in this offering. Immediately after this offering, our founders will beneficially own an aggregate of approximately 20% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of an acquisition transaction.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until 2 years after the date of this prospectus. The placement warrants will not be transferable until the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be. Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder.

The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholder redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed. The securities held in the escrow account will only be released prior to the end of the applicable escrow period if following an acquisition we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

During the respective escrow period, our founders and any permitted transferees to whom they transfer ordinary shares will retain all other rights of holders of our ordinary shares, including, without limitation, the right to vote their ordinary shares (except that our founders have agreed that they will vote their founders’ shares in the same manner as a majority of the public shareholders with respect to any proposal to amend our Amended and Restated Memorandum and Articles of Association presented to our shareholders by our board of directors) and the right to receive cash dividends, if declared, subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the founders.

If dividends are declared and payable in ordinary shares, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial acquisition transaction and liquidate, our founders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

CERTAIN TRANSACTIONS

On November 28, 2011, we issued 100 ordinary shares to Kyle Shostak, our initial shareholder and founder, for a consideration of $0.01. On February 13, 2012, we issued 2,804,562 ordinary shares to CIS Acquisition Holding Co. Ltd. and 70,338 ordinary shares to Mr. Shostak for an aggregate consideration of $24,999.99, or $0.0087 per share. On March 19, 2012, CIS Acquisition Holding Co. Ltd. transferred 5,000 ordinary shares to Levan Vasadze for an aggregate consideration of $50.00, or $.01 per share. Immediately prior to the consummation of this offering, the founders will exchange all 2,875,000 ordinary shares for their respective portion of 2,875,000 newly-issued Series C Shares. We will redeem up to 375,000 of the founders’ shares for no consideration to the extent the underwriters do not exercise the over-allotment option in full.

Immediately prior to the consummation of this offering, the founders and their assignees will purchase an aggregate of 5,066,666 warrants for an aggregate purchase price of $3,800,000, or $0.75 per warrant. except: (i) the placement warrants are non-redeemable while held by the founders or their permitted assignees; (ii) the placement warrants may be exercised during the applicable exercise period, on a for cash or cashless basis, at any time after the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, even if there is not an effective registration statement relating to the shares underlying the warrants, so long as such warrants are held by the founders, their designees or their affiliates; and (iii) the purchasers have agreed that the placement warrants will not be sold or transferred until after the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.

Concurrently with this offering, we issued to Chardan Capital Markets, LLC, the representative of the underwriters as additional compensation, for a purchase price of $100, a unit purchase option to purchase 700,000 units for $12.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights. The unit purchase option will be exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______], 2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved.

The holders of the founders’ securities (including the founders’ shares, placement warrants, and the ordinary shares underlying the placement warrants) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction or post-acquisition tender offer. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction or post-acquisition tender offer, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay to Intercarbo Holding AG a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our liquidation. Such fees shall begin to accrue immediately after this offering and shall be paid at the time of an acquisition transaction, or in the event of our liquidation, only out of interest earned on the trust account or assets not held in trust, if any. Intercarbo Holding AG is an affiliate of Taras Vazhnov, our director. This arrangement was agreed to by the board of directors for our benefit and is not intended to provide Mr. Vazhnov compensation.

As of the date of this prospectus, Intercarbo Holding AG, an entity controlled by Taras Vazhnov, our director, has loaned us an aggregate of $180,155 to cover expenses related to this offering. This loan does not bear any interest and is due promptly after the date on which we consummate this offering. We intend to repay this loan due to Intercarbo Holding AG upon consummation of this offering from the proceeds of this offering not placed in the trust account.

We will reimburse our officers, directors, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one or more target businesses. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate an acquisition transaction within the permitted time. Our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Other than the accrual of $7,500 per month to Intercarbo Holding AG, in connection with office space, administrative services and secretarial support rendered to us, and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the acquisition transaction.

We expect that at least some members of our management team will remain with us post-acquisition transaction. After an acquisition transaction, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K, as required by General Instruction B to Form 6-K.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third-party were found to be on terms less favorable to us than with an unaffiliated third-party, we would not engage in such transaction.

If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. We have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in the ability of any of our founders to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Anti-Dilution Protection

On November 28, 2011, February 13, 2012 and March 19, 2012, our founders acquired an aggregate of 2,875,000 Series C Shares for an aggregate purchase price of $25,000 (up to 375,000 of which shares will be redeemed by us for no consideration to the extent that the underwriters do not exercise their over-allotment option in full), an amount that is equal to 20% of the total of the number of shares that will be outstanding after this offering. In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at 20% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment.

DESCRIPTION OF SECURITIES

We are a British Virgin Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association and the BVI Business Companies Act and the common law of the British Virgin Islands. Pursuant to our Amended and Restated Memorandum and Articles of Association, we are authorized to issue up to 150,000,000 ordinary shares, $0.0001 par value and 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 12,500,000 ordinary shares outstanding (consisting of 10,000,000 callable Series A Shares included in the units sold in this offering and 2,500,000 Series C Shares held by our founders), assuming that the underwriters’ over-allotment option has not been exercised (and which does not include 700,000 ordinary shares included in the underwriters’ unit purchase option), which does not become exercisable until the later of the consolidation of each series of ordinary shares into one class of ordinary shares after consummation of an initial acquisition transaction or post-acquisition tender offer, as the case may be, or [_____], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______],2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial acquisition transaction, from issuing additional units or shares, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on an acquisition transaction.

Units

Public Shareholders’ Units

Each unit consists of one Series A Share, par value $0.0001, and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one ordinary share at a price of $10.00 per share. Holders of the redeemable warrants must pay the exercise price in full upon exercise of the redeemable warrants. The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The public shares and public warrants comprising the units will begin separate trading on the earlier of the 90th day after the effective date of the registration statement of which this prospectus forms a part or the announcement by the underwriters of the decision to allow earlier trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject, however, to our filing a Report of Foreign Private Issuer on Form 6-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full, cancelled or expired.

We will file a Report of Foreign Private Issuer of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issue a press release or Report of Foreign Private Issuer on Form 6-K announcing when such separate trading will begin. Although the instructions to Form 6-K do not provide a specific number of days within which such form must be filed, the form does require that material information be filed promptly, and we expect to file such 6-K within four business days of the closing of the initial public offering and the exercise of the over-allotment option, if any. We will file the Form 6-K that includes our audited balance sheet promptly following the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional Report of Foreign Private Issuer on Form 6-K including an audited balance sheet reflecting our receipt of the proceeds from such exercise of the over-allotment option.

Once the callable Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the callable Series A Shares and redeemable warrants. We may not cancel the units at any time unless and until (i) we do not consummate our initial acquisition transaction within the allotted time period and are required to dissolve and liquidate the trust account, (ii) we do not commence or complete a post-acquisition tender offer within the allotted time period and are required to liquidate the trust account or (ii) we have consummated an acquisition and our trust account has been liquidated.

The callable Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares, if we grant shareholders redemption rights in connection with the acquisition transaction, or will automatically separate from the units and convert to callable Series B Shares, if we complete the acquisition transaction prior to a post-acquisition tender offer. callable Series B Shares will automatically be consolidated with all our other series of ordinary shares into one series of ordinary shares following consummation of a post-acquisition tender offer.

Ordinary Shares

We are authorized to issue 150,000,000 ordinary shares, par value $0.0001, which shares may, but are not required to, be designated as part of one of three series, callable Series A Shares, callable Series B Shares and Series C Shares. Immediately prior to the completion of this offering, 2,875,000 ordinary shares are issued and outstanding held by two (2) holders of record, which shares have been designated as Series C Shares. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option, the redemption of 375,000 of the founders’ shares and not including the shares underlying the placement warrants which will not be exercisable immediately following the closing of this offering), there will be 12,500,000 ordinary shares outstanding, including the 10,000,000 callable Series A Shares included in the units offered by this prospectus.

Of the ordinary shares outstanding immediately prior to our initial public offering, 2.45% are held in the United States by one record holder.

Rights applicable to all ordinary shares

The following rights apply to each series of our ordinary shares, regardless if such shares are designated as part of a series of ordinary shares.

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power (the ability to grant ordinary shares with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without shareholder approval) granted by our Amended and Restated Memorandum and Articles of Association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will on a poll be entitled to one vote per share on matters to be voted on by shareholders. After an acquisition transaction is concluded, if ever, and upon our subsequent dissolution, our shareholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted on a poll for the election of directors can elect all of the directors.

If any matters are voted on by our shareholders at an annual or extraordinary meeting, our founders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with a shareholder vote to amend Article [__] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders. In connection with a shareholder vote, one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum.

The callable Series A Shares or the callable Series B Shares, as the case may be, and the Series C Shares will be consolidated into one series of ordinary shares upon the earlier of the consummation of an acquisition transaction or, if we complete the acquisition transaction prior to a post-acquisition tender offer, then upon consummation of the post-acquisition tender offer. Except for the termination of the right of the callable Series A or B Shares to be redeemed in connection with an acquisition transaction or a post-acquisition tender offer, as the case may be, for a pro rata portion of the trust account or to receive a pro rata portion of the trust account in the event of our dissolution and liquidation if we are unable to consummate an acquisition transaction within the allotted time, the automatic consolidation of all series of ordinary shares into one series of ordinary shares will not affect the rights of holders of our ordinary shares. The total number of shares outstanding will not change because the consolidation will be on a one for one basis of the then outstanding shares of each series of ordinary shares. The shares underlying the units sold in this offering will continue to be freely trading immediately following the automatic consolidation. Following the automatic consolidation, only one series of ordinary shares will be authorized by our Amended and Restated Memorandum and Articles of Association.

Our shareholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that holders of callable Series A Shares (and callable Series B Shares in the event the callable Series A Shares are automatically converted to callable Series B Shares) have the right to have such shares redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us as described below, in connection with our initial acquisition transaction or a post-acquisition tender offer, as the case may be.

Founders’ Shares

The founders’ shares are subject to the transfer restrictions described below. Our founders have agreed not to exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction, and to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with a shareholder vote to amend Article [___] of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction. If we are unable to consummate an acquisition transaction within the allotted time, our founders have agreed with respect to the founders’ shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in this offering or in the aftermarket.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until 2 years after the date of this prospectus. The placement warrants will not be transferable until the consummation of our initial acquisition transaction or post-acquisition tender offer, as the case may be.

Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder.

The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholder redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed. The securities held in the escrow account will only be released prior to the end of the applicable escrow period if following an acquisition we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The holders of the founders’ shares will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction or post-acquisition tender offer. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the founders’ shares, 2.45% are held in the United States by one record holder.

Callable Series A Shares

Our callable Series A Shares have the same rights as our ordinary shares, except that holders of such shares are entitled to cause us to redeem all or a portion of such callable Series A Shares in connection with our initial acquisition transaction and are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements and (iv) a pro rata share of the trust account that may be released to us for each callable Series A Share converted to a Series C Share upon completion of an acquisition transaction, by the number of shares sold in this offering, plus any remaining net assets, if we dissolve and liquidate the trust account prior to an acquisition transaction.

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable British Virgin Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem all or a portion of their callable Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.00 per share, or approximately $9.96 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

We will proceed with the acquisition transaction by means of a pre-acquisition tender offer only if public shareholders owning no more than 92.5% of the callable Series A Shares underlying the units sold in this offering exercise their redemption rights. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding callable Series A Share will automatically be converted into a callable Series B Share immediately following consummation of the acquisition transaction.

The callable Series A Shares will be automatically consolidated upon consummation of our initial acquisition transaction, provided we have not elected to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, in which case they will automatically be converted to callable Series B Shares.

Callable Series B Shares

Each callable Series B Share is identical to the callable Series A Shares, except that the callable Series B Shares have the right to participate in a post-acquisition tender offer. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding callable Series A Share will automatically be converted into a callable Series B Share immediately following consummation of the acquisition transaction. Public shareholders who hold callable Series B Shares will be entitled to participate in the post-acquisition tender offer by tendering their callable Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC but will also be subject to the 92.5% redemption threshold.

The callable Series B Shares will be automatically consolidated with all other classes or our ordinary shares upon consummation of our post-acquisition tender offer or will be automatically converted into the right to receive a pro rata share of the trust account if we automatically liquidate the trust account in the event that we fail to commence or complete the post-acquisition tender offer within the allotted time.

Series C Shares

Each Series C Share is identical to the callable Series B Shares, except that the Series C Shares do not have the right to redeem all or a portion of such Series C Shares in connection with the acquisition transaction or to participate in a post-acquisition tender offer. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, we must seek that certain significant shareholders (holders of 5% or more of the public shares who are also accredited investors) elect to convert all of their callable Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction. The exchange ratio of callable Series A Shares for Series C Shares would be at a one-for-one basis. Upon closing of the acquisition transaction, all remaining callable Series A Shares will be automatically converted into callable Series B Shares on a one-for-one basis, which would be eligible to participate in any post-acquisition tender offer. No consideration will be paid to shareholders who elect to convert other than the exchange of callable Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elect to convert their callable Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert will be required to make an irrevocable conversion election and tender their callable Series A Shares for conversion into Series C Shares. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining callable Series A Shares would be automatically converted to callable Series B Shares immediately following consummation of our initial acquisition transaction. Shareholders who elect to convert their callable Series A Shares into Series C Shares may have civil remedies to the extent that the disclosure relating to the acquisition transaction or the target business in the Form 6-K filed prior to consummation is materially different from the disclosure provided in the post-acquisition tender offer documents filed with the SEC.

The Series C Shares will be automatically consolidated with all other classes of our ordinary shares upon consummation of an acquisition transaction or a post-acquisition tender offer.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001, which shares may be issued from time to time in one or more series. Our Board of Directors, without approval of the shareholders, are authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of our ordinary shares.

As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

Warrants

Public Shareholders’ Redeemable Warrants

Each redeemable warrant underlying the units being offered by this prospectus entitles the registered holder to purchase one ordinary share at a price of $10.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consolidation of each series of our ordinary shares into one class of ordinary shares; and
•	one year from the date of this prospectus.

Although the redeemable warrants and the ordinary shares underlying them will be registered pursuant to this prospectus, the redeemable warrants with only be exercisable for cash if there is an effective registration statement covering the ordinary shares issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.

In the event that there is no effective registration statement or prospectus covering the ordinary shares issuable upon exercise of the redeemable warrants, holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the redeemable warrant exercise notice is sent to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.

The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on [___], 2017 or earlier upon redemption by us or liquidation of the trust account in the event we are unable to consummate an initial acquisition transaction. Once the redeemable warrants become exercisable, we may redeem the outstanding warrants (excluding the warrants included in the units underlying the underwriters’ unit purchase option) with the consent of the Chardan Capital Markets, LLC:

•	in whole but not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our ordinary shares on the exchange on which our securities may be traded equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these redemption criteria to provide warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price, and a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each warrant holder shall be entitled to exercise his, her or its warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the $15.00 per share redemption trigger price or the warrant exercise price of $10.00 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

The redeemable warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

The number of ordinary shares issuable on exercise of the redeemable warrants and $15.00 redemption threshold must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the number of ordinary shares issuable on exercise of the redeemable warrants and $15.00 redemption threshold will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

In addition, the number of ordinary shares issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our ordinary shares) to our shareholders. The increase would be in proportion to the fair market value of the distribution to shareholders.

The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Redeemable warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No redeemable warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the redeemable warrants and a current prospectus relating to those ordinary shares and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of ordinary shares and not cash. Under the warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the redeemable warrants in the event that our shareholders are unable to exercise them. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the redeemable warrants and the prospectus relating to the ordinary shares issuable on the exercise of the redeemable warrants is not current or if the ordinary shares are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

We are not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of ordinary shares purchasable on exercise of the redeemable warrants so presented. If any fractional shares would be issuable on the exercise of any redeemable warrants, we will round down to the nearest whole number.

Placement Warrants

The founders’ placement warrants are identical to the redeemable warrants included in the units being sold in this offering, except that such warrants, including the ordinary shares issuable upon exercise of these warrants:

•	are subject to the transfer restrictions described below;
•	are not redeemable by us; and
•	may be exercised during the applicable exercise period, on a for cash or cashless basis, at any time after the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction, post-acquisition tender offer, as the case may be, even if there is not an effective registration statement relating to the shares underlying the warrants, so long as such warrants are held by these individuals or their affiliates.

Notwithstanding the above, if the placement warrants are held by holders other than the founders or their permitted transferees, the placement warrants will only be exercisable by the holders on the same basis as the redeemable warrants included in the units being sold in this offering. Holders of the placement warrants are not entitled to net cash settlement and the placement warrants may only be settled by delivery of the ordinary shares and not cash.

Our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their placement warrants until the consummation of our initial acquisition transaction or the completion of a post-acquisition tender offer, as the case may be.

Prior to the consummation of the initial acquisition transaction or the completion of a post-acquisition tender offer, as the case may be, the placement warrants may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that as relates to the placement warrants, any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the insider letter agreement executed by the transferring holder.

The holders of the placement warrants (including the ordinary shares underlying the placement warrants) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction or complete a post-acquisition tender offer, as the case may be. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction or post-acquisition tender offer, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the immediately prior to our initial public offering, 2.45% of the placement warrants are held in the United States by one record holder.

Underwriters’ Unit Purchase Option

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters or its designees, for an aggregate of $100, an option to purchase 700,000 units comprised of 700,000 ordinary shares and warrants to purchase 700,000 ordinary shares (an amount that is equal to 7% of the total number of units sold in this offering). The underwriters’ unit purchase option will be exercisable for cash at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______],2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved, at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us. Holders of the unit purchase option are not entitled to net cash settlement and the unit purchase option (and the underlying securities) may only be settled by delivery of the units (and underlying securities) and not cash.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date that the registration statement (of which this prospectus forms a part) becomes effective, to purchase from us at the offering price, less underwriting discounts and commissions, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. The underwriters are not entitled to net cash settlement and the over-allotment option (and the underlying securities) may only be settled by delivery of the units (and underlying securities) and not cash.

Receipt of Funds from Trust Account

A shareholder will be entitled to receive funds from the trust account only in the event of (i) of our liquidation if we fail to complete an acquisition transaction within the allotted time, (ii) fail to commence or complete a post-acquisition tender offer within the allotted time, or (iii) if the public shareholder seeks to have us redeem his, her, or its shares for cash in connection with our acquisition transaction that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

Upon the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. If we do not complete an initial acquisition transaction and we dissolve and the trust account is liquidated and distributed to our public shareholders as described herein, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of (i) amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in this offering, as described in more detail below, (ii) interest earned on the trust account that may be released to us to pay any taxes we incur, and (iii) interest earned by the trust account that may be released to us from time to time to fund our working capital and general corporate requirements.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering, we will have 12,500,000 ordinary shares outstanding, assuming that the underwriters’ over-allotment option has not been exercised (or 14,375,000 ordinary shares if the over-allotment option is exercised in full).

Of these shares, the 10,000,000 shares sold in this offering (or 11,500,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 ordinary shares (or 2,875,000 if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, (i) 5,066,666 placement warrants and their underlying ordinary shares are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, which we refer to as Form 10 information, after the consummation of our initial acquisition transaction. Any securities not able to be sold prior to an acquisition transaction will bear a restrictive legend to that effect.

In addition, except in limited circumstances, the founders’ shares will not be transferable until six or 12 months following the consummation of our initial acquisition transaction, as the case may be, and the placement warrants will not be sold or transferred by them until after we have completed an acquisition transaction or post-acquisition tender offer. These provisions are contained in contracts between us and each of the founders.

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters, or its designees, for an aggregate of $100, an option to purchase 700,000 units (an amount that is equal to 7% of the total number of units sold in this offering), each unit comprised of one ordinary share and one warrant to purchase one ordinary share. The underwriters’ unit purchase option will be exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______],2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved, at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us.

For more information about these exceptions, see the section entitled “Principal Shareholders.”

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities. However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank check” or “shell” company, both before and after an initial acquisition transaction, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 6-K reports; and
•	has filed Form 10 information with the SEC reflecting that it is no longer a “blank check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 shares if the underwriters’ exercise their over-allotment option in full); or
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

The holders of the founders’ shares, as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the founders’ shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction or complete a post-acquisition tender offer, as the case may be. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction or post-acquisition tender offer. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units (and ordinary shares and warrants once they become separable) listed on the NASDAQ Capital Market under the symbols [•  ], [•  ] and [•  ]. We anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on the NASDAQ Capital Market. There is no assurance that our units, ordinary shares or warrants will be approved for listing on the NASDAQ Capital Market or that, if approved, they will continue to be listed on the NASDAQ Capital Market in the future.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the BVI Business Companies Act. The BVI Business Companies Act contains many English law principles but does not follow recent English law statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the BVI Business Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

There have been few, if any, court cases interpreting the BVI Business Companies Act in the British Virgin Islands, and we cannot predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BVI Business Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our board may designate such time and place.	• Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:

   —

Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

     —

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

— A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Articles of Association.	— Written notice shall be given not less than 10 nor more than 60 days before the meeting.
— Notice of not less than 7 days before the meeting
Shareholders’ Voting Rights

•

Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the articles of association. Our Articles of Association provide for such consent in writing.

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.
• Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.	• Any person authorized to vote may authorize another person or persons to act for him by proxy.

British Virgin Islands	Delaware
• Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is two of our shareholders representing at least 1/3 of our issued shares.

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

• The Amended and Restated Memorandum and Articles of Association may provide for cumulative voting in the election of directors. Our Articles of Association do not provide for cumulative voting.	• The certificate of incorporation may provide for cumulative voting.
• Changes in the rights of shareholders as set forth in the amended and restated memorandum and articles of association require approval of at least 75% of the shareholders
Directors
• Board must consist of at least one member. Our Articles of Association provide that there shall be no less than two directors.	• Board must consist of at least one member.
• Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association do not provide for a maximum number.

•

Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

•

If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association. Our Articles of Association permit our board to appoint additional directors.

Fiduciary Duties
• In summary, directors and officers owe the following fiduciary duties:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.
— Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
— Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

British Virgin Islands	Delaware
— Directors should not improperly fetter the exercise of future discretion;
— Duty to exercise powers fairly as between different groups of shareholders;
— Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and
— Duty to exercise independent judgment.
• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
— the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
— the general knowledge, skill and experience that that director has.

•

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Supreme Court where the following circumstances apply:

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

— Those who control the company have refused a request by the shareholders to move the company to bring the action;	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

British Virgin Islands	Delaware

   —

Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

• Such action shall not be dismissed or compromised without the approval of the Chancery Court.
— a company is acting or proposing to act illegally or beyond the scope of its authority;

•

Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

— the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or
— the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

•

Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

Material Differences in British Virgin Islands and Delaware Law

We believe that the material differences between British Virgin Islands and Delaware corporate law are as follows:

•	Shareholder Notice. Delaware law requires written notice of shareholders meetings of between 10 and 60 days. British Virgin Islands law permits a company’s articles to have 7 days’ notice. Our Amended and Restated Memorandum and Articles of Association provide that we must give shareholders 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of shareholders meetings, which is equivalent to what is required by Delaware law.
•	Quorum. Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas British Virgin Islands law enables a company’s articles to designate the minimum quorum. Our Amended and Restated Memorandum and Articles of Association provide that a quorum consists of two persons at least holding or representing by proxy one-third of the issued shares of the class, which is consistent with Delaware law.
•	Shareholder Derivative Suits. Delaware generally allows shareholders to commence derivative actions in their own name. Under British Virgin Islands law, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Supreme Court. Accordingly, British Virgin Islands law is more restrictive that Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution, meaning a majority vote of our shareholders attending and voting at the meeting:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our Amended and Restated Memorandum and Articles of Association, subject nevertheless to the provisions of Section 13 of the Companies Act; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, meaning a resolution passed by 66 and 2/3 of those shareholders attending and voting at the meeting, reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Differences in Corporate Law

The BVI Business Companies Act, which Act’s predecessor, the International Business Companies Act (now repealed and which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the BVI Business Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

British Virgin Islands law provides for mergers as that expression is understood under U.S. corporate law. The procedure for a merger between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent, but need not be) is set out in the BVI Business Companies Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed at the Registry. Provided that the company is in “good standing,” that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, and assuming that the board and shareholder approval is forthcoming it should be possible to effect the merger within five to ten business days. The Registrar will take a similar amount of time to issue the Certificate of Merger which should be dated as of the date on which the articles of merger are filed with the Registry.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger; (c) assets of every description, including chooses in action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because an acquisition transaction can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition of an operating business. However, in the event that an acquisition transaction was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the High Court of the British Virgin Islands.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of U.S. corporations or under a British Virgin Islands merger, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The BVI Business Companies Act has introduced a series of remedies available to shareholders. Where a company incorporated under the BVI Business Companies Act conducts some activity which breaches the BVI Business Companies Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the BVI Business Companies Act — where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, such shareholder may now apply to the court for an order on such conduct. Any member of a company may apply to British Virgin Islands court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Business Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Business Companies Act; and (e) an arrangement, if permitted by the British Virgin Islands court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for British Virgin Islands business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Shareholder Action; Extraordinary General Meeting of Shareholders

Our Amended and Restated Memorandum and Articles of Association further provide that extraordinary general meetings of our shareholders may be only called by (i) our Chairman, (ii) any two directors, (iii) any director and our Secretary, (iv) our board of directors, or (v) by our board of directors on the requisition of holders of at least 10% of our ordinary shares. Our Amended and Restated Memorandum and Articles of Association provide that our shareholders may take action by written resolution signed by all of the shareholders who at the date of the written resolution would be entitled to attend the meeting and vote on the action.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Memorandum and Articles of Association does not provide for the ability of shareholders to bring business before an annual meeting or a non-requisitioned extraordinary general meeting.

Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations That May Not be Afforded to Our Shareholders

The rights of our shareholders are primarily governed by British Virgin Islands law, the provisions of our amended and restated memorandum and articles of association and U.S. federal securities laws, however, there are no specific proxy laws, rules or regulations under British Virgin Islands law. Set forth below is a summary of material substantive and procedural protections afforded by the U.S. federal securities laws with respect to proxy solicitations which we are not required to comply with. A proxy solicitation conducted in accordance with U.S. federal securities laws generally requires the preparation of a proxy statement and other proxy solicitation materials in conformity with the requirements of section 14 of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder. The U.S. proxy rules prescribe the form and content of a company’s proxy solicitation materials, requiring disclosure of:

•	substantial interests of directors and executive officers in matters to be acted upon;
•	the security ownership of officers, directors and greater than 5% beneficial shareholders;
•	information concerning the backgrounds and compensation of directors and executive officers;
•	corporate governance matters, such as director independence and related party transactions, meeting attendance and the policies and procedures of compensation, nominating and audit committees;
•	financial information and financial statements; and
•	with respect to any merger, consolidation, acquisition or similar transaction: (i) information regarding the transaction, such as its mechanics and effects on the constituent corporations, a chronological description of the facts and circumstances leading up to the proposed transaction and execution of the definitive agreement, the reasons the board of directors deems the transaction in the best interests of the company and its shareholders, the consideration offered, material differences in the rights of shareholders as a result of a transaction and U.S. federal income tax consequences, (ii) a description of the business of the target company, (iii) reports, opinions or appraisals related to the transaction, and (iv) financial information related to the target company.

As a foreign private issuer, we are exempt from sections 14(a), (b), (c) and (f) of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder, and instead must prepare our proxy statement and other proxy solicitation materials in accordance with British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and any relevant provisions of our amended and restated memorandum and articles of association, which only require that our proxy statement relating to the extended period and/or our initial acquisition transaction set forth the process by which public shareholders may redeem their shares for cash if the acquisition transaction is approved and completed. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

Filing Requirements

Unless the subject of an annual or special meeting relates solely to certain routine matters (e.g., the election of directors or approval or ratification of accountants), a proxy solicitation conducted in conformity with the requirements of U.S. proxy rules requires the preparation of a preliminary proxy statement and other proxy solicitation materials and the filing of such materials with the SEC for review at least 10 days in advance of their being delivered to a company’s shareholders. As a foreign private issuer, we are exempt from the U.S. proxy rules requiring the filing of a preliminary proxy statement with the SEC for review, and, as required, will only file such materials with the SEC after delivering them to our shareholders. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC.

Limitation on Liability and Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

Our Amended and Restated Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer or director for any liability incurred by him or her in his or her capacity as officer or director or in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty, or breach of trust in which the officer or director may be guilty in relation to us, regardless of whether British Virgin Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion pursuant to the Proceeds of Criminal Conduct Law Act, 1997.

TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, callable Series A Shares, callable Series B Shares, redeemable warrants, and ordinary shares, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. For purposes of this summary, the callable Series A Shares, the callable Series B Shares or the ordinary shares are sometimes referred to as “shares.” This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

Under the law of the British Virgin Islands as currently in effect, a holder of our shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our shares, and all holders of our securities are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of such securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Act. In addition, securities of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands, although a Tax Information Exchange Agreement is in force.

U.S. Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying callable Series A Share and redeemable warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of callable Series A Shares and redeemable warrants should also apply to holders of units (as the deemed owners of the callable Series A Shares and redeemable warrants underlying the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5% or more of our public shares (including persons that elect to convert our callable Series A Shares into Series C Shares);
•	persons that acquired our securities pursuant to the exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND

DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one callable Series A Share and one redeemable warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the callable Series A Share and the redeemable warrant that comprise the unit based on the relative fair market values of each at the time of issuance. The price allocated to each callable Series A Share and the redeemable warrant generally will be the holder’s tax basis in such share or redeemable warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the callable Series A Share and the redeemable warrant that comprise the unit is different from our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our callable Series A Shares or callable Series B Shares, as the case may be, are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that a holder’s entitlement to receive payments upon the exercise of the holder’s redemption right upon our liquidation in excess of the holder’s tax basis in its callable Series A Shares or callable Series B Shares, as the case may be, will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the callable Series A Share and the redeemable warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Cash Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our shares. A cash distribution on our shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such shares and will be treated as described under “— Taxation on the Disposition of Securities” below.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, dividends on our shares may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) provided that (1) such shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for such shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such shares redeemed by us. Under published IRS authority, our shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market. Although we have applied to list our ordinary shares on the NASDAQ Capital Market, we cannot guarantee that our application will be approved, or, if approved, that our ordinary shares will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions with Respect to Redeemable Warrants

The terms of each redeemable warrant provide for an adjustment to the number of ordinary shares for which the redeemable warrant may be exercised in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Shareholders’ Redeemable Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the redeemable warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the redeemable warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our shares, which is taxable to the U.S. Holders of such shares as described under “— Taxation of Cash Distributions,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the redeemable warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a redemption of our callable Series A Shares or callable Series B Shares, as described in “— Taxation on the Redemption of Callable Series A Shares or Callable Series B Shares” below, or a redemption of redeemable warrants, including those underlying units), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities. See “— Exercise or Lapse of Redeemable Warrants” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Callable Series A Shares or Callable Series B Shares

In the event that a U.S. Holder (i) elects to tender its callable Series A Shares or callable Series B Shares to us in connection with a tender offer, (ii) has its callable Series B Shares automatically converted into a right to receive a pro rata portion of the trust account in the case of an automatic trust liquidation triggered by the failure to commence or complete a post-acquisition tender offer within the allotted time, or (iii) elects to sell its callable Series A Shares (including callable Series A Shares underlying units) to us if we use a portion of the trust account to purchase units or callable Series A Shares in open market transactions, the amount received on any such transfer or deemed transfer of shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our callable Series A Shares or callable Series B Shares, as the case may be, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Cash Distributions,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption), and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the U.S. federal income tax consequences to it of any redemption of its callable Series A Shares or callable Series B Shares.

Exercise or Lapse of Redeemable Warrants

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of redeemable warrants for cash. Ordinary shares acquired pursuant to the exercise of redeemable warrants for cash will have a tax basis equal to the U.S. Holder’s tax basis in the redeemable warrants, increased by the amount paid to exercise the redeemable warrants. The holding period of such ordinary shares should begin on the day after the date of exercise of the redeemable warrants. If redeemable warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the redeemable warrants.

The tax consequences of a cashless exercise of redeemable warrants are not clear under current tax law. A cashless exercise may be tax-free, either because it is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the transaction is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would equal the U.S. Holder’s basis in the redeemable warrants. If the cashless exercise were treated as not being a realization event, the U.S. Holder’s holding period in the ordinary shares could be treated as commencing on the date following the date of exercise of the redeemable warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the redeemable warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of redeemable warrants with a fair market value equal to the exercise price for the number of redeemable warrants deemed exercised. For this purpose, the number of redeemable warrants deemed exercised would be equal to the number of ordinary shares issued pursuant to the cashless exercise of the redeemable warrants. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the redeemable warrants deemed surrendered to pay the exercise price and the

U.S. Holder’s tax basis in such redeemable warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the redeemable warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the redeemable warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the redeemable warrants deemed exercised, and a U.S. Holder’s holding period for the ordinary shares should commence on the date following the date of exercise of the redeemable warrants. There also may be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of redeemable warrants it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of redeemable warrants.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in an acquisition transaction, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. We also do not plan to make annual determinations or otherwise notify U.S. Holders of our PFIC status. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our shares or redeemable warrants and, in the case of our shares, the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its shares or redeemable warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares or redeemable warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its redeemable warrants. As a result, if a U.S. Holder sells or otherwise disposes of a redeemable warrant (other than upon exercise of the redeemable warrant), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the redeemable warrants. If a U.S. Holder that exercises such redeemable warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the redeemable warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon the exercise of the redeemable warrants by the gain recognized and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our shares and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held shares or redeemable warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our shares however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, with respect to such shares and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its shares at the end of its taxable year over the adjusted tax basis in its shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to redeemable warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our ordinary shares on the NASDAQ Capital Market, we cannot guarantee that our application will be approved, or, if approved, that our ordinary shares will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder should be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC, and we do not plan to make annual determinations or otherwise notify U.S. Holders of the PFIC status of any such lower-tier PFIC. There is also no assurance that we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

Under recently enacted legislation, a U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally will have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our shares and redeemable warrants should consult their own tax advisors concerning the application of the PFIC rules to our shares and redeemable warrants under their particular circumstances.

Conversions and Consolidations

As described in the section of this prospectus captioned “Description of Securities — Ordinary Shares,” above, the callable Series A Shares will be automatically consolidated into ordinary shares upon the consummation of our initial acquisition transaction, unless we grant our public shareholders their redemption rights by means of a post-acquisition tender offer. In connection with a post-acquisition tender offer, each callable Series A Share outstanding immediately following the consummation of the initial acquisition transaction will be automatically converted into a callable Series B Share. Such callable Series B Shares will be automatically consolidated into one class of ordinary shares upon consummation of such post-acquisition tender offer.

Subject to the PFIC rules, a U.S. Holder should not recognize gain or loss on such a conversion or consolidation. A U.S. Holder’s adjusted tax basis in the callable Series B Shares or ordinary shares, as the case may be, that such holder received upon such a conversion or consolidation should be equal to the holder’s adjusted tax basis in the callable Series A Shares or callable Series B Shares, as the case may be, that such holder surrendered. In addition, a U.S. Holder’s holding period in the callable Series B Shares or ordinary shares, as the case may be, that such holder received upon such a conversion or consolidation should include such holder’s holding period in the callable Series A Shares or callable Series B Shares, as the case may be, that such holder surrendered.

If a U.S. Holder of our shares is treated as owning shares in a PFIC such that the special tax and interest charge rules as described above under “— Passive Foreign Investment Company Rules” apply to the shares, and the shares received on a conversion or consolidation are determined not to be interests in a PFIC subject to such rules, such holder may recognize gain equal to the difference between the fair market value of the shares received and the holder’s adjusted tax basis in the shares surrendered, and if any such gain is recognized, then such gain may be subject to the special tax and interest charge rules described above. In such a case, a U.S. Holder’s adjusted tax basis in such shares received should be equal to their fair market value, and such holder should have a new holding period in such shares for purposes of the PFIC rules. If the U.S. Holder made a QEF election with respect to the shares surrendered, such election should continue to apply to the shares received upon a conversion or consolidation.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its securities generally will not be subject to U.S. federal income tax, unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of redeemable warrants, or the lapse of redeemable warrants held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of redeemable warrants by a U.S. Holder, as described under “U.S. Holders  — Exercise or Lapse of Redeemable Warrants,” above. The U.S. federal income tax treatment of the automatic conversion of the callable Series A Shares into callable Series B Shares in connection with a post-acquisition tender offer or the automatic consolidation of the callable Series A Shares into ordinary shares or callable Series B Shares into ordinary shares, as the case may be, to a Non-U.S. Holder generally should correspond to the U.S. federal income tax treatment of such a conversion or consolidation to a U.S. Holder, as described under “U.S. Holders — Conversions and Consolidations,” except that Non-U.S. Holders are not subject to the PFIC rules.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose to the IRS certain information about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder (other than an exempt recipient), in each case who

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Chardan Capital Markets, LLC is acting as lead managing underwriter, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Chardan Capital Markets, LLC	[__]

10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver the prospectus via email, both as a PDF document and by a link to websites hosted by the underwriters, and the prospectus may also be made available on websites maintained by selected dealers and underwriting selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and underwriting selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and underwriting selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the underwriters that they propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[___] per unit and the dealers may reallow a concession not in excess of $[  ] per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and redeemable warrants issuable upon exercise of the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date that the registration statement (of which this prospectus forms a part) becomes effective, to purchase from us at the offering price, less underwriting discounts and commissions, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. The underwriters are not entitled to net cash settlement and the over-allotment option (and the underlying securities) may only be settled by delivery of the units (and underlying securities) and not cash.

Commissions and Discounts

The following table shows the public offering price, underwriting discounts and commissions to be paid by us to the underwriters and the proceeds, before expenses, to us. This table assumes the underwriters do not exercise their over-allotment option.

	Per Unit	Total Proceeds
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)(2)(3)	$0.50	$5,000,000
Total(4)	$9.50	$95,000,000

1)	Includes deferred underwriting discounts and commissions equal to 2% of the gross proceeds, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account held at J.P. Morgan maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.
2)	No discount or commissions are payable with respect to the placement warrants purchased in the private placement.
3)	Does not include our reimbursement of approximately $[__] for the costs of background checks of our directors and executive officers.
4)	The underwriters have an option to purchase up to an additional 1,500,000 units of the company at the public offering price, less underwriting discounts and commissions, within 45 days after the date of effectiveness of the registration statement (of which this prospectus forms a part) to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $115,000,000, $5,750,000 and $109,250,000, respectively.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 700,000 units comprised of 700,000 ordinary shares and warrants to purchase 700,000 ordinary shares. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us. This option is exercisable for cash at $12.00 per unit from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______],2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved.

The option and the 700,000 units, the 700,000 ordinary shares and the 700,000 warrants underlying such units, and the 700,000 ordinary shares underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). Chardan Capital Markets, LLC will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and/or number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Warrant Solicitation Fee

We have engaged Chardan Capital Markets, LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5.0% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash or, if a warrant is exercised by cashless exercise, 0.050 ordinary shares for each share issued, in either case only if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	The market price of the underlying ordinary shares is lower than the exercise price;
•	The holder of the warrants has not confirmed in writing that an underwriter solicited the exercise;
•	The warrants are held in a discretionary account;
•	The warrants are exercised in an unsolicited transaction; or
•	The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Right of Participation

We have granted to Chardan Capital Markets, LLC a right of first refusal upon the successful completion of this offering for a period of 36 months from the closing of this offering. If Chardan Capital Markets, LLC is entitled to exercise this right of first refusal, then we shall designate Chardan Capital Markets, LLC as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing completed within such 36 month period, and Chardan Capital Markets, LLC would be entitled to receive as its compensation not less than 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s units and may purchase the issuer’s units on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional units in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of the units may be higher than the price that might otherwise exist in the open market.

Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our stock or preventing or retarding a decline in the market price of our stock. As a result, the price of our stock may be higher than the price that might otherwise exist in the open market.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Pursuant to the underwriting agreement, we have agreed that, for a period of no less than 36 months following the date of this prospectus, we shall give notice and right of first refusal to Chardan Capital Markets, LLC with respect to any proposed securities issuances, securities placements, acquisitions, mergers, reorganizations, or other similar transactions, to act as lead underwriter or co-manager for any and all future public and private securities offerings during such 36 month period. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriters. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Foreign Regulatory Restrictions on Purchase of the Ordinary Shares

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the ordinary shares to certain institutions or accredited persons in the following countries:

Notices to Non-U.S. Investors

Australia.  If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates.  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC. The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the

DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC. The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai.  The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC. The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC. The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel.  The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan.  The investors/subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia.  NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA. THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Kingdom.  The content of this prospectus has not been issued or approved by an authorized person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

European Economic Area.  In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Forbes Hare. Loeb & Loeb, LLP, New York, New York. In connection with this offering, [________] acted as counsel to the underwriters.

EXPERTS

The financial statements of CIS Acquisition Ltd. (a development stage company) as of February 17, 2012 and for the period from November 28, 2011 (inception) through February 17, 2012, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CIS Acquisition Ltd. (a development stage company) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Documents concerning us which are referred to in this prospectus, and our annual accounts, auditors’ reports and other information referred to in our SEC filings may be inspected at c/o Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154.

CIS Acquisition Ltd.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
CIS Acquisition Ltd.

We have audited the accompanying balance sheet of CIS Acquisition Ltd.(a development stage company) (the “Company”) as of February 17, 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 28, 2011 (inception) through February 17, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Acquisition Ltd. (a development stage company), as of February 17, 2012, and the results of its operations and its cash flows for the period from November 28, 2011 (inception) through February 17, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of February 17, 2012 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
March 19, 2012

CIS Acquisition Ltd.
(A Development Stage Company)

Balance Sheet
As of February 17, 2012

ASSETS:
Current Assets – Cash and Cash Equivalents	$26,000
Deferred offering costs	200,000
Total assets	$226,000
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accrued expenses	$25,000
Note payable to an affiliate	180,155
Total current liabilities	205,155
Shareholders’ equity:
Ordinary shares, par value $0.0001 per share; 150,000,000 shares authorized; 2,875,000 shares issued and outstanding(1)	287
Additional paid in capital	24,713
Deficit accumulated during the development stage	(4,155)
Total shareholders’ equity	20,845
Total liabilities and shareholders’ equity	$226,000

(1)	Includes an aggregate of 375,000 shares held by the founders that are subject to redemption for no consideration to the extent the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

CIS Acquisition Ltd.

(A Development Stage Company)

Statement of Operations
For the period from November 28, 2011
(date of inception) through February 17, 2012

Formation expenses	$4,155
Loss from operations	(4,155)
Other interest income (expenses):
Interest income (expenses)
Net loss	$(4,155)
Weighted average number of ordinary shares outstanding, basic and diluted(1)	2,500,000
Net loss per ordinary share, basic and diluted	$0.00

(1)	Excludes an aggregate of 375,000 shares held by the founders subject to redemption for no consideration to the extent the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

CIS Acquisition Ltd.
(A Development Stage Company)

Statement of Changes in Shareholders’ Equity
For the Period from November 28, 2011
(date of inception) through February 17, 2012

	Ordinary Shares(1)		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Balance at November 28, 2011 (date of inception)	—	$—	$—	$—	$—
Sale of ordinary shares on November 28, 2011 at $0.0001 per share	$100	—	—	—	—
Sale of ordinary shares on February 13, 2012, at approximately $0.0087 per share	2,874,900	287	24,713	—	25,000
Net loss	—	—	—	(4,155)	(4,155)
Balance at February 17, 2012	$2,875,000	$287	$24,713	$(4,155)	$20,845

(1)	Includes an aggregate of 375,000 shares held by the founders that are subject to redemption for no consideration to the extent the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

CIS Acquisition Ltd.
(A Development Stage Company)

Statement of Cash Flows
For the Period from November 28, 2011
(date of inception) through February 17, 2012

Cash Flows from Operating Activities:
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss	$(4,155)
Change in operating assets and liabilities:
Accrued expenses	—
Net cash used in operating activities	$(4,155)
Cash Flows From Financing Activities:
Payment of deferred offering costs	(175,000)
Proceeds from issuance of ordinary shares	25,000
Proceeds from note payable to an affiliate	180,155
Net cash provided by financing activities	30,155
Increase in cash and cash equivalents	26,000
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$26,000
Supplemental Disclosure of Non-cash Financing Activities:
Accrued expenses for offering costs	$25,000

The accompanying notes are an integral part of these financial statements.

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

1. Organization and Going Concern

CIS Acquisition Ltd. (a corporation in the development stage) (the “Company”) is a newly formed company established under the laws of the British Virgin Islands as an innovated public acquisition company (“IPAC”) on November 28, 2011. An IPAC is a blank check company that permits the Company to return funds from the trust account to redeeming shareholders after a Business Transaction (as defined below) is completed. The Company was formed to acquire, through a merger, stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (“Business Transaction”). The Company has neither engaged in any operations nor generated any income to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to risks associated with activities of development stage companies. Although the Company is not limited to a particular geographic region or industry, it intends to focus on operating businesses with primary operations in Russia and Eastern Europe.

At February 17, 2012, the Company had cash in the bank of $26,000, a working capital deficit of $179,155 and has limited financial resources. Until such time as the Company may complete the Business Transaction, it remains dependent on loans from its initial stockholder and officers as well as favorable credit terms from vendors providing services in connection with the Business Transaction. The Company has incurred and expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 2. There is no assurance that the Company’s plan to raise capital or consummate a Business Transaction will be successful or successful within the required time periods. The Financial Statements do not include any adjustment that might result from this uncertainty.

The Company has selected December 31 as its fiscal year end.

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

2. Proposed Offering and Business Operations

The Company will offer for sale up to 10,000,000 Units at $10.00 per unit (“Units”) (the “Proposed Offering”). Each Unit will consist of one callable Series A share, $0.0001 par value, and one redeemable warrant (“Warrant”) to purchase one ordinary share of the Company. Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $10.00 commencing on the later of (a) one year from the date of the registration statement related to the Proposed Offering (the “Effective Date”) and (b) the consolidation of each series of the Company’s ordinary shares into one class of ordinary shares, and will expire on the earlier of five years from the Effective Date or the date of the Company’s dissolution and liquidation of the trust account, unless such Warrants are earlier redeemed.

The Warrants may be redeemed by the Company at a price of $0.01 per Warrant in whole but not in part upon 30 days prior written notice after the Warrants become exercisable, only in the event that the last sale price of our common stock is at least $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In the event that there is no effective registration statement or prospectus covering the ordinary shares issuable upon exercise of the Warrants, holders of Warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value.

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

2. Proposed Offering and Business Operations  – (continued)

The “fair market value” means the average reported last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the Warrant notice is sent to the warrant agent. The Company would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.

The callable Series A Shares and Warrants will begin separate trading on the earlier of the 90th day after the Effective Date or the announcement by the underwriters of the decision to allow earlier trading, subject to the filing by the Company of a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited Balance Sheet reflecting the receipt of the proceeds from the Proposed Offering. The callable Series A Shares will continue to trade until the Business Transaction has completed, at which time they will either: (i) automatically be consolidated with all ordinary shares into one series, if redemption rights were granted prior to, or concurrently with, the completion of the Business Transaction; or (ii) automatically separate from the units and convert to callable Series B Shares, if the Business Transaction is completed prior to a post-acquisition tender offer. After the post-acquisition tender offer, the callable Series B Shares will be consolidated with other outstanding ordinary shares. Upon consummation of the Proposed Offering, the ordinary shares purchased by the founders will be exchanged for Series C Shares (Note 6). Such shares will not be redeemable, will be placed in escrow and will not be released until 2 years after the Effective Date.

The Company has agreed to sell to Chardan Capital Markets, LLC (the “Underwriter”), for an aggregate of $100, an option to purchase 700,000 units comprised of 700,000 ordinary shares and warrants to purchase 700,000 ordinary shares. The Underwriter’s unit purchase option will be exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of the Company’s ordinary shares into one class of ordinary shares, or (ii) six months from the Effective Date, and expiring on the earlier of five years from the Effective Date and the day immediately prior to the day on which the Company has been dissolved. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $2,524,035 (or $3.61 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45%, (2) risk-free interest rate of 0.88% and (3) expected life of five years. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The founders and certain of their designees have committed to purchase 5,066,666 warrants (the “Placement Warrants”) at a price of $0.75 per warrant for an aggregate purchase price of $3,800,000 in a private placement that will occur immediately prior to the closing of the Proposed Offering. The proceeds from the sale of the Placement Warrants will be held in the trust account pending completion of the Business Transaction. The Placement Warrants will be identical to the Warrants, except that the Placement Warrants are (i) subject to certain transfer restrictions described below, (ii) cannot be redeemed by the Company, and (iii) may be exercised during the applicable exercise period, on a for cash or cashless basis, at any time after the consolidation of each series of the Company’s ordinary shares into one class of ordinary shares after consummation of a Business Transaction, post-acquisition tender offer, as the case may be, even if there is not an effective registration statement relating to the shares underlying the Placement Warrants, so long as such warrants are held by the founders, their designees, or their affiliates. Notwithstanding the foregoing, if the Placement Warrants are held by holders other than the founders or their permitted transferees, the Placement Warrants will only be exercisable by the holders on the same basis as the Warrants included in the units being sold in the Proposed Offering.

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

2. Proposed Offering and Business Operations  – (continued)

The founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their placement warrants until the consummation of the Business Transaction or the completion of a post-acquisition tender offer, as the case may be. Prior to the consummation of the Business Transaction or the completion of a post-acquisition tender offer, as the case may be, the Placement Warrants may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that as relates to the Placement Warrants, any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the insider letter agreement executed by the transferring holder.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Transaction. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Transaction. An amount equal to 100% (or approximately 99.6% if the underwriters’ over-allotment option is exercised in full) of the gross proceeds of the Proposed Offering, will be held in a trust account (“Trust Account maintained by Continental Stock Transfer & Trust Co acting as Trustee.

If the Company no longer has foreign private issuer status and is therefore no longer subject to the foreign private issuer rules, and if the Company does not conduct redemptions pursuant to the tender offer rules and instead seek shareholder approval of the Business Transaction, there can be released to the Company from the Trust Account amounts necessary to purchase up to 15% of the units or the underlying callable Series A Shares sold in the Proposed Offering (1,500,000 units or callable Series A Shares, or 1,725,000 units or callable Series A Shares if the over-allotment option is exercised in full) commencing two business days after the filing of a preliminary proxy statement for the Business Transaction and ending on the business day immediately preceding the record date for the vote to approve the Business Transaction. Purchases will be made only in open market transactions at times when the Company is not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18. If the conditions of Rule 10b-18 are not satisfied, the Company will not make these purchases. Any purchases the Company makes will be at prices (inclusive of commissions) not to exceed the pro rata portion of the trust account (initially approximately $10.00 per unit, or approximately $9.96 per unit in the event the over-allotment option is exercised in full). All units or the underlying callable Series A Shares purchased by us will be immediately cancelled.

The Company is not required to obtain shareholder approval for the Business Transaction, unless the nature of the acquisition would require such approval under applicable British Virgin Islands law. Public shareholders will be entitled to redeem or will have their shares automatically redeemed for cash equal to the pro rata portion of the trust account in connection with the Business Transaction, regardless of how it is structured. The manner in which public shareholders may redeem their shares or will have their shares automatically redeemed will depend on one of the following structures of the transaction:

The Business Transaction must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such transaction.

Pre-acquisition tender offer:  Prior to the consummation of a Business Transaction, a tender offer would be initiated for all outstanding callable Series A Shares at a price equal to a pro rata share of the trust

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

2. Proposed Offering and Business Operations  – (continued)

account. Public shareholders will be entitled to tender all or a portion of their callable Series A Shares. However the Company’s founders would not be eligible to tender any shares they own in such tender offer.

Post-acquisition tender offer:  A Report of Foreign Private Issuer would be filed on Form 6-K with the SEC disclosing that the Company has entered into a definitive acquisition transaction agreement and intends to consummate the Business Transaction without shareholder vote or a pre-acquisition tender offer. After filing, the Business Transaction will be completed upon satisfaction of all closing conditions and, within 30 days of the closing, the Company will commence a tender offer for all outstanding callable Series B Shares. Public shareholders will be entitled to tender all or a portion of their callable Series B Shares. Prior to the consummation of the Business Transaction, the Company shall seek to have certain Series A shareholders (accredited investors who own 5% or more of shares) elect to convert all of their callable Series A Shares into Series C Shares on a one-for-one basis, with any remaining callable Series A Shares automatically converting to callable Series B Shares immediately following consummation of the Business Transaction. The Series C Shares are not eligible to participate in any post-acquisition tender offer. In case of failure to commence the issuer tender offer within 30 days of consummation of the Business Transaction, or failure to complete the issuer tender offer within 6 months, then within 5 business days thereafter, the Company will automatically liquidate the trust account and release a pro rata portion of the trust account to public shareholders of Series B Shares.

If the Company is no longer an FPI and shareholder approval of the transaction is required by British Virgin Islands law or the NASDAQ Capital Market or the Company decides to obtain shareholder approval for business reasons, the Company will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

The Company will consummate a Business Transaction only if holders of no more than 92.5% of the shares sold in the Proposed Offering exercise their redemption rights. However, if the Company purchases up to 15% of the units or the underlying callable Series A Shares sold in the Proposed Offering pursuant to Rule 10b-18, the 92.5% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in the Trust Account are released to the Company upon closing of the Business Transaction.

The Company will have a period of 18 months to complete the Business Transaction. If the Company has an executed letter of intent, agreement in principal or definitive agreement with respect to a Business Transaction within 18 months following the consummation of the Proposed Offering, the time period will be automatically extended to 21 months following the consummation of the Proposed Offering if an initial filing with the SEC of a tender offer, proxy, or registration statement is made, but the Business Transaction is not completed, within 18 months following the consummation of the Proposed Offering.

If the Company is unable to complete a Business Transaction within the allotted time, the Company will automatically dissolve and as promptly as practicable liquidate the trust account and release only to public shareholders a pro rata share of the trust account, plus any remaining net assets. If the Company elects to effect a post-acquisition tender offer and complete a Business Transaction prior to such time period, but have not completed a post-acquisition tender offer within the stated period, the Company will not be required to liquidate and wind up affairs; however, the release of the funds in the case of a post-acquisition tender offer will be conditioned upon completion of such tender offer. The founders have agreed to waive the right to

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

2. Proposed Offering and Business Operations  – (continued)

participate in any distribution from the trust account, but not with respect to any units or callable Series A Shares they acquire in the Proposed Offering or in the aftermarket.

Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. If the Company is unable to complete a Business Transaction and is forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify the Company for all claims of contracted parties, to the extent the Company fails to obtain valid and enforceable waivers from such parties. Under these circumstances, the Company’s board of directors would have a fiduciary obligation to the Company’s shareholders to bring a claim against our founders to enforce their indemnification obligations. The Company has questioned our founders on their financial net worth and reviewed their financial information and believes they will be able to satisfy any indemnification obligations that may arise, although there can be no assurance of this. Our founders are under no obligation to us to preserve their assets or provide the Company with information regarding changes in their ability to satisfy these obligations.

3. Summary of Significant Accounting Policies

CASH AND CASH EQUIVALENTS

The Company considers all short-term investments with a maturity date of three months or less when purchased to be cash equivalents.

Loss per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Loss per ordinary share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Weighted average shares was reduced for the effect of 375,000 shares subject to forfeiture. At February 17, 2012, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs of $200,000 consist principally of legal, accounting, printer and underwriter costs incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income tax

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

3. Summary of Significant Accounting Policies  – (continued)

taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. FASB ASC 740 also establishes recognition requirements for the accounting for uncertainty in income taxes. The Company has identified the British Virgin Islands as its only major tax jurisdiction. There were no unrecognized tax benefits as of February 17, 2012. Since the Company was incorporated on November 28, 2011, the evaluation was performed for the upcoming 2011 tax year, which will be the only period subject to examination. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at February 17, 2012. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Subsequent Events

The Company has evaluated subsequent events to determine if events or transactions occurring through [filing date], the date these financial statements were available to be issued, requisite potential adjustment or disclosure in the financial statements and has concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

4. Commitments

The Company will enter into an agreement with the underwriters (“Underwriting Agreement”). The Underwriting Agreement will require the Company to pay an underwriting discount of 3% of the gross proceeds of the Proposed Offering, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), upon the consummation of the Proposed Offering, plus 2% of the gross proceeds of the Proposed Offering, or $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), as an underwriting discount at the closing of the Business Transaction. The Underwriter did not agree to prorate the deferred underwriting discounts and commissions. The Underwriters are entitled to receive the full deferred discounts regardless of the number of shares that are redeemed.

The holders of the founders’ shares, as well as the holders of the Placement Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the Effective Date. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the founders’ shares are to be released from escrow. The holders of a majority of the Placement Warrants (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Transaction or completes a post-acquisition tender offer, as the case may be. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Transaction or post-acquisition tender offer. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

CIS Acquisition Ltd.
(A Development Stage Company)

Notes to Financial Statements
For the period from November 28, 2011 (date of Inception) to February 17, 2012

5. Related Party Transactions

The Company issued a $180,155 unsecured promissory note to Intercarbo AG on February 13, 2012. The note is non-interest bearing and is payable on the earlier of February 13, 2012 or promptly after the consummation of the Proposed Offering. Intercarbo AG is an affiliate of Mr. Taras Vazhnov, a director of the Company.

The Company intends to pay to Intercarbo AG a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the effective date of the Proposed Offering and ending on the earlier of the consummation of a Business Transaction or liquidation. The payments shall begin to accrue immediately after the Proposed Offering and shall be paid at the time of an Business Transaction, or in the event of liquidation, only out of interest earned on the trust account or assets not held in trust, if any.

6. Ordinary Shares

The Company is authorized to issue 150,000,000 ordinary shares with a par value of $0.0001 per share

On November 28, 2011, the Company issued 100 ordinary shares to Kyle Shostak, the Company’s initial shareholder and founder, for a consideration of $0.01. On February 13, 2012, the Company issued 2,804,562 ordinary shares to CIS Acquisition Holding Co. Ltd. and 70,338 ordinary shares to Mr. Shostak for an aggregate consideration of $24,999.99, or approximately $0.0087 per share. Immediately prior to the consummation of the Proposed Offering, the founders will exchange all 2,875,000 ordinary shares for their respective portion of 2,875,000 newly-issued Series C Shares. The Company will redeem up to 375,000 of the founders’ Series C shares for no consideration to the extent the underwriters do not exercise the over-allotment option in full so that the Company’s founders will own 20% of the issued and outstanding shares after the Proposed Offering.

CIS ACQUISITION LTD.

PROSPECTUS

Chardan Capital Markets, LLC

Through and including       , 2012 (the 40th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On November 28, 2011, we issued 100 ordinary shares to Kyle Shostak, our initial shareholder and founder, for a consideration of $0.01. On February 13, 2012, we issued 2,804,562 ordinary shares to CIS Acquisition Holding Co. Ltd. and 70,338 ordinary shares to Mr. Shostak for an aggregate consideration of $24,999.99, or $0.0087 per share. On March 19, 2012, CIS Acquisition Holding Co. Ltd. transferred 5,000 ordinary shares to Levan Vasadze for an aggregate consideration of $50.00, or $.01 per share. Immediately prior to the consummation of this offering, the founders will exchange all 2,875,000 ordinary shares for their respective portion of 2,875,000 newly-issued Series C Shares. We will redeem up to 375,000 of the founders’ shares for no consideration to the extent the underwriters do not exercise the over-allotment option in full. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to our officers and directors or their affiliates, each of whom was involved in our formation. No underwriting discounts or commissions were paid with respect to such securities.

Immediately prior to the consummation of this offering, the founders and their designees will purchase an aggregate of 5,066,666 warrants for an aggregate purchase price of $3,800,000, or $0.75 per warrant. Each warrant entitles its holder to purchase one ordinary share for a price of $10.00, and is exercisable commencing on the later of (i) one (1) year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial acquisition transaction, and ending five years after the date that this registration statement is declared effective by the SEC. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to our officers and directors. No underwriting discounts or commissions were paid with respect to such securities.

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters or its designees, for an aggregate of $100, an option to purchase 700,000 units (an amount which is equal to 7% of the total number of units sold in this offering), for $12.00 per unit, with each unit comprised of one ordinary share and one warrant. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the unit purchase option will not be redeemable by us. The unit purchase option will be exercisable at any time, in whole or in part, from the later of (i) the consolidation of each series of our ordinary shares into one class of ordinary shares after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, or (ii) [_______], 2012 [six months from the date of this prospectus], and expiring on the earlier of [_______],2017 [five years from the date of this prospectus] and the day immediately prior to the day on which we and all of our successors have been dissolved, at a price per unit of $12.00 (120% of the public offering price). The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association
3.2*	Amended and Restated Memorandum of Association
3.3*	Amended and Restated Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Series A Share Certificate
4.3*	Specimen Series B Share Certificate
4.4*	Specimen Series C Share Certificate
4.5*	Specimen Public Warrant Certificate
4.6*	Specimen Placement Warrant Certificate
4.7*	Form of Warrant Agreement
4.8*	Form of Unit Purchase Option
5.1*	Opinion of Forbes Hare, British Virgin Islands counsel to the Registrant
5.2*	Opinion of Loeb & Loeb LLP
10.1*	Form of Letter Agreement by and among the Registrant, Chardan Capital Markets, LLC and the founders
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3*	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Founders
10.4*	Form of Services Agreement between the Registrant and Chardan Capital Markets, LLC
10.5*	Form of Registration Rights Agreement among the Registrant and the Founders
10.6*	Form of Placement Warrant Purchase Agreement between the Registrant and the founders
10.7	Promissory Note, dated February 13, 2012, issued by the Registrant to Intercarbo Holding AG
10.8	Agreement, dated January 10, 2012, among the Registrant, Kyle Shostak and CIS Acquisition Holding Co. Ltd.
14.1*	Code of Ethics
23.1	Consent of Marcum LLP
23.2*	Consent of Forbes Hare, British Virgin Islands counsel to the Registrant (included in Exhibit 5.1)
23.3*	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2)
24	Power of Attorney (included on the signature page of this registration statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Governance and Nominating Committee Charter

*	To be filed by Amendment.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)  The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 19, 2012.

CIS ACQUISITION LTD.
By: /s/ Anatoly Danilitskiy Name: Anatoly Danilitskiy Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anatoly Danilitskiy and Kyle Shostak his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Anatoly Danilitskiy Anatoly Danilitskiy	Chief Executive Officer and Chairman (principal executive officer)	March 19, 2012
/s/ Kyle Shostak Kyle Shostak	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	March 19, 2012
/s/ Taras Vazhnov Taras Vazhnov	Director	March 19, 2012
/s/ Levan Vasadze Levan Vasadze	Director	March 19, 2012

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of CIS Acquisition Ltd., has signed this registration statement or amendment thereto in New York, New York on March 19, 2012.

Authorized U.S. Representative
By /s/ Kyle Shostak Kyle Shostak